UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material Pursuant to § 240.14a-12
COREBRIDGE FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Corebridge Financial

2024 Notice of Annual Meeting and Proxy Statement

To Corebridge Financial, Inc. Stockholders:
We are pleased to hold the 2024 annual meeting of Corebridge Financial, Inc. (“Corebridge”) stockholders. The attached 2024 Proxy Statement contains important information regarding the agenda for the meeting and voting instructions.
2023 was both an important year for Corebridge, and a successful one. In our first full calendar year as a public company, we executed with focus, capitalized on attractive market opportunities and made tremendous progress on our strategic and operational priorities.
Thanks to the energy and hard work of our employees — and with gratitude for the support of our partners and AIG — we grew our business, strengthened our foundation and remain well-positioned to serve our customers for many years and decades to come.
We are so proud of all that Corebridge has accomplished and even more excited about what comes next. With our operating model firmly in place and guided by our purpose, we will continue to partner with financial professionals and institutions to do what we do best — making it possible for more people to take action in their financial lives.
The Board encourages you to read the 2024 Proxy Statement and the accompanying Annual Report. We appreciate your important vote on the matters contained in the 2024 Proxy Statement and welcome you to join the virtual Annual Meeting of Stockholders at www.virtualshareholdermeeting.com/CRBG2024 on Friday, June 21, 2024, at 9:00 a.m. Eastern Time. Thank you for your support of Corebridge.

Peter Zaffino	Kevin Hogan
Chairman of the Board	President and Chief Executive Officer
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Notice of Corebridge Financial, Inc.
2024 Annual Meeting of Stockholders
On behalf of the Corebridge Financial, Inc. (“Corebridge”) Board of Directors, I cordially invite you to attend the Corebridge 2024 Annual Meeting of Stockholders (the “Annual Meeting”).
2024 Annual Meeting Details

Date and Time: June 21, 2024 at 9:00 a.m. Eastern Time (ET)	Location: Live via the internet at www.virtualshareholder meeting.com/CRBG2024
Record Date:
April 23, 2024
If you owned shares of Corebridge common stock at the close of business on the record date, you are entitled to receive this notice and to vote during the meeting or by proxy.

How to Vote
Method	Details	Vote must be received or submitted by:
By Phone	1-800-690-6903	11:59 p.m. ET, June 20, 2024
Online Before the Meeting	www.proxyvote.com	11:59 p.m. ET, June 20, 2024
By Mail	Return your completed proxy card in the prepaid envelope	11:59 p.m. ET, June 20, 2024
Online During the Meeting	Go to www.virtualshareholder meeting.com/CRBG2024	Before the polls close during the Annual Meeting
Proxies
The Corebridge Board of Directors is soliciting proxies to be voted at the Annual Meeting on June 21, 2024, and at any postponed or reconvened meeting. Proxy materials or a Notice of Internet Availability of Proxy Materials were first made available, sent or given to stockholders beginning on or about April 29, 2024.
Items of Business
1.	Elect thirteen directors for a one-year term ending at the 2025 Annual Meeting of Stockholders
2.	Vote to approve the 2023 compensation of Corebridge’s named executive officers on an advisory basis
3.	Vote to ratify the appointment of PricewaterhouseCoopers LLP as Corebridge’s independent registered public accounting firm for 2024
4.	Transact any other business properly presented at the Annual Meeting
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Accessing the 2024 Annual Meeting
To participate in the 2024 Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on any voting instruction form accompanying these proxy materials.
Please carefully review the 2024 Proxy Statement for additional information regarding the matters to be acted on during the Annual Meeting.
By order of the Board of Directors,

Christine Nixon
Executive Vice President, General Counsel and Corporate Secretary
We have adopted a virtual meeting format for the Annual Meeting to provide a convenient opportunity for our stockholders to participate from wherever they are located. We believe that the virtual meeting format affords our stockholders an opportunity for meaningful participation, and we have taken steps so that stockholders will be able to attend, vote and submit questions via the internet.
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held virtually via the internet on June 21, 2024.
The 2024 Proxy Statement and our 2023 Annual Report are available free of charge in the Investors section of our website at www.corebridgefinancial.com.
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Certain Important Terms
Term	Means
AGC	AGC Life Insurance Company, a Missouri insurance company
AIG	AIG, Inc. and its subsidiaries other than the Company, unless the context refers to AIG, Inc. only
AIG Director
A director designated by AIG pursuant to its right under the Separation Agreement to designate a number of directors on each Corebridge Slate until the date on which AIG ceases to beneficially own at least 5% of Corebridge’s common stock

AIG, Inc.	American International Group, Inc., a Delaware corporation and our controlling shareholder
AIG Life	AIG Life Ltd., a UK insurance company, and its subsidiary
AIGM	AIG Markets, Inc., a consolidated subsidiary of AIG
AIRCO	American International Reinsurance Company, Ltd., a consolidated subsidiary of AIG
Annual Meeting	Corebridge Financial, Inc. 2024 Annual Meeting of Stockholders
Argon	Argon Holdco LLC, a wholly-owned subsidiary of Blackstone Inc.
Audited consolidated financial statements
The consolidated balance sheets of the Company at December 31, 2023 and 2022 and the related consolidated statements of income (loss), of comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2023, including the related notes and financial statement schedules

BlackRock	BlackRock Financial Management, Inc.
Blackstone	Blackstone Inc. and its subsidiaries, unless the context refers to Blackstone Inc. only
Blackstone IM	Blackstone ISG-1 Advisors L.L.C.
Blackstone Stockholders’ Agreement
Stockholders’ Agreement, dated November 2, 2021, among Corebridge, AIG and Argon, as amended by the Amendment and Waiver of Consent and Voting Rights, dated March 11, 2024, among Corebridge, AIG, Argon, Blackstone and certain affiliates of Argon and Blackstone

Board	Corebridge Financial, Inc. Board of Directors
By-laws	Corebridge Financial, Inc. Second Amended and Restated By-laws
Certificate of Incorporation	Corebridge Financial, Inc. Amended and Restated Certificate of Incorporation
CLO	Collateralized Loan Obligation
Commitment Letter	Commitment Letter, dated November 2, 2021, between Blackstone IM and Corebridge
Company	Corebridge and its consolidated subsidiaries, unless the context refers to Corebridge only
Controlled Company	A controlled company as defined by the NYSE Listed Company Manual
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Corebridge	Corebridge Financial, Inc.
Corebridge CEO	Corebridge’s Chief Executive Officer
Corebridge Slate	Candidates for election as Corebridge directors proposed or recommended by the Board to Corebridge shareholders in connection with a meeting of shareholders
Corporate Governance Guidelines	Corebridge Financial, Inc. Corporate Governance Guidelines
CRBGLH	Corebridge Life Holdings, Inc. (f/k/a AIG Life Holdings, Inc.), a Texas corporation
CRBGM	Corebridge Markets, LLC, a consolidated subsidiary of Corebridge
Exchange Act	Securities Exchange Act of 1934, as amended
Fortitude Re	Fortitude Reinsurance Company Ltd., a Bermuda insurance company
GAAP	Accounting principles generally accepted in the United States of America
IPO	Initial public offering of Corebridge common stock on September 14, 2022
Majority Holder Threshold Date	First date on which AIG ceases to beneficially own more than 50% of Corebridge’s common stock
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PwC	PricewaterhouseCoopers LLP
Registration Rights Agreement	Registration Rights Agreement, dated September 14, 2022, between AIG and Corebridge
RBC	Risk-based capital, a formula designed to measure the adequacy of an insurer’s statutory surplus compared to the risks inherent in its business
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
Separation Agreement	Separation Agreement, dated September 14, 2022, between AIG and Corebridge
Tax Matters Agreement	Tax Matters Agreement, dated September 14, 2022, between AIG and Corebridge
Transition Services Agreement	Transition Services Agreement, dated September 14, 2022, between AIG and Corebridge
SMA	Certain separately managed account agreements between Corebridge and Blackstone IM
We, us, our	The Company, unless the context refers to Corebridge only
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Proxy Statement Summary
This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider in making a voting decision, and you should carefully read the entire Proxy Statement before voting.
Proposal		Board Recommendation	Page
1.	Elect thirteen directors for a one-year term ending at the 2025 Annual Meeting of Stockholders	FOR each director nominee	9
2.	Approve, on an advisory basis, the 2023 compensation paid to our named executive officers	FOR	46
3.	Ratify the appointment of PwC as our independent registered public accounting firm for 2024	FOR	86
What We Do
We make it possible for more people to take action in their financial lives. With more than $380 billion in assets under management and administration as of December 31, 2023, Corebridge is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures.
Corporate Governance Highlights
We are committed to effective corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics while promoting the long-term interests of shareholders. In connection with these efforts, we are committed to continuing to develop our governance practices to prepare for our anticipated full separation from AIG.
Key Governance Highlights
  Annual election of directors with equal voting rights per share

  Majority voting for directors in uncontested elections

  Regular meetings of independent directors in executive sessions without management

  Robust director and executive stock ownership guidelines

  Proxy access rights

  Shareholder rights to call a special meeting of shareholders

  Shareholder rights to act by written consent

  Robust clawback policies

  Directors generally may not stand for election after reaching age 75

  No supermajority voting requirements

  Directors are subject to limitations on board service at other public companies

  Board generally will not appoint a Committee Chair to serve for longer than a five-year term

  Directors’ equity awards do not settle until they retire from the Board

  No hedging, pledging or short sales of Corebridge securities

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Compensation Highlights
Our executives have historically participated in compensation and benefit plans that are sponsored and administered by AIG. During 2022, we began the process of transitioning from AIG compensation and benefit plans to our own plans, and establishing our compensation policies and practices. In 2023, our executives participated in our direct compensation program, including the Corebridge Long Term Incentive Plan, as well as our own retirement, health and welfare plans.
The components of our executives’ compensation in 2023 included direct compensation, indirect compensation and termination benefits as described in the following table. In addition, the Corebridge CEO received AIG performance share units (PSUs) pursuant to AIG’s Long-Term Incentive Program.
Component	Description	Purpose
Direct Compensation
Base Salary	Fixed cash compensation
To fairly compensate executives for the responsibilities of their positions, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking

Short-Term Incentive (STI) Awards	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	To drive business objectives and strategies and reward performance delivered during the year
Long-Term Incentive (LTI) Awards	Equity-based compensation in the form of restricted stock units (RSUs) and stock options	To reward long-term value creation, stock price appreciation, and align executive interests with those of our shareholders
Indirect Compensation
Retirement, Health and Welfare Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	To assist with long-term financial support and security, including retirement savings
Termination Benefits
Severance Benefits	Lump sum payment and other benefits for certain terminations of employment	To offer competitive total compensation packages and enable us to obtain a release of employment-related claims
Change-in-Control Benefits	Benefits in the event of termination related to a change in control
To help ensure ongoing retention of executives when considering potential transactions that may create uncertainty as to their future employment and enable us to obtain a release of employment-related claims

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Proposal 1: Election of Directors
What am I voting on?
The Board has nominated thirteen directors for election at the Annual Meeting. Each director elected at the Annual Meeting will serve until the 2025 Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each of the director nominees is a current member of the Board and has consented to being named as a nominee and to serve if elected.
How does the Board recommend that I vote?
The Board recommends that you vote FOR the election of each director nominee. The Board believes that, if elected, the nominees will continue to provide effective oversight of our business and continue to advance our shareholders’ interests by drawing upon their collective qualifications, skills, experience and attributes, as summarized below.
How will the proxyholders vote?
Unless otherwise instructed, the proxyholders will vote FOR the election of the director nominees. It is not expected that any of the nominees will become unavailable for election as a director at the Annual Meeting, but if any should become unavailable, proxies will be voted for such other persons as the proxyholders may determine in their discretion. Alternatively, the Board may reduce its size.
What is the vote required for the election of a director nominee?
The By-Laws provide that, in uncontested elections, director nominees must receive the affirmative vote of a majority of the votes cast to be elected (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). An “uncontested election of directors” means an election of directors in which the number of director nominees does not exceed the number of directors to be elected by the shareholders at that election. Only votes cast “for” or “against” a director nominee will be considered.
Under the By-laws and Corporate Governance Guidelines, each director nominee is required to submit an irrevocable resignation from the Board that would become effective upon: (1) the failure of the nominee to receive the required vote at the Annual Meeting and (2) the Board’s acceptance of the resignation. If a nominee fails to receive the required vote, the Board will accept the resignation unless the Board determines that the best interests of Corebridge and its shareholders would not be served by doing so.
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Director Election Considerations
We believe it is essential to have a qualified group of directors with an appropriate mix of skills, experience and attributes to oversee our business. As we work towards our anticipated full separation from AIG, we are actively considering the composition of our Board, taking into account the characteristics and qualifications of existing directors and our evolving strategic objectives. This section describes various considerations related to the election of directors.
Board Size and Composition
The size and composition of the Board will be determined from time to time by balancing the following considerations:
•
The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully. Given the size and complexity of the businesses in which we are engaged, as well as the value of diversity of experience and views among Board members, the Board currently believes that it will be desirable over time to have between 8 and 14 members (allowing that a larger or smaller number may be necessary or advisable in periods of transition or other particular circumstances).

•
To provide oversight to management, given our complex businesses, the composition of the Board should encompass a broad range of skills and expertise, including skills and expertise relating to executive leadership, finance, risk, marketing and sales, technology, human capital management and regulatory oversight, as well as insurance, financial services and other industry knowledge. This variety of attributes should contribute to the Board’s collective strength.

•
Although the Board has not adopted a specific diversity policy, important diversity characteristics that contribute to the total mix of viewpoints and experiences represented on the Board include race, gender identity, ethnicity, religion, nationality, disability, sexual orientation, veteran status and cultural background. Also, the Board considers diversity in a broad sense, including work experience, skills and perspective.

•
After the Majority Holder Threshold Date, to the extent required by the NYSE and subject to applicable transition rules as a Controlled Company, we intend that at least a majority of the Board will consist of directors who are, under the NYSE listing standards, “independent” in the business judgment of the Board.

In addition to the above, under the Separation Agreement, AIG has the right to designate the majority of directors on each Corebridge Slate until the Majority Holder Threshold Date. After the Majority Holder Threshold Date and until AIG ceases to own at least 5% of Corebridge’s common stock, AIG will have the right to designate a number of directors on each Corebridge Slate in proportion to its ownership, rounded up to the nearest whole number. The following directors currently serve as AIG Directors pursuant to the Separation Agreement: Mr. Zaffino, Ms. Banthin, Mr. Burk, Ms. Glazer, Ms. Purtill, Mr. Schaper and Ms. Tarpey.
Under the Blackstone Stockholders’ Agreement, Blackstone has the right to designate one member of our Board, subject to maintaining specified ownership requirements. Mr. Gray currently serves as the Blackstone designee.
Director Tenure
Directors hold office until the annual meeting of stockholders next succeeding their election and until a successor is elected and qualified or their earlier resignation or removal. The Board does not believe that term limits are appropriate, as term limits may result in the loss of long-serving directors who over time have developed unique and valuable insights into our business and therefore can provide a significant contribution to the Board.
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In addition, our Corporate Governance Guidelines require that directors retire at the annual meeting after reaching age 75. The Board may waive this limitation for a period of one year, if it is deemed to be in the best interests of Corebridge.
Director Recruitment Process
The Board will consider candidates recommended by other directors, stockholders and executive management. The Board also has engaged a search firm to assist in identifying and/or evaluating candidates and to ensure that it is considering a large and more diverse pool of candidates. The Board seeks directors with an appropriate mix of skills, experience and attributes to oversee our organization in light of our businesses and strategy, and considering our complex businesses, regulatory environment and the mix of capabilities and experience already represented on the Board. In addition, while the Board has not adopted a specific policy on diversity, we believe that diversity — including with regard to race, gender, ethnicity, religion, nationality, disability, sexual orientation, veteran status and cultural background — is an important consideration in the director search and nomination process and we are committed to considering diverse candidates, particularly as we work to recruit additional directors as part of our anticipated full separation from AIG.
Stockholder Input in Recommending and Nominating Directors
The Board will give appropriate consideration to candidates for Board membership proposed by stockholders, including pursuant to our proxy access by-law, and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Board. Stockholders may propose nominees for consideration by the Board by complying with the procedures and requirements in the By-laws or by submitting names and supporting information by email to corebridgeBOD@corebridgefinancial.com or mail to:
Corporate Secretary
Corebridge Financial, Inc.
2919 Allen Parkway, L4-01
Woodson Tower
Houston, Texas 77019
All stockholder recommendations as to possible Board members must comply with the information and timing requirements set forth in the By-laws.
Proxy Access
The By-laws also permit eligible shareholders to include their own director nominees in our proxy statement for the annual meeting. The Board believes proxy access is an additional mechanism for Board accountability and for ensuring that director nominees are supported by our long-term shareholders.
Under the proxy access provision of the By-laws, a shareholder, or a group of up to 20 shareholders, owning three percent or more of Corebridge common stock continuously for at least three years may nominate and include in Corebridge’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board, so long as the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Qualifying shareholders who wish to submit director nominees for election at the 2025 Annual Meeting of Shareholders pursuant to the proxy access by-law may do so in compliance with the procedures described in “Other Matters—Shareholder Proposals for the 2025 Annual Meeting.”
Criteria for Evaluating Director Candidates
Nominees for the position of director will be selected considering the following criteria:
•	high personal and professional ethics, values and integrity;
•	ability to work together as part of an effective, collegial group;
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•	commitment to representing the long-term interests of Corebridge;
•	skill, expertise, diversity, background and experience with businesses and other organizations that the Board deems relevant;
•	the interplay of the individual’s experience with the experience of other Board members;
•	the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively;
•	ability and willingness to commit adequate time to Corebridge over an extended period of time; and
•	the extent to which the individual would otherwise be a desirable addition to the Board and any committees of the Board.
Our Director Nominees
The Board has nominated for election to the Board the thirteen individuals presented below in “—Director Information.” All are incumbent directors and were elected by the stockholders at our 2023 Annual Meeting of Stockholders, other than Ms. Tarpey, who joined the Board in July 2023, Ms. Leone, who joined the Board in March 2024, and Ms. Glazer and Ms. Banthin, who each joined the Board in April 2024. Ms. Tarpey, Ms. Glazer and Ms. Banthin were appointed to the Board pursuant to the Separation Agreement, and a search firm that assisted with recruitment efforts identified and recommended Ms. Leone.
Director Independence Assessment
The Board has assessed the independence of each of the members of the Board who served for all or a portion of fiscal 2023 or were appointed to the Board in 2024 and each of the director nominees and determined that four of the directors and director nominees — Mr. Colberg, Mr. Lynch, Ms. Schioldager and Ms. Leone — are independent under the NYSE listing standards. To be considered independent, a director must have no disqualifying relationships, as defined by the NYSE, and the Board must affirmatively determine that he or she has no material relationships with Corebridge, either directly or as a partner, shareholder or officer of another organization that has a relationship with Corebridge.
Before joining the Board, and annually thereafter, each director or nominee (as applicable) completes a questionnaire seeking information about relationships and transactions that may require disclosure, that may affect the independence determination for that individual, or that may affect the heightened independence standards that apply to members of the Audit Committee.
The Board’s assessment of independence considers all known relevant facts and circumstances about the relationships bearing on the independence of a director or nominee. The Board reviews these relationships to assess their materiality and determine if any such relationship would impair the independence and judgment of the relevant director. In particular, in making the independence determinations, the Board considered relationships arising from: (1) our status as a Controlled Company of AIG, (2) Blackstone’s investment in Corebridge and (3) fees we have paid to certain major financial services institutions in their capacities to us as lenders, bookrunners, sub-advisors and/or financial counterparties to our derivative and hedging transactions and other corporations with whose affiliates directors have existing relationships.
NYSE rules require that listed companies have a majority of independent members on their Board. However, as a Controlled Company, we are not required to comply with this rule until one year after we cease to be a Controlled Company.
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Director Information

Peter Zaffino, AIG Director and Chairman of the Board
Age: 57
Director Since: 2021
Committees:
•  Special Purpose Committee (Chair)
Career Highlights:
AIG (2017 – Present)
•  Chairman, since 2022
•  Chief Executive Officer, since 2021
•  President, since 2020
•  Executive Vice President and Global Chief Operating Officer, 2017 – 2021
•  Chief Executive Officer, General Insurance, 2017 – 2019
Marsh & McLennan Companies, Inc. (professional services)
•  Various senior positions, including:
   – Chairman for the Risk and Insurance Services segment, 2015 – 2017
   – Chief Executive Officer of Marsh, LLC, 2011 – 2017
   – President and Chief Executive Officer of Guy Carpenter, 2008 – 2011
   – Various executive roles at Guy Carpenter, 2001 – 2008
CORE Holdings, a GE Capital portfolio company
•  Various roles, 1995 – 2001
Other Current Directorships: AIG (NYSE: AIG)
Qualifications: Mr. Zaffino brings to the Board his expertise and key leadership skills developed through extensive experience in the insurance and financial services industries, with a strong background across finance, operations, professional services and risk management, as well as perspective as Chairman and Chief Executive Officer of AIG.

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Chris Banthin, AIG Director
Age: 54
Director Since: 2024
Committees:  None
Career Highlights:
AIG (2021 – 2022; 2024 – Present)
•   Senior Vice President and Corporate Secretary, since 2024
•   Associate General Counsel, Separation Initiatives, 2021 – 2022
Corebridge Financial, Inc. (2022 – 2024)
•  Chief Corporate Counsel and Corporate Secretary
Equitable Holdings, Inc. (1998-2021)
•  Senior Vice President, Assistant Secretary and Associate General Counsel, 2018 – 2021
•  Various positions, 1998-2018
Qualifications:  Ms. Banthin brings to the Board her expertise in corporate strategy, corporate governance and regulatory oversight developed through experience as a legal and strategic advisor in the financial services and insurance industries and perspective as the former Chief Corporate Counsel and Corporate Secretary of Corebridge.

Adam Burk, AIG Director
Age: 47
Director Since: 2021
Committees: None
Career Highlights:
AIG (2013 – Present)
•  Head of Corporate Development, Strategy and Mergers & Acquisitions, since 2021
•  Previously served as Chief Financial Officer of Global Operations and held other senior roles within capital strategy and planning
Citigroup, Nomura and Morgan Stanley
•  Investment Banker (focused on financial institutions, specializing in insurance)
Latham & Watkins
•  Associate
Other Current Directorships:
•  Azur Group
•  H.E.S. educational center
Qualifications: Mr. Burk brings to the Board his expertise developed through extensive experience in the financial services industry, with a strong background across financial services, insurance and capital strategy, and perspective as a Head of Corporate Development, Strategy and Mergers & Acquisitions for AIG.

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Alan Colberg, Independent Director
Age: 62
Director Since: 2022
Committees: Audit Committee (Chair)
Career Highlights:
Assurant, Inc.
•  Chief Executive Officer, 2021 – 2022
•  President and Chief Executive Officer, 2014 – 2021
•  Executive Vice President of Marketing and Business Development, 2011 – 2014
Bain & Company, Inc.
•  Consultant for 22 years, leading the firm’s global Financial Services practice
Other Current Directorships: US Bancorp (NYSE: USB)
Former Directorships:
•  Assurant, Inc. (NYSE: AIZ)
•  CarMax, Inc. (NYSE: KMX)
Qualifications: Mr. Colberg’s chief executive officer experience at Assurant and senior leadership experience in the financial services, insurance and consulting industries qualify him to serve on our Board. Further, Mr. Colberg’s extensive background in corporate strategy and finance enables him to provide additional insight to our Board and its committees.

Rose Marie Glazer, AIG Director
Age: 57
Director Since: 2024
Committees: None
Career Highlights:
AIG (2017 – Present)
•  Executive Vice President, General Counsel and Interim Chief Human Resources & Diversity Officer, since 2023
•  Executive Vice President, Chief Human Resources & Diversity Officer, 2022 – 2023
•  Executive Vice President, Chief Human Resources Officer and Corporate Secretary, 2022
•  Senior Vice President, Corporate Secretary and Deputy General Counsel, 2017 – 2021
Siemens AG
•  Senior Vice President and General Counsel – Americas, 2011 – 2017
•  Various legal leadership roles for Siemens PLM Software, 2004 – 2011
Telvista
•  Vice President and General Counsel, 2001 – 2004
Allied Riser Communications Corporation
•  Vice President and Assistant General Counsel, 1999 – 2001
American Airlines
•  Attorney and Assistant Corporate Secretary, 1996 – 1999
Qualifications: Ms. Glazer brings to the Board her expertise developed through extensive experience in the legal and insurance industries, with a strong background in human capital management, corporate governance, crisis management, compliance and ethics and the intersection of technology and law.

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Jonathan Gray, Blackstone Director
Age: 54
Director Since: 2021
Committees: None
Career Highlights:
Blackstone Inc. (1992 – Present)
•  President and Chief Operating Officer
•  Previously served as Global Head of Real Estate
Other Current Directorships:
•  Blackstone Inc. (NYSE: BX)
•  Hilton Worldwide Holdings Inc. (NYSE: HLT)
Qualifications: Mr. Gray brings to the Board his expertise developed through extensive experience in the financial services industry, with a strong background across financial services, private investment and real estate and perspective as President and Chief Operating Officer of Blackstone.

Kevin Hogan, Director, President and Chief Executive Officer
Age: 61
Director Since: 2021
Committees: None
Career Highlights:
Corebridge Financial, Inc. (2014 – Present)
•  President and Chief Executive Officer, since 2014
Zurich Insurance Group
•  Chief Executive Officer, Global Life Insurance, 2009 – 2013
AIG
•  Various senior positions, 1984 – 2008
Other Current Directorships:
•  LL Global/LIMRA
•  Alliance for Lifetime Income
•  ACLI
Qualifications: Mr. Hogan brings to the Board, his expertise and key leadership skills developed through his extensive experience in the financial services industry. Mr. Hogan holds a very strong background in insurance, and perspective as Chief Executive Officer of Corebridge.

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Deborah Leone, Independent Director
Age: 59
Director Since: 2024
Committees: None
Career Highlights:
Goldman Sachs Group, Inc.
•  Partner, 2008 – 2019
•  Chief Operating Officer, Investment Management Division, 2017 – 2019
•  Global Director of Internal Audit, 2011 – 2017
•  Global Controller for IMD, 2008 – 2011
Other Current Directorships:
•  Organon & Co. (NYSE: OGN)
•  Goldman Sachs Bank USA
•  Goldman Sachs Philanthropy Fund and Ayco Charitable Foundation
•  Board of Trustees of Syracuse University
Qualifications: Ms. Leone brings to the Board her expertise developed through extensive experience in the financial services industry, with a strong background in business strategy, operations, accounting and risk management.

Christopher Lynch, Independent Director
Age: 66
Director Since: 2021
Committees:
•  Audit Committee
•  Special Purpose Committee
•  Section 16 Sub-Committee
Career Highlights:
Independent Consultant
•  Provides a variety of services to public and privately held companies, since 2007
KPMG
•  Variety of positions over 29-year career:
   – National Partner in Charge of Financial Services Line of Business
   – Chaired America’s Financial Services Leadership team and member of the Global Financial Services Leadership and the U.S. Industries Leadership teams
   – Partner in National Department of Professional Practice and Fellow at the Financial Accounting Standards Board
Other Current Directorships: Tenet Healthcare Corporation (NYSE: THC)
Former Directorships:
•  AIG (NYSE: AIG)
•  Federal Home Loan Mortgage Corporation
Qualifications: Mr. Lynch brings to the Board his expertise and key leadership skills developed through extensive experience in the financial services industry, with a strong background across financial audit and accounting services.

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Sabra Purtill, AIG Director
Age: 61
Director Since: 2023
Committees: None
Career Highlights:
AIG (2019 – Present)
•  AIG Chief Financial Officer, since January 2023
•  Corebridge Executive Vice President and Chief Investment Officer, April 2022 – January 2023
•  AIG Executive Vice President and Chief Risk Officer, July 2021 – April 2022
•  Previously, Deputy Chief Financial Officer overseeing Treasury, Rating Agency Relations, Investor Relations and Corporate Development
Hartford Financial Service Group, Inc.
•  Senior Vice President, Investor Relations and Treasurer
Assured Guaranty Ltd.
•  Managing Director, Investor Relations and Communications
Chubb Limited
•  Senior Vice President
Qualifications: Ms. Purtill brings to the Board her expertise developed through extensive experience in the financial services industry, with a strong background across insurance, risk management and investment management, and perspective from her executive role at AIG.

Chris Schaper, AIG Director
Age: 59
Director Since: 2023
Committees: Special Purpose Committee
Career Highlights:
AIG (2019 – Present)
•  Global Chief Underwriting Officer
•  Chief Executive Officer for AIG Re, Validus Re and AlphaCat
Marsh & McLennan Companies, Inc.
•  Chief Executive Officer of Victor Insurance Holdings, Marsh’s global managing general agent business, 2016 – 2019
Montpelier Re Ltd
•  President
Blue Capital (Montpelier’s capital markets entity)
•  Underwriting Chair
Endurance Specialty Insurance Ltd.
•  Various leadership roles, including Chief Underwriting Officer and Head of Reinsurance
Former Directorships:
•  Flagstone (Bermuda) Holdings Limited
•  Reinsurance Association of America
Qualifications: Mr. Schaper brings to the Board his expertise developed through extensive experience in the insurance and reinsurance industry and perspective as a senior executive of AIG.

18

Amy Schioldager, Independent Director
Age: 61
Director Since: 2021
Committees:
•  Audit Committee
•  Special Purpose Committee
•  Section 16 Sub-Committee
Career Highlights:
BlackRock, Inc.
•  Senior Managing Director and Global Head of Beta Strategies, 2006 – 2017
•  Member of Global Executive Committee, 2012 – 2017
•  Vice Chair of Corporate Governance committee, 2008 – 2015
•  Founded and lead BlackRock’s Women’s Initiative
Wells Fargo Investment Advisors
•  Fund Accountant
Other Current Directorships: Intermediate Capital Group
Former Directorships: AIG (NYSE: AIG)
Qualifications: Ms. Schioldager brings to the Board her expertise and key leadership skills developed through extensive experience in the financial services industry, with a strong background across investment management, corporate governance and accounting services.

Mia Tarpey, AIG Director
Age: 51
Director Since: 2023
Committees: None
Career Highlights:
AIG (2021 – 2022; 2023 – Present)
•  Head of Corporate Administration and Strategic Divestitures, since July 2023
•  Head of Separation Management Office, 2021 – 2022
Corebridge Financial, Inc. (2022 – 2023)
•  Executive Vice President and Chief Operating Officer
Equitable Financial Life Insurance Company
•  Managing Director, Head of Operations and Strategy, Individual Retirement, 2020 – 2021
•  Various leadership roles, including Head of Strategy, Life & Retirement, 2015 – 2020
Chase Wealth Management, a division of JPMorgan Chase & Co.
•  Chief Administrative Officer, 2014 – 2015
E*TRADE Financial Corporation
•  Various roles in corporate development, innovation and risk management, 2005 – 2014
Qualifications: Ms. Tarpey brings to the Board her expertise developed through extensive experience in the insurance industry and perspective as a former senior executive of Corebridge.

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Corporate Governance
We are committed to effective corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics while promoting the long-term interests of shareholders. Our governance structure is set forth in the Certificate of Incorporation, By-laws, Corporate Governance Guidelines and other documents. These documents were updated or adopted at the time of our IPO, and we intend to regularly review and make modifications to them from time to time based on corporate governance developments and shareholder feedback to ensure their continued effectiveness. We are committed to continuing to develop our governance practices to prepare for our anticipated full separation from AIG.
Governance Practices
Key Governance Highlights
  Annual election of directors with equal voting rights per share
  Majority voting for directors in uncontested elections
  Regular meetings of independent directors in executive sessions without management
  Robust director and executive stock ownership guidelines
  Proxy access rights
  Shareholder rights to call a special meeting of shareholders
  Shareholder rights to act by written consent
  Robust clawback policies

  Directors generally may not stand for election after reaching age 75
  No supermajority voting requirements
  Directors are subject to limitations on board service at other public companies
  Board generally will not appoint a Committee Chair to serve for longer than a five-year term
  Directors’ equity awards do not settle until they retire from the Board
  No hedging, pledging or short sales of Corebridge securities

Controlled Company
AIG controls the majority of the voting power of our outstanding common stock. Accordingly, we qualify as a Controlled Company within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a Controlled Company and is not required to comply with certain NYSE corporate governance standards, including:
•	the requirement that a majority of the board consist of independent directors;
•	the requirement to have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•
the requirement to have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or otherwise have director nominees selected by vote of a majority of the independent directors; and

•	the requirement for an annual performance evaluation of the nominating and governance and compensation committees.
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We have availed ourselves of these exemptions. As a result, we do not have a majority of independent directors, a compensation committee or a nominating and governance committee at this time. At such time as we cease to be a Controlled Company after the Majority Holder Threshold Date, to the extent required by the NYSE and subject to applicable transition rules as a Controlled Company, we intend that at least a majority of the Board will consist of directors who are, under the NYSE listing standards, “independent” in the business judgment of the Board and to implement any supplemental committees.
Leadership Structure
The Board does not have a policy mandating whether the roles of Chair and Chief Executive Officer should be separate or combined. Rather, the Board believes that it is in the best interests of Corebridge for the Board to periodically evaluate and make a determination regarding whether or not the Chair role should be held by an independent director and whether or not to separate or combine the roles of Chair and Chief Executive Officer, depending upon the circumstances.
The Board currently separates the role of Chair from the role of Chief Executive Officer, with Mr. Zaffino serving as Chair and Mr. Hogan serving as President and Chief Executive Officer. We believe this leadership structure is appropriate for Corebridge at this time in light of our status as a Controlled Company of AIG, as it allows the Board to take advantage of the leadership experience and knowledge of our industry and business that Mr. Zaffino, as Chairman and Chief Executive Officer of AIG, brings to the role of Chair, while allowing our Chief Executive Officer and other members of senior management to more fully focus on our day-to-day business.
The current policy of the Board, reflected in our Corporate Governance Guidelines and the By-laws, is that:
•	the role of Chair may or may not be filled by an independent director and
•	after the Majority Holder Threshold Date, if the Chair is not independent, the independent directors shall elect a lead independent director.
Also, we are currently subject to the terms of the Separation Agreement which provide that:
•	the Chair must be a director designated by AIG until the Majority Holder Threshold Date and
•
after the Majority Holder Threshold Date and until the date upon which AIG ceases to own more than 25% of Corebridge’s stock, Corebridge may not elect, appoint, designate or remove the Chair (other than removal for cause) without AIG’s consent.

Our independent directors regularly meet in executive sessions without management. Mr. Colberg acts as the presiding director.
Board Effectiveness
Attendance at Board, Committee and Annual Meetings
The Board considers director attendance at Board and Committee meetings an essential duty of a director. Accordingly, the Corporate Governance Guidelines provide that any director who, for two consecutive calendar years, attends fewer than 75% of the total regular meetings of the Board and the meetings of all Committees of which such director is a voting member, will not be nominated for re-election at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board.
21

Our Board held four meetings, the Audit Committee held nine meetings and the Special Purpose Committee held one meeting in 2023 and each director attended at least 75% of the meetings of the Board and each Committee of which such director is a voting member. The independent directors regularly meet in executive session, without management present.
All directors are expected to attend our annual meetings. All directors attended our 2023 annual meeting.
Director Service on Other Boards
We value the experience directors bring from other boards on which they serve but recognize that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Accordingly, memberships on any other public company board of directors or other significant commitments involving affiliation with other businesses or governmental units are subject to prior review and clearance by the Company.
It is our policy that the Chief Executive Officer should not serve on the board of directors of more than one public company (other than Corebridge or a company in which Corebridge has a significant equity interest). In addition, absent special circumstances: (1) other directors should not serve on the boards of directors of more than three public companies (other than Corebridge or a company in which Corebridge has a significant equity interest) that require substantial time commitments; (2) other directors who are executive officers of another public company should not serve on the boards of directors of more than one public company (other than Corebridge and the public company for which the director serves as an executive officer); and (3) members of the Audit Committee should not serve on more than two other public company board audit committees.
The Board’s Self-Evaluation Process
Corebridge believes that self-evaluations of the Board and the standing committees of the Board are important elements of corporate governance. The Board conducts an annual self-evaluation, and the Audit Committee conducts an annual self-evaluation and reports the results to the Board.
Risk Oversight
We consider risk management an integral part of our business strategy and a key element of our approach to corporate governance. While we continue to rely on certain portions of AIG’s risk management framework, the risk management framework for Corebridge as a fully separate company is developing over time.
We have an integrated process for managing risks throughout our organization in accordance with our firm-wide risk appetite. Our Board has oversight responsibility for the management of risk. Management has the day-to-day responsibility for assessing and managing Corebridge’s risk exposure, and the Board and the Audit Committee provide oversight in connection with those efforts, with particular focus on reviewing Corebridge’s most significant existing and emerging risks.
The Board oversees the management of risk, including those related to market conditions, reserves, catastrophes, investments, liquidity, capital, legal and regulatory, governance, director independence and related party transactions, sustainability and cybersecurity directly and through the Audit Committee. For additional information on the Board’s oversight of cybersecurity risks specifically, see Item 1.C of our Annual Report on Form 10-K for the year ended December 31, 2023, which Item 1.C is incorporated by reference herein.
The Board has delegated to the Audit Committee the responsibility for reviewing and discussing the guidelines and policies governing the process by which senior management and the relevant operations of Corebridge assess and manage exposure to risk, as well as major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Chief Risk Officer periodically reports to the Audit Committee on these matters.
22

Board Committees
Audit Committee
Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Other key responsibilities include assisting the Board in overseeing:
•	the integrity of our financial statements and accounting and financial reporting processes (including internal control over financial reporting);
•	the qualifications, independence and performance of our independent registered public accounting firm;
•	our compliance with legal and regulatory requirements; and
•	the performance of our internal audit function.
The members of our Audit Committee are Mr. Colberg (Chair), Mr. Lynch and Ms. Schioldager. Each member has been determined to be independent and “financially literate” under applicable Exchange Act and NYSE rules, and our Board has designated Mr. Colberg and Mr. Lynch as “audit committee financial experts,” as that term is defined under SEC rules. The Audit Committee operates under a written charter, which is available on the Investors—Leadership and Governance—Governance Documents section of our website at www.corebridgefinancial.com.
Special Purpose Committee
The Special Purpose Committee serves as the administrator for the Corebridge Financial Inc. 2022 Omnibus Incentive Plan and meets as necessary to review and approve various compensation-related items, including:
•	incentive program design, including metrics;
•	total direct compensation for executives, including short-term incentive awards, long-term incentive grant dollar values and base salary;
•	compensation plans and
•	compensation and performance goals for the Chief Executive Officer.
The members of the Special Purpose Committee are Mr. Zaffino (Chair), Mr. Schaper, Ms. Schioldager and Mr. Lynch. Each member of the Special Purpose Committee, other than Mr. Zaffino and Mr. Schaper due to their affiliation with AIG, has been determined to be independent under applicable Exchange Act and NYSE rules. The Special Purpose Committee does not have a charter.
The Special Purpose Committee has formed a Section 16 Sub-Committee with the authority to grant equity awards to employees and directors and approve all matters governed by Rule 16b-3 under the Exchange Act. The members of the Section 16 Sub-Committee are Ms. Schioldager and Mr. Lynch.
Nominating Committee
Under certain NYSE rules, as a Controlled Company, we are not required to maintain a nominating committee. We believe it is appropriate not to maintain a nominating committee at this time since the nomination of directors will be determined by AIG, itself an NYSE listed company, until we cease to be a Controlled Company. Accordingly, the director nomination process is currently managed by the Board.
23

Compensation Committee
Under certain NYSE rules, as a Controlled Company, we are not required to maintain a compensation committee. We believe it is appropriate not to maintain a compensation committee at this time since the Special Purpose Committee performs many of the key functions of a compensation committee.
2023 Director Compensation
We use a combination of cash and deferred stock-based awards to retain and attract qualified candidates to serve as independent directors. In setting director compensation, the Board considers the significant amount of time that our independent members of the Board spend in fulfilling their duties to Corebridge, as well as the degree of skills and expertise needed to perform their duties.
The following table provides information regarding compensation that we paid to our independent directors in 2023. No other directors received any compensation for their services as directors during 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Alan Colberg	$155,000	165,000	$320,000
Christopher Lynch	$120,000	165,000	$285,000
Amy Schioldager	$120,000	165,000	$285,000
Patricia Walsh(2)	$110,000	165,000	$275,000
(1)
The amounts reported in this column represent the aggregate grant date fair value of 9,981 deferred stock units (DSUs) granted in 2023 in accordance with FASB ASC Topic 718. As of December 31, 2023, the directors had outstanding awards as follows:

Name	Deferred Stock Units
Alan Colberg	17,839
Christopher Lynch	17,839
Amy Schioldager	17,839
Patricia Walsh(2)	17,839
(2)	Ms. Walsh resigned from the Board in November 2023.
Cash Retainers
•	$120,000 cash retainer paid quarterly in arrears for all directors
•	$35,000 cash retainer paid quarterly in arrears for the Audit Committee Chair
Equity Retainer
•	$165,000 equity retainer paid annually at the time of the annual meeting of shareholders in DSUs.
•	Each DSU constitutes an unfunded and unsecured promise of Corebridge to deliver one share of Corebridge common stock to the director. Directors are immediately vested in their DSUs.
•
DSUs are settled within 90 days after the later of: (i) the last trading day of the month in which the director’s service on the Board terminates and (ii) the last trading day of the month in which the first anniversary of the date of the director’s commencement of service occurs.

•
DSUs accrue dividend equivalents that are paid at the same time as the shares underlying the DSUs. A dividend equivalent is an unfunded and unsecured promise of Corebridge to pay cash to the director in an amount equal to the dividends the director would have received if the DSUs had been actual shares.

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Matching Grants Program
Non-employee directors may participate in the Corebridge Matching Grants Program. Under this program, the Company will match donations to eligible charitable organizations of $25 or more on a 2:1 basis, up to $10,000 per director per year.
Director Stock Ownership Guidelines
Our independent directors are required to hold five times the value of their annual cash retainer in our common stock (including DSUs). This requirement can be met over time through retention of DSUs received as compensation until the ownership requirement is met.
25

Security Ownership of 5% Beneficial Owners, Directors and
Executive Officers
The following tables set forth information as of March 11, 2024 with respect to the ownership of Corebridge common stock by each person known to own beneficially more than five percent of Corebridge common stock and our directors and executive officers. Information is also provided with respect to the ownership of AIG common stock by our directors and executive officers.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. The beneficial owners listed below have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.
Percentage computations are based on 620,361,660 shares of Corebridge common stock and 675,303,797 shares of AIG common stock outstanding as of March 11, 2024. The address for each of the Corebridge directors and executive officers is c/o Corporate Secretary, 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019.
Ownership of Corebridge Common Stock by 5% Beneficial Owners
Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
AIG(1)	324,203,636	52.26%
Argon(2)	61,962,123	9.99%
(1)	Represents shares of common stock held by AIG. AIG’s address is c/o American International Group, Inc., 1271 Avenue of the Americas, 41st Floor, New York, New York 10020.
(2)
Based on information contained in a Schedule 13G filed by Argon Holdco LLC with the SEC on February 9, 2024. Argon Holdco LLC directly holds 61,962,123 shares of common stock. The sole member of Argon Holdco LLC is Blackstone Holdings II L.P. The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares of common stock beneficially owned by Argon Holdco LLC, and each of such entities and Mr. Schwarzman expressly disclaims beneficial ownership of such shares. Argon’s address is c/o Blackstone Inc., 345 Park Ave., New York, New York 10154. On March 11, 2024, we entered into an Amendment and Waiver of Consent and Voting Rights with AIG, Argon, Blackstone and certain affiliates of Argon and Blackstone pursuant to which, among other things, Argon, Blackstone and certain of their affiliates waived their right to vote or act by written consent with respect to any shares of our common stock owned by them from time to time. See “Related Party Transactions—Partnership and Transactions with Blackstone —Blackstone Stockholders’ Agreement.”

From time to time, we engage in ordinary course, arm’s-length transactions with entities or affiliates of entities that are the beneficial owners of more than five percent of our outstanding common stock.
26

Ownership of Corebridge Common Stock by Directors and Executive Officers
Directors and Named Executive Officers	Number of Shares Owned(1)	Percent of Class
Peter Zaffino	—	*
Chris Banthin	18,933	*
Adam Burk	—	*
Alan Colberg	47,839	*
Rose Marie Glazer	—	*
Jonathan Gray	—	*
Deborah Leone	—	*
Christopher Lynch	17,839	*
Sabra Purtill	87,707	*
Chris Schaper	—	*
Amy Schioldager	17,839	*
Mia Tarpey	35,304	*
Kevin Hogan	184,206	*
Elias Habayeb	142,659	*
Terri Fiedler	110,336	*
Lisa Longino	18,308	*
Jonathan Novak	102,138	*
All current directors and executive officers as a group (27 persons)	1,085,472	*
Constance Hunter(2)	63,451	*
*	Represents less than 1%.
(1)
Number of shares shown includes (i) shares of Corebridge common stock subject to options which may be exercised within 60 days as follows: for Ms. Tarpey, 9,656 shares; for Mr. Hogan, 54,024 shares; for Mr. Habayeb, 22,960 shares; for Ms. Fiedler, 13,236 shares; for Mr. Novak, 12,155 shares; and for all of our current directors and executive officers as a group, 146,254 shares; (ii) for Ms. Fiedler, 11,067 shares of Corebridge common stock subject to RSUs that vest within 60 days and (iii) for each of Mr. Colberg, Mr. Lynch and Ms. Schioldager, 17,839 fully vested DSUs with delivery of the underlying shares of Corebridge common stock deferred until the director ceases to be a Board member.

(2)	Ms. Hunter’s employment with Corebridge terminated on September 8, 2023. Includes 63,451 shares of Corebridge common stock subject to options that were exercisable as of September 8, 2023.
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Ownership of AIG Stock by Directors and Executive Officers
Directors and Named Executive Officers	Number of Shares Owned(1)	Percent of Class (%)
Peter Zaffino	1,935,013	*
Chris Banthin	4,840	*
Adam Burk	11,994	*
Alan Colberg	10	*
Rose Marie Glazer	98,438	*
Jonathan Gray	—	*
Deborah Leone	703	*
Christopher Lynch	37,493	*
Sabra Purtill	77,112	*
Chris Schaper	131,976	*
Amy Schioldager	16,804	*
Mia Tarpey	—	*
Kevin Hogan	718,128	*
Elias Habayeb	15,562	*
Terri Fiedler	57,664	*
Lisa Longino	—	*
Jonathan Novak	107,233	*
All current directors and executive officers as a group (27 persons)	3,346,942	*
Constance Hunter(2)	14,316	*
*	Represents less than 1%.
(1)
Number of shares shown includes (i) shares of AIG common stock subject to options which may be exercised within 60 days as follows: for Mr. Zaffino, 1,429,593 shares; for Ms. Glazer, 67,724 shares; for Ms. Purtill, 68,794 shares; for Mr. Schaper, 78,295 shares; for Mr. Hogan, 450,697 shares; for Ms. Fiedler, 46,701 shares; for Mr. Novak, 84,298 shares; for Ms. Hunter, 8,197 shares; and for all of our current directors and executive officers as a group, 2,342,480 shares and (ii) for Ms. Leone, 612 shares of AIG common stock held jointly with spouse and 91 shares of AIG common stock held in trust, for which she serves as trustee.

(2)	Ms. Hunter’s employment with Corebridge terminated on September 8, 2023.
28

Related Party Transactions
Policies and Procedures for Related Party Transactions
Our Board has approved the Corebridge Financial, Inc. Related Party Transactions Approval Policy (the “Related Party Transaction Policy”), which sets forth policies and procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Party Transaction.” Pursuant to the terms of the Related Party Transaction Policy, our Board, acting through our Audit Committee, will review and decide whether to approve or ratify any Related Party Transaction. Any Related Party Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The disinterested members of the Audit Committee must then review and decide whether to approve any Related Party Transaction.
For the purposes of the Related Party Transaction Policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.
A “Related Person,” as defined in the Related Party Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of Corebridge or a nominee to become a director of Corebridge; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.
Relationship and Transactions with AIG
AIG holds a majority of our outstanding common stock, and as a result AIG continues to have control of our business, including pursuant to the agreements described below. AIG has announced its intention to sell all of its interest in Corebridge with intended sales of shares of our common stock over time, subject to any lock-up agreement and market conditions. AIG is under no obligation to do so and retains the sole discretion to determine the timing of any future sales of shares of our common stock. In addition, we expect that AIG will continue to fully consolidate our financial results in AIG’s consolidated financial statements, at least until such time AIG ceases to beneficially own more than 50% of our common stock.
Separation Agreement
The Separation Agreement governs the relationship between AIG and us following the IPO, including matters related to the allocation of assets and liabilities to us and to AIG, indemnification obligations of us and AIG, our corporate governance, including the composition of our Board and its committees, Board nomination rights, information rights, participation rights with respect to equity issuances by us, and consent rights of AIG with respect to certain business activities that we may undertake, among other matters, including during periods where AIG holds less than a majority of our common stock.
29

AIG Rights with Respect to Our Board of Directors
The Separation Agreement entitles AIG to have our Board include in the candidates it designates for election a specified number of directors designated by AIG based on its beneficial ownership of our common stock, as follows:
•	until AIG ceases to beneficially own more than 50% of our outstanding common stock, AIG will be entitled to designate a majority of the directors on the Board;
•
thereafter, and until AIG ceases to beneficially own at least 5% of our outstanding common stock, AIG will be entitled to designate a number of the total number of directors entitled to serve on the Board proportionate to the percentage of our outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number; and

•	thereafter, AIG will no longer have any right to designate directors to serve on the Board under the Separation Agreement.
The Separation Agreement provides that, until AIG ceases to beneficially own more than 50% of our outstanding common stock, the Chair of the Board will be a director designated by AIG, and until AIG ceases to beneficially own at least 25% of our outstanding common stock, AIG’s consent will be required for (i) the election, appointment, designation or removal (other than for cause) of the Chair of the Board and (ii) any change to the number of directors on the Board.
The Separation Agreement also provides that:
•	at the option of AIG, the Board will appoint a director designated by AIG to the audit committee of the Board, who, from and after September 13, 2023, must be an independent director;
•
at any time during which the Board includes a director designated by AIG who is also an independent director, at least one member of the audit committee of the Board will be a director designated by AIG, so long as the director meets certain standards for membership on the committee;

•
until AIG ceases to beneficially own at least 25% of our outstanding common stock, if the Board has a compensation committee, AIG will be entitled to designate a number of the total number of directors entitled to serve on the compensation committee proportionate to the percentage of our outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number, provided that following the date on which AIG ceases to beneficially own more than 50% of our outstanding common stock, such directors must be independent directors;

•
until AIG ceases to beneficially own at least 25% of our outstanding common stock, if the Board has a nominating and governance committee, AIG will be entitled to designate a number of the total number of directors entitled to serve on the nominating and governance committee proportionate to the percentage of our outstanding common stock beneficially owned by AIG, rounded up to the nearest whole number, provided that following the date on which AIG ceases to beneficially own more than 50% of our outstanding common stock, such directors must be independent directors; and

•
until AIG ceases to beneficially own more than 50% of our outstanding common stock, subject to certain exceptions, the compensation committee and the nominating and governance committee will only act with the consent of a majority of the members of the committee, which majority must include a director designated by AIG.

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AIG Consent Rights
The Separation Agreement provides that, until AIG ceases to beneficially own at least 25% of our outstanding common stock, the prior written consent of AIG will be required before we may take any of the following actions:
•
any merger, consolidation or similar transaction (or any amendment to or termination of an agreement to enter into such a transaction) involving us or any of our subsidiaries, on the one hand, and any other person, on the other hand; other than (i) an acquisition of 100% of the capital stock of such other person or (ii) a disposition of 100% of the capital stock of a subsidiary of us, in each case involving consideration not exceeding a specified threshold;

•
any acquisition or disposition of securities, assets or liabilities (including through reinsurance on a proportional or non-proportional basis whether involving full or partial risk transfer or for other purposes of surplus or capital relief) involving consideration or book value exceeding a specified threshold, other than transactions involving assets invested in our consolidated general account and approved in accordance with our established policies and procedures to monitor invested assets;

•	any increase or decrease in our authorized capital stock, or the creation of any new class or series of our capital stock;
•
any issuance or acquisition (including buy-back programs and other reductions of capital) of capital stock, or securities convertible into or exchangeable or exercisable for capital stock or equity-linked securities, subject to certain exceptions;

•
any issuance or acquisition (including redemptions, prepayments, open-market or negotiated repurchases or other transactions reducing the outstanding debt) of any debt security of, to or from a third party, in each case involving an aggregate principal amount exceeding a specified threshold;

•	any other incurrence or guarantee of a debt obligation to or of a third party having a principal amount exceeding a specified threshold, subject to certain exceptions;
•	entry into or termination of any joint venture, cooperation or similar arrangements involving assets having a book value exceeding a specified threshold;
•
the listing or delisting of securities on a securities exchange, other than the listing or delisting of debt securities on the NYSE or any other securities exchange located solely in the United States;

•
(A) the formation of, or delegation of authority to, any new committee, or subcommittee thereof, of our Board, (B) the delegation of authority to any existing committee or subcommittee of our Board not set forth in the committee’s charter or authorized by our Board prior to the completion of the IPO or (C) any amendments to the charter (or equivalent authorizing document) of any committee, including any action to increase or decrease the size of any committee (whether by amendment or otherwise), except in each case as required by applicable law;

•	the amendment (or approval or recommendation of the amendment) of our Certificate of Incorporation or By-laws;
•
any filing or the making of any petition under bankruptcy laws, any general assignment for the benefit of creditors, any admission of an inability to meet obligations generally as they become due or any other act the consequence of which is to subject us or any subsidiary to a proceeding under bankruptcy laws;

•
any commencement or settlement of material litigation or any regulatory proceedings if such litigation or regulatory proceeding could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

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•
entry into any material written agreement or settlement with, or any material written commitment to, a regulatory agency or other governmental authority, or any settlement of a material enforcement action if such agreement, settlement or commitment could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

•	any dissolution or winding-up of Corebridge;
•	the election, appointment, hiring, dismissal or removal (other than for cause) of our chief executive officer or chief financial officer;
•	the entry into, termination of or material amendment of any material contract with a third party, subject to certain exceptions;
•
any action that could result in AIG being required to make regulatory filings with or seek approval or consent from a governmental authority, other than any as contemplated by the Registration Rights Agreement;

•	any material change to the nature or scope of our business immediately prior to the completion of the IPO; or
•	any material change in any hedging strategy.
The Separation Agreement further provides that until the later of (i) the date when AIG ceases to be required under GAAP to consolidate our financial statements with its financial statements and (ii) the date when AIG ceases to beneficially own more than 50% of our outstanding common stock, AIG will have the right to approve our business plan and annual budget. In addition, to the extent that AIG is a party to any contract that provides that certain actions or inactions of affiliates of AIG may result in AIG being in breach of or in default under such contract, we are required not to take or fail to take any actions that reasonably could result in AIG being in breach of or in default under such contract.
Information Rights; Accounting and Financial Disclosure Matters; Rights with Respect to Policies
The Separation Agreement provides, in addition to other information and access rights, that:
•
we are required to continue to provide AIG with information and data relating to our business and financial results and access to our personnel, data and systems, and to maintain disclosure controls and procedures and internal control over financial reporting, as further provided therein during certain periods, including for as long as AIG is required to consolidate our financial results with its financial results and, thereafter, until the later of (i) the date when AIG is no longer required to account in its financial statements for its holdings in us under an equity accounting method or to consolidate our financial results with its financial results and (ii) the date on which AIG ceases to beneficially own at least 20% of our outstanding common stock;

•
until the date on which AIG is no longer required to account in its financial statements for its holdings in us under an equity accounting method, AIG will have certain access and cooperation rights with respect to the independent public registered accounting firm responsible for the audit of our financial statements and with respect to our internal audit function;

•
until the date on which AIG ceases to beneficially own at least 20% of our outstanding common stock, we will consult and coordinate with AIG with respect to public disclosures and filings, including in connection with our quarterly and annual financial results; and

•
during any period in which AIG is or may be deemed to control us for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of our outstanding common stock, we will provide AIG with information, records and documents

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requested or demanded by regulatory authorities or relating to regulatory filings, reports, responses or communications, and provide access to our offices, employees and management to regulatory authorities having jurisdiction or oversight authority over AIG.
The Separation Agreement provides that, until AIG ceases to beneficially own more than 50% of our outstanding common stock, our Board will, when determining whether to implement, amend or rescind any of our or our subsidiaries’ policies relating to risk, capital, investment, environmental and social responsibility or regulatory compliance, take into account our status as a consolidated subsidiary of AIG, and the interests of AIG with respect to such policies and the requirement for us to comply with AIG’s standards, and the Board will cause us to comply with policies of AIG that apply to us in our capacity as a subsidiary of AIG.
In addition, during any period in which AIG is deemed to control us for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of our outstanding common stock, we (i) may not adopt or implement any policies or procedures, and at AIG’s reasonable request, must refrain from taking any actions, that would cause AIG to violate any applicable laws to which AIG is subject, (ii) must, prior to implementing, amending or rescinding any policy referred to in the preceding paragraph, consult with AIG and, to the extent consistent with its fiduciary duties, our Board must take into account the interests of AIG with respect thereto and (iii) must maintain and observe the policies of AIG to the extent necessary for AIG to comply with its legal or regulatory obligations.
Participation Rights
The Separation Agreement provides that, subject to certain exceptions, until the date on which AIG ceases to beneficially own at least 20% of our outstanding common stock, as soon as practicable after determining to issue any shares of common stock or securities convertible or exchangeable for common stock, but in any event no fewer than ten business days prior to entering into a binding agreement to issue such shares or securities, we will be required to offer to sell to AIG a number of such shares or securities equal to the number of shares or securities to be sold multiplied by a fraction representing AIG’s beneficial ownership of our outstanding common stock at the lowest purchase price to be paid by the transferees of such shares or securities. Any such purchase by AIG of shares or securities will take place concurrently with the closing of the sale of shares or securities giving rise to AIG’s participation right or, if a concurrent closing is not practicable, as promptly as practicable thereafter.
Provisions Relating to Director and Officer Indemnification and Liability Insurance
The Separation Agreement provides that, until at least the day after the last date on which any director, officer, employee or certain designees of AIG (an “AIG Individual”) is a director, officer or employee of us, we must indemnify (including advancement of expenses) each such director, officer or employee to the greatest extent permitted under Section 145 of the Delaware General Corporation Law and other applicable laws. Such indemnification must continue as to any AIG Individual who becomes entitled to indemnification notwithstanding any subsequent change in our indemnification policies or, with respect to liabilities existing or arising from events that have occurred on or prior to such date, that such AIG Individual ceases to be a director, officer or employee of us.
Transfer of Assets and Assumption of Liabilities; Releases; Indemnification
The Separation Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be transferred to or retained by each of us and AIG as part of our separation from AIG. The Separation Agreement provides that, among other things, subject to the terms and conditions contained therein, including certain exceptions:
•
assets used primarily in or primarily related to the Corebridge Business (defined as the life and retirement and primarily related investment management businesses, operations and activities conducted by AIG or the Company immediately prior to 12:01 a.m. Eastern Time on September 14, 2022 (the “Separation Time”)) were retained by or transferred to us, including:

−	equity interests of specified entities;
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−
assets reflected on the pro forma condensed balance sheet of the Company, including any notes thereto, as of June 30, 2022 (the “Corebridge Balance Sheet”), other than any such assets disposed of subsequent to the date thereof;

−	assets of a nature or type that would have been included as assets on a pro forma combined balance sheet of the Company prepared immediately prior to the Separation Time;
−	assets expressly provided by the Separation Agreement or certain other agreements to be transferred to or owned by us (the “Specified Assets”); and
−	certain contracts, books and records, intellectual property, technology, information technology, permits and real and personal property;
•	certain liabilities were assumed or retained by the Company, including:
−	liabilities included or reflected as liabilities on the Corebridge Balance Sheet, other than any such liabilities discharged subsequent to the date thereto;
−	liabilities of a nature or type that would have been included as liabilities on a pro forma combined balance sheet of the Company prepared immediately prior to the Separation Time;
−	certain liabilities expressly provided by the Separation Agreement or certain other agreements as liabilities to be retained or assumed by the Company;
−
liabilities relating to or arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Separation Time to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets;

−
liabilities relating to or arising out of contracts, intellectual property, technology, information technology, permits, real or personal property allocated to us as provided above or products and services supplied, sold, provided or distributed, as the case may be, at any time, by us under a Company trademark; and

−	liabilities arising out of claims made by any third party against AIG or us to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets; and
•	all assets and liabilities, other than the assets and liabilities allocated to the Company as provided above, were transferred to, assumed by or retained by AIG.
Except as expressly set forth in the Separation Agreement or certain ancillary agreements, neither we nor AIG make any representation or warranty as to:
•	the assets, business or liabilities transferred or assumed as part of the separation;
•	any approvals or notifications required in connection with the transfers or assumptions;
•	the value or freedom from security interests of, or any other matter concerning, any assets; or
•	the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset.
All assets were transferred on an “as is,” “where is” basis, and the respective transferees bear the economic and legal risks that: (i) any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, (ii) any necessary approvals or notifications are not obtained or made, or (iii) any requirements of laws or judgments are not complied with.
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The Separation Agreement provides that in the event that the transfer of certain assets and liabilities to us or AIG, as applicable, did not occur prior to the separation, then until such assets or liabilities are able to be transferred, the applicable party will hold such assets for the use and benefit, or such liabilities for the performance or obligation, of the other party at the other party’s expense.
The Separation Agreement provides that each party will release and discharge the other party from: (i) all liabilities assumed by the party as part of the separation, (ii) all liabilities arising from or in connection with the transactions and other activities to implement the separation and the IPO and (iii) all liabilities arising from or in connection with actions, in inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Separation Time to the extent relating to, arising out of or resulting from the party’s business or assets or liabilities allocated to the party as provided above, except as expressly set forth in the Separation Agreement. These releases are subject to certain exceptions, including for any right to enforce the Separation Agreement or certain other agreements between the parties, in each case in accordance with their terms.
In the Separation Agreement, each party agrees, subject to certain exceptions, to indemnify, defend and hold harmless the other party, and each of its directors, officers, employees and agents, from and against:
•	all liabilities relating to, arising out of or resulting from any liability allocated to the party as described above;
•	any failure of the party to pay, perform or otherwise promptly discharge any such liabilities in accordance with their terms, whether prior to, on or after the Separation Time;
•	any breach by the party of the Separation Agreement or certain ancillary agreements;
•
any guarantee, indemnification or contribution obligation, surety or other credit support agreement, arrangement, commitment or understanding for the benefit of the party by the other party that survives following the separation; and

•	any untrue statement or alleged untrue statement in any public filings made by us with the SEC following the date of the IPO.
The Separation Agreement also establishes procedures with respect to claims subject to indemnification and related matters.
Dispute Resolution
The Separation Agreement contains provisions that govern the resolution of disputes or claims arising out of, relating to or in connection with the Separation Agreement. These provisions contemplate that if a dispute or claim cannot be resolved by senior officers of the parties, either party may submit the dispute or claim to non-binding mediation or, at any time before, during or following such non-binding mediation, binding arbitration, subject to the provisions of the Separation Agreement.
Term
The Separation Agreement terminates on the date that is one year following the date on which AIG ceases to beneficially own at least 5% of our outstanding common stock, except for certain provisions, including provisions relating to confidentiality, dispute resolution, allocation of assets and liabilities, and indemnification.
Registration Rights Agreement
The Registration Rights Agreement provides AIG and permitted transferees certain registration rights relating to shares of our common stock beneficially owned by AIG whereby, at any time after the IPO and the expiration of any related lock-up period, AIG and permitted transferees may require us to register under the Securities Act, all or any portion of such shares, a so-called “demand request.” AIG and permitted
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transferees also have “piggyback” registration rights, such that AIG and permitted transferees may include their respective shares in any future registrations of our equity securities, whether or not that registration relates to a primary offering by us or a secondary offering by or on behalf of any of our stockholders.
The Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make our management reasonably available to participate in roadshow presentations in connection with any underwritten offerings.
We also agree to indemnify AIG and permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in a registration statement by AIG or any permitted transferee.
Transition Services Agreement
We and AIG have historically provided certain services to the other, shared certain services and relied on certain third-party service providers to provide services pursuant to shared services contracts. We and AIG generally ceased to provide services to one another following the IPO and we have, subject to certain limited exceptions, (i) ceased to rely on the contracts, systems and other resources that we have historically shared with AIG and (ii) replaced those contracts with new contracts between us and third-party service providers, and procured other systems and resources, to the extent necessary. The Transition Services Agreement (i) governs our migration away from most shared services, systems and resources with AIG on an agreed schedule and (ii) provides for the continued provision (directly or through a third-party provider) of certain services between us and AIG. Certain contracts and services between us and AIG are not covered by the Transition Services Agreement and continue to be provided pursuant to the terms of such contracts.
The services subject to the Transition Services Agreement include:
•	information technology services,
•	certain finance and tax capabilities,
•	risk management and internal audit functions,
•	legal functions,
•	operational services,
•	services related to real estate,
•	human resources,
•	marketing services, and
•	various other miscellaneous services.
The charges for the services provided under the Transition Services Agreement generally are intended to allow the transition services provider to fully recover the costs associated with providing the services plus a percentage of such costs. Although we believe the Transition Services Agreement contains commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third party, the terms of the agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.
The Transition Services Agreement terminates on the last date on which either party thereto is obligated to provide or cause the provision of any service to or for the other party in accordance with the terms of the Transition Services Agreement and the schedules thereto. The services provided under the Transition Services Agreement will terminate at various times specified in the agreement and the schedules thereto,
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but the party receiving services may also elect to terminate a service, by giving a specified amount of advance written notice to the provider of the service. While the majority of services under the Transition Services Agreement were completed by the end of 2023, we are working to replicate or replace certain services that we will continue to need in the operation of our business that are provided currently by or through AIG, including those we receive through shared service contracts AIG has with various third-party providers or through the Transition Services Agreement. In the event of elective early termination of a particular service, the service recipient will be obligated to reimburse the service provider for all or a portion of the actual breakage fees paid by the provider to an unaffiliated third party in connection with such termination. In addition, subject to consent rights or requirements under third-party agreements and except as otherwise specified therein, the Transition Services Agreement provides that a service recipient may request an extension of any service term, on terms to be agreed between the parties.
Subject to certain exceptions and limitations set forth in the Transition Services Agreement, each party agrees to indemnify and hold harmless the other party from and against losses arising out of or resulting from the party’s breach of the confidentiality provisions of the Transition Services Agreement, third-party claims resulting from the party’s provision of services, the party’s bad faith, fraud, gross negligence or willful misconduct and losses from certain infringements or violations of intellectual property rights of a third party in connection with the services.
Except for certain exceptions, including with respect to bad acts and liability to an unaffiliated third party, the aggregate liability of each party to the Transition Services Agreement is limited (x) in respect of any service, to an amount equal to 12 times the amount of service fees paid for the first full calendar month in respect of such service and (y) in the aggregate, to an amount equal to three times the total service fees paid and payable to such party pursuant to the Transition Services Agreement during the 12 months prior to the occurrence of the event giving rise to the liability.
Trademark License Agreement and Related Agreements
We entered into an Intellectual Property Assignment Agreement (the “IP Agreement”), a Trademark License Agreement and a Grantback License Agreement (the “Grantback Agreement”) with AIG, Inc. on September 14, 2022. Under the IP Agreement, AIG, Inc. assigned certain trademarks and other intellectual property that are used in connection with our business to us for a de minimis fee.
Under the Trademark License Agreement, AIG, Inc. grants us a nonexclusive, nontransferable license to use the trademark “AIG” (the “Licensed Mark”) in connection with insurance and financial services, regulatory filings and financial reporting (the “Licensed Services”) at no cost. The license is in effect in the United States, UK, Ireland and Bermuda and includes use of the Licensed Mark on the internet (collectively, the “Territory”), provided that such online use is not specifically targeted to computer users located outside of the Territory. We are able to use the Licensed Mark for a period of 18 months from the effective date of the Separation Agreement (the “Initial Term”). If it is not feasible for us to cease use of the Licensed Mark within the Initial Term, we may notify AIG, Inc. of our need to continue the license for an additional 12-month period (the “Additional Term” and, together with the Initial Term, the “Term”). Two extension requests were made and granted by AIG for use of AIG UK Life in the UK and other operating jurisdictions and AIG Direct in the United States. Additional extension requests will be considered by AIG, Inc. in good faith, and consent may not be unreasonably withheld. The Trademark License Agreement contains reciprocal indemnification obligations which are uncapped and subject to the indemnified party’s prompt notification of all claims of which it becomes aware. Specifically, AIG, Inc. indemnifies us against trademark-related third-party claims arising from our use of the Licensed Marks for the Licensed Services during the Term in the Territory while we indemnify AIG, Inc. against non-trademark-related claims arising from our use of the Licensed Marks for the Licensed Services during the Term in the Territory.
Under the Grantback Agreement, we grant AIG, Inc. a nonexclusive, nontransferable license to use the trademarks that it sells to us under the IP Agreement in connection with the Licensed Services subject to the similar terms and conditions applicable to our use of the Licensed Mark under the Trademark License Agreement.
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Employee Matters Agreement
On September 14, 2022, we entered into an employee matters agreement with AIG. The employee matters agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters between us and AIG.
The employee matters agreement addresses certain compensation and employee benefit obligations with respect to our current and former employees and generally provides that, unless otherwise specified, each party will be responsible for liabilities associated with the current and former employees of such party and its subsidiaries for purposes of compensation and benefit matters following the IPO.
The employee matters agreement also governs the terms of certain equity-based awards granted by AIG prior to the IPO to our employees.
Tax Matters Agreement
We previously entered into a state and local tax payment allocation agreement (the “SALT PAA”) and the Tax Matters Agreement with AIG. These agreements govern the parties’ respective rights, responsibilities and obligations with respect to taxes, including the allocation of current and historic tax liabilities (whether income or non-income consolidated or stand-alone). The Tax Matters Agreement governs, among other things, procedural matters, such as filing of tax returns, tax elections, control and settlement of tax controversies and entitlement to tax refunds and tax attributes.
Under the Tax Matters Agreement, we and AIG agreed to make payments to each other in respect of historic tax periods and tax periods prior to our deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with our pre-existing tax sharing agreements with AIG (including the SALT PAA). Under these arrangements, we generally bear our own taxes determined on a standalone basis. Each party agreed to indemnify the other against any amounts for which such other party is not responsible, such as taxes arising from the breach of any obligations or covenants under the Tax Matters Agreement and any taxes of the other party’s consolidated or affiliated group members arising in taxable periods following our deconsolidation from AIG for purposes of the relevant tax. The Tax Matters Agreement allocates control of tax audits and proceedings between the parties, with AIG generally having the right to control audits and proceedings for pre-deconsolidation tax periods subject to our participation and consent rights, and it generally requires the parties to cooperate with one another in relation to the preparation and filing of tax returns and in connection with tax audits and proceedings.
The Tax Matters Agreement also provides special rules relating to elections to protect our tax attributes from reduction or reallocation pursuant to the “unified loss rule.”
Guarantee Reimbursement Agreement
On September 4, 2022, Corebridge and CRBGLH entered into a guarantee reimbursement agreement with AIG, Inc., related to AIG, Inc.’s guarantee of:
•
junior subordinated debentures of CRBGLH, which as of December 31, 2023 consisted of: (i) $54 million of 8.500% junior subordinated debentures due July 2030, (ii) $142 million of 8.125% junior subordinated debentures due March 2046 and (iii) $31 million of 7.570% junior subordinated debentures due December 2045 (the “CRBGLH Junior Subordinated Debt”) and

•	certain notes due and bonds payable by CRBGLH with $200 million aggregate principal amount as of December 31, 2023 (together with the CRBGLH Junior Subordinated Debt, the “CRBGLH Debt”).
Pursuant to the guarantee reimbursement agreement, Corebridge and CRBGLH agree to (i) pay and reimburse AIG, Inc. for the full amount of any payment made by or on behalf of AIG, Inc. pursuant to the indentures governing the CRBGLH Debt and/or the related guarantees by AIG, Inc. and (ii) pay, indemnify
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and reimburse AIG, Inc. and its affiliates, and their respective officers, directors, employees, shareholders, members, attorneys and other advisors, agents and controlling persons for, and hold each indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements.
Collateral Agreement
On September 4, 2022, Corebridge and CRBGLH entered into a collateral agreement with AIG, Inc., related to AIG, Inc.’s guarantee of the CRBGLH Debt (the “Collateral Agreement”). Pursuant to the Collateral Agreement:
•
in the event of (i) a ratings downgrade of Corebridge or CRBGLH senior debt below Baa3 (Moody’s)/ BBB- (S&P) or (ii) failure by CRBGLH to pay principal and interest on the CRBGLH Debt and applicable grace periods have lapsed (each, a “Collateralization Trigger Event”), Corebridge and CRBGLH must collateralize with Eligible Collateral (as defined in the Collateral Agreement) an amount equal to the sum of: (i) 100% of the principal amount outstanding under the CRBGLH Debt at any given time, (ii) accrued and unpaid interest, and (iii) 100% of the net present value of scheduled interest payments (the “Trigger Collateral Amount”); and

•
if at any time after Corebridge and CRBGLH deposit funds in connection with a Collateralization Trigger Event AIG reasonably determines the fair market value of the collateral is less than the Trigger Collateral Amount, Corebridge and CRBGLH must deposit additional collateral such that the fair market value of the collateral equals at least the Trigger Collateral Amount.

Other Transactions
On February 2, 2023, we purchased from AIG for €7.8 million a participation in a euro-denominated syndicated senior secured NAV facility.
On February 15, 2023, we entered into a purchase and sale agreement with AIG to purchase a senior secured private placement note asset for approximately $10.6 million. The transaction closed on March 2, 2023.
On April 20, 2023, American General Life Insurance Company (“AGL”), a Corebridge subsidiary, purchased from an AIG subsidiary a senior secured private placement note for approximately $41.4 million.
On June 21, 2023, we repurchased from AIG 10,981,108 shares of our common stock for approximately $180.2 million.
On December 14, 2023, we repurchased from AIG 6,210,256 shares of our common stock for approximately $135.1 million.
On April 1, 2024, we purchased from AIG subsidiaries two residential mortgage-backed securities for approximately $600,000.
Partnership and Transactions with Blackstone
Blackstone Stockholders’ Agreement
The Blackstone Stockholders’ Agreement governs the relationship among the parties, including matters related to corporate governance, restrictions on the transfer of our common stock owned by Blackstone, and certain consent and information rights.
On March 11, 2024, we entered into an Amendment and Waiver of Consent and Voting Rights with AIG, Argon, Blackstone and certain affiliates of Argon and Blackstone (the “Amendment and Waiver”) that amended the Blackstone Stockholders’ Agreement such that Argon will have no right to consent to any repurchase of shares of our common stock if such repurchase would result in Argon owning, of record, more than 9.9% of our then-outstanding common stock, provided that, no such repurchase will be permitted if it would result in Argon owning, of record, more than 14.9% of our then-outstanding common stock.
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Additionally, Argon, Blackstone and certain of their affiliates waived their right to vote or act by written consent with respect to any shares of our common stock owned by them from time to time. The following terms of the Blackstone Stockholders’ Agreement remain in place following the Amendment and Waiver.
Pursuant to the agreement, until Blackstone no longer owns at least 50% of its initial investment in 9.9% of our outstanding common stock (a “Fall-Away Event”), it will have the right to designate for nomination for election one member of our Board, so long as the nominee will not represent more than 9.9% of our entire Board. This designee is entitled to serve on each committee of our Board, subject to applicable stock exchange requirements and federal securities laws and regulations. If our Board consists of fewer than 11 members at any time, Blackstone’s designee will no longer be a member of our Board and will instead become a board observer.
Until a Fall-Away Event, we will not, without the prior written consent of Blackstone:
•
amend the organizational documents of Corebridge or any of our material subsidiaries, in either case so as to include provisions that would disproportionately adversely affect Blackstone in any material respect relative to AIG, in each case in their capacities as holders of our common stock, after taking into account differences in their respective ownership levels;

•	effect a voluntary liquidation, dissolution or winding up of Corebridge;
•
other than (x) with respect to documentation relating to our separation from AIG, (y) any modification, amendment, termination of, or entry into any material contract between us and AIG (an “Affiliate Contract”) that is on arm’s-length terms, fair and reasonable to us in all material respects or in the ordinary course of business consistent with historical practice or (z) any modification, amendment or termination of, or entry into, any Affiliate Contracts in connection with our separation from AIG, (A) modify, amend (in any material respect) or terminate (other than as a result of the expiration of the term thereof) any Affiliate Contract, or waive, release or assign any material rights or claims thereunder or (B) enter into any Affiliate Contract, in each of cases (A) and (B) on terms that are adverse in any material respect to Blackstone; provided that the consent of Blackstone shall not be unreasonably withheld, delayed or conditioned; and

•	following the completion of the IPO, effect a voluntary deregistration or delisting of our common stock.
The Blackstone Stockholders’ Agreement also provides Blackstone with certain registration rights relating to shares of our common stock held by Blackstone whereby, at any time following the first anniversary of the IPO, Blackstone may require us (subject to certain restrictions) to register under the Securities Act, all or any portion of these shares, a so-called “demand request.” Blackstone also has “piggyback” registration rights, such that we will use our reasonable best efforts to include the shares of common stock held by Blackstone in any future registrations of our equity securities. The Blackstone Stockholders’ Agreement sets forth customary registration procedures, including an agreement by us to participate in customary road show presentations in connection with any underwritten offerings. We have also agreed to pay all expenses related to any registration other than underwriting discounts and commissions and to indemnify Blackstone with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from written information furnished to us for use in a registration statement by Blackstone, and liabilities resulting from a violation by us of the Securities Act or state securities laws in connection with an offering covered by such registration. Blackstone’s registration rights under the Blackstone Stockholders’ Agreement will terminate when Blackstone no longer owns at least 75% of its initial investment in 9.9% of our outstanding common stock.
Further, the Blackstone Stockholders’ Agreement requires us, until a Fall-Away Event, to provide Blackstone upon reasonable request with information relating to our business and financial results, including with respect to information required for regulatory or compliance purposes.
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Under the Blackstone Stockholders’ Agreement, Blackstone may not sell its shares of our common stock, subject to certain exceptions, including:
•	if the purchaser of such shares is an affiliate of Blackstone and agrees to become bound by the Blackstone Stockholders’ Agreement;
•	after the first, second and third anniversary of the closing of the IPO, Blackstone may sell up to 25%, 67% and 75%, respectively, of its initial investment in 9.9% of our outstanding common stock;
•	after the fifth anniversary of the closing of the IPO, Blackstone may sell any shares of our common stock;
•	in connection with any share repurchase by us or AIG, to cause Blackstone’s ownership not to exceed 9.9% of our then-outstanding common stock;
•	in connection with a change of control of our company that is approved and recommended to our stockholders by our Board; and
•	with our consent (or, for so long as AIG owns at least 50% of our common stock, with AIG’s consent).
Further, under the Blackstone Stockholders’ Agreement, Blackstone may not, directly or indirectly, acquire any shares of, or rights in relation to, our common stock that would cause it to beneficially own more than 9.9% of our outstanding common stock before the fifth anniversary of the closing of the IPO, without our prior written approval.
Investment Management Relationships
Pursuant to our Commitment Letter with Blackstone IM and the SMAs, Blackstone IM serves as the exclusive external investment manager for portions of certain of our life insurance company subsidiaries’ investment portfolios. In 2021, we transferred management of $50 billion of our existing investment portfolio to Blackstone IM. As of December 31, 2023, Blackstone IM managed $55.4 billion in book value of assets in our investment portfolio. The amount managed by Blackstone IM will increase to $92.5 billion by the third quarter of 2027.
Blackstone IM earns an investment management fee of 0.30% per annum on all assets with respect to the initial $50 billion of assets delivered by our insurance company subsidiaries to Blackstone IM for investment management. That fee will increase to 0.45% per annum with respect to additional assets delivered for investment management by Blackstone IM, and with respect to the initial $50 billion of assets as such amount is re-invested over time. Such fee does not apply in the case of investments made in funds or structures where Blackstone IM or one of its affiliates is the sponsor or is otherwise entitled to other fees. To the extent that our insurance company subsidiaries fail to deliver to Blackstone IM for investment management applicable amounts by the specified quarterly deadlines, we would still owe investment management fees on the full amount of assets expected to be managed by Blackstone IM.
In furtherance of the arrangements under the Commitment Letter, we rely on Blackstone IM to provide us with investment management and advisory services pursuant to SMAs. Under each SMA, Blackstone IM may delegate any or all of its discretionary investment and advisory rights and powers to one or more affiliate investment advisers, in which case the applicable sub-manager and the applicable insurance company subsidiary and/or Blackstone IM may enter into a Sub-Manager Agreement.
The Commitment Letter provides that each SMA and Sub-Manager Agreement will have an initial term of six years, with two-year automatic extensions unless earlier terminated in accordance with the Commitment Letter, and that our insurance company subsidiaries will not exercise their termination rights under the Sub-Manager Agreements or, so long as any Sub-Manager Agreement to which an insurance company is a party is in effect, any SMA, except as specified in the Commitment Letter. Specifically, at any time, an insurance company subsidiary may terminate an SMA or Sub-Manager Agreement by providing at least 30 days’ advance written notice to Blackstone IM that we have determined that (a) a cause event has
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occurred, which includes (i) Blackstone IM no longer being able to carry on its investment advisory business as a going concern or (ii) Blackstone IM performing its obligations under any SMA with gross negligence, willful misconduct or reckless disregard of any such obligations, (b) Blackstone IM having materially breached a material covenant of an SMA and (subject to certain exceptions) such breach remaining uncured for thirty days or (c) a material adverse change occurring at Blackstone IM such that Blackstone IM or its sub-managers are unable to manage the applicable asset classes as provided in the applicable SMA due to a complete loss of capability with respect to that asset class, and such event remaining uncured for three months. During the initial six-year term of the SMA arrangements, an insurance company subsidiary may also terminate, with 30 days’ prior written notice, a Sub-Manager Agreement or SMA for breach of Blackstone IM’s contractual obligation pursuant to the stock purchase agreement between AIG and Blackstone to hold its ownership interest in us for five years following the IPO, subject to certain exceptions. Termination of a Sub-Manager Agreement or SMA generally requires the affirmative approval of at least a majority of the directors of our Board, excluding any Blackstone IM representative.
Following the initial six-year term, an insurance company subsidiary may terminate a Sub-Manager Agreement to which it is a party for unsatisfactory long-term performance, as measured relative to objective benchmarks agreed between the parties, which underperformance remains uncured for at least one year. Termination for underperformance requires a majority vote of the independent members of our Board.
Notwithstanding our obligations under the Commitment Letter, any of our insurance company subsidiaries may terminate any individual SMA at any time upon 30 days’ advance written notice. Corebridge, but not any of our insurance company subsidiaries, may be required to pay damages for termination in certain circumstances where termination is not expressly permitted by the terms of the Commitment Letter. Our investment expense incurred related to Blackstone IM’s services was $175 million for the year ended December 31, 2023.
Sale of CLO Manager
On February 24, 2023, we completed the sale of 100% of the limited liability company interests of Clover Credit Management, LLC (“CCM”) to Blackstone. The base purchase price for the sale of CCM was approximately $34.8 million, net of the financings described below. Additional consideration in the form of management fee and incentive fee revenue sharing may be payable to us through December 31, 2029.
In connection with the closing of this transaction, we maintained an existing $20 million term loan to CCM secured by notes CCM owns in a CLO it originated. This term loan will be paid in full no later than January 2035 and will pay interest at a per annum rate equal to (i) 3.7156% through January 2024 and (ii) after January 2024, a benchmark rate (determined by the underlying CLO indenture) expected to be 3-month term SOFR, plus a credit spread adjustment, plus 2.05%. In addition, we provided a second $20 million term loan to CCM secured by notes CCM owns in a CLO it originated. This term loan will be paid in full no later than October 2033 and will pay interest at a per annum rate equal to a benchmark rate (determined by the underlying CLO indenture) of 3-month term LIBOR plus 2.05%. The current benchmark rate for this term loan is 3-month LIBOR.
Purchase of Tax Credits
In connection with an existing SMA, AGL and an affiliate of Blackstone IM entered into an LLC Agreement on November 15, 2023, creating Freshwater RTC Holdings LLC (“Freshwater”). Pursuant to such agreement, as amended and restated on April 5, 2024, the affiliate of Blackstone IM is the non-member manager and has agreed to diligence and present tax credit purchase opportunities to AGL as the sole member. If AGL approves the purchase of any such credits, a tax credit purchase agreement will be entered into between Freshwater and the seller, and the purchased tax credits distributed to AGL. Freshwater will pay the affiliate of Blackstone IM a market level arranger fee based on the par value of any tax credits purchased. As of April 11, 2024, Freshwater has purchased $107.5 million of tax credits.
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Other Transactions
On June 21, 2023, we repurchased from Blackstone 1,206,582 shares of our common stock for approximately $19.8 million.
On December 14, 2023, we repurchased from Blackstone 686,295 shares of our common stock for approximately $14.9 million.
Transfer of AIG Technologies, Inc. (“AIGT”) and Eastgreen, Inc. (“Eastgreen”)
Prior to the IPO, we underwent a reorganization (the “Reorganization”) to ensure that we held all of AIG’s life and retirement business and substantially all of its investment management operations. In connection with the Reorganization, among other things, we and AIG entered into agreements under which we purchased AIGT and Eastgreen from AIG on February 28, 2022 for total consideration of $106.5 million. During 2023, AIGT provided data processing, technology and infrastructure services to AIG entities in the United States, including management of AIG hardware and networks. AIGT utilizes two data centers to provide its services. The real estate related to the two data centers is owned by Eastgreen.
Historical Related Party Transactions
Guarantees
AIG has guaranteed our obligations under various debt instruments and agreements, including:
•
AIG provides guarantees with respect to all obligations arising from certain insurance policies issued by us. We paid no fees with respect to these guarantees for the year ended December 31, 2023. For further information with respect to these guarantees, see Note 25 to our audited consolidated financial statements.

•
AIG provides a full and unconditional guarantee of the CRBGLH Debt and prior to August 1, 2023, provided a guarantee of an aggregate amount of $350 million promissory notes issued by CRBGLH to one of our subsidiaries pursuant to a sale-leaseback transaction in 2020, consisting of promissory notes of $150,000,000 and $200,000,000, which at such time had maturity dates of up to four and five years, respectively, and interest rates of 2.52% and 2.40%, respectively. For the year ended December 31, 2023, we paid no fees for the guarantees and no payments were made under these guarantees. On August 1, 2023, the guarantee of these promissory notes was novated from AIG, Inc. to Corebridge.

Intercompany Funding Arrangements
Prior to the IPO, we participated in intercompany funding arrangements, whereby each of our participating subsidiaries placed excess funds on deposit with AIG in exchange for a stated rate of interest. These funding arrangements terminated on September 19, 2022. As of December 31, 2023, we held $0 million, relating to these balances in short-term investments. Interest earned on these deposits was $8 million for the year ended December 31, 2023.
Derivative Agreements
We pay a fee to AIGM for a suite of capital markets services, including derivatives execution and support. In addition, in the ordinary course of business, we enter into over-the-counter derivative transactions with AIGM under standard ISDA agreements. The total expenses incurred for services provided by AIGM were $0 million for the year ended December 31, 2023. Our derivative assets, net of gross assets and gross liabilities after collateral, were $13 million as of December 31, 2023. Our derivative liabilities, net of gross assets and gross liabilities after collateral, were $0 million as of December 31, 2023. The collateral posted to AIGM was $0 million as of December 31, 2023. The collateral held by us was $377 million as of December 31, 2023.
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The suite of capital markets services previously provided by AIGM are now provided by our consolidated subsidiary CRBGM. The majority of transactions previously outstanding with AIGM have been legally transferred to CRBGM as of December 31, 2023.
In addition, we entered into certain unsecured derivative transactions with AIG prior to 2018. On May 4, 2023, these previously unsecured derivative transactions became fully collateralized. These derivative assets, net of gross assets and gross liabilities after collateral, were $0 million as of December 31, 2023. There were no derivative net liabilities as of December 31, 2023. There was no collateral posted to AIG or held by us as of December 31, 2023.
Capital Maintenance Agreement
Pursuant to a capital maintenance agreement between AGC and AIG (the “CMA”), AIG is obligated to maintain the total adjusted capital of AGC at or above a specified minimum percentage of AGC’s projected company action level RBC. AIG did not make capital contributions to AGC under the CMA during the year ended December 31, 2023. As of December 31, 2023, the specified minimum capital percentage in the CMA was 250%. On December 31, 2023, the CMA was terminated.
Tax Sharing Agreements
Prior to the IPO, we were included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined or unitary basis. As described above, under the Tax Matters Agreement, we and AIG agreed to make payments to each other in respect of historic tax periods and tax periods prior to our deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with our pre-existing tax sharing agreements with AIG.
For the year ended December 31, 2023, we received a net amount of $494 million in tax sharing payments in cash from AIG. The tax sharing payments may be subject to further adjustment in future periods. Amounts payable to AIG pursuant to the tax sharing agreements were $371 million as of December 31, 2023.
General Operating Services
Pursuant to the provisions of a service and expense agreement (the “AIG Service and Expense Agreement”) effective February 1, 1974 and the Transition Services Agreement, AIG provides operational services to us. For further information regarding these services, see Note 25 to our audited consolidated financial statements. The total service expenses incurred by us pursuant to these agreements were $161 million for the year ended December 31, 2023.
Historically, we have provided policy administration services to, and have received policy administration services from, previously affiliated AIG entities in connection with policies subject to the Fortitude Re transactions. For additional information with respect to these transactions, see Notes 1, 8 and 25 to our audited consolidated financial statements.
Advisory Transactions
Several of our asset management subsidiaries have served as investment managers or sub-managers, investment advisors or sub-advisors and portfolio managers or sub-managers for various funds pertaining to the asset management subsidiaries of AIG. The amount of fees we receive depends, in part, on the performance of the funds or the returns earned on the accounts which our subsidiaries are advising.
Certain of our investment management subsidiaries provide advisory, management, allocation, structuring, planning, oversight, administration and similar services (collectively, “Investment Services”) with respect to the investment portfolios of related party clients, including both insurance companies and non-insurance company subsidiaries of AIG. For additional information with respect to these Investment Services, see Note 25 to our audited consolidated financial statements. Management and advisory fee income for these Investment Services and related services was $34 million for the year ended December 31, 2023.
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Reinsurance Agreements
In 2018, AIG Life ceded to AIRCO risks relating to the payment of obligations of life-contingent annuity claims in the annuitization phase of the contracts on or after June 30, 2018. In 2019 and 2020, AIG Life ceded to AIRCO risks relating to certain whole life policies. Reinsurance assets related to these treaties were $67 million as of December 31, 2023. Amounts payable by AIG Life to AIRCO pursuant to these treaties were $13 million as of December 31, 2023. Ceded premiums related to these treaties were $37 million for the year ended December 31, 2023. These treaties were cancelled in connection with the closing of the sale of AIG Life to Aviva plc on April 9, 2024.
For additional information with respect to these transactions, see Notes 1, 8 and 25 to our audited consolidated financial statements.
Compensation Concerning Employees
We participated in certain of AIG’s long-term incentive compensation programs prior to the IPO. Our total share-based compensation expense after tax for these programs was $2 million for the year ended December 31, 2023. For further information regarding these plans, see Note 22 to the audited consolidated financial statements.
Revenues and Expenses Associated with AIG Agreements
The table below summarizes our material revenues and expenses in connection with agreements with AIG for the year ended December 31, 2023.
Year Ended December 31,
($ in millions)	2023
Transaction
Intercompany Funding Arrangements	$8
Derivative Agreements	0
Tax Sharing Agreements	494
General Operating Services	(161)
Advisory Services	34
Compensation Concerning Employees	(2)
Total	$373
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Proposal 2: Advisory Vote on Executive Compensation
What am I voting on?
Under Section 14A of the Exchange Act, our shareholders are entitled to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement each year. This vote gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Specifically, we are asking our shareholders to vote on the following resolution:
RESOLVED: that the compensation paid to Corebridge Financial, Inc.’s named executive officers, as disclosed pursuant Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative disclosure contained in this Proxy Statement, is hereby APPROVED.
While the vote on this resolution is advisory and therefore not binding on the Board, the outcome of the vote and discussions with shareholders in the coming year will inform the Board’s evaluation of our compensation practices and future compensation decisions.
How does the Board recommend that I vote?
The Board recommends that you vote FOR the approval of the 2023 compensation of our named executive officers as disclosed in this Proxy Statement.
How will the proxyholders vote?
Unless otherwise instructed, the proxyholders will vote FOR the approval of the 2023 compensation of our named executive officers as disclosed in this Proxy Statement.
What is the vote required for approval of the resolution?
The resolution must receive the affirmative vote of a majority of the votes cast to be approved. Only votes cast “for” or “against” the resolution will be considered.
When is the next advisory vote on the compensation of our named executive officers?
We expect the next advisory Say on Pay vote will occur at the 2025 annual meeting of shareholders.
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Executive Compensation
Compensation Glossary
Term	Meaning
AIG Board	Board of Directors of AIG, Inc.
AIG CMRC	Compensation and Management Resources Committee of the AIG Board
AIG Option	A stock option granted by AIG, Inc. and linked to the performance of its common stock
AIG PSU	A PSU granted by AIG, Inc. and linked to the performance of its common stock
Cash Dividend Equivalents
An unfunded and unsecured promise to pay cash to the holder of PSUs or RSUs in an amount equal to the dividends the holder would have received if the PSUs or RSUs had been actual shares. Cash Dividend Equivalents vest and are paid at the same time, and are subject to the same terms and conditions (including, for PSUs, increase or decrease based on achievement of performance criteria), as the PSUs or RSUs on which they are accrued

Corebridge Board	Board of Directors of Corebridge Financial, Inc.
Corebridge Forward	Our expense savings and modernization initiative
Corebridge Option	A stock option granted by Corebridge and linked to the performance of its common stock
Corebridge RSU or CRBG RSU	A RSU granted or assumed by Corebridge and linked to the performance of Corebridge’s common stock
Corebridge SPC	Special Purpose Committee of the Corebridge Board
Delayed Draw Term Facility
Three-Year Delayed Draw Term Loan Agreement, dated February 25, 2022, among Corebridge, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the Amendment Letter, dated May 11, 2022, and the Amendment Letter, dated August 24, 2022

ESP	Corebridge Financial, Inc. Executive Severance Plan
Laya	Laya Healthcare Limited, an Irish insurance intermediary, and its subsidiary, former subsidiaries of Corebridge purchased by AXA S.A. in October 2023
Life Fleet	American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York and The Variable Annuity Life Insurance Company, our primary risk-bearing entities
LTI	Long-term incentive
Non-Qualified Retirement Plan	American International Group, Inc. Non-Qualified Retirement Income Plan
Qualified Retirement Plan	American International Group, Inc. Retirement Plan
RSU	A restricted stock unit which is an unfunded and unsecured promise to deliver one share of stock, subject to time-based vesting conditions
STI	Short-term incentive
Stock option	An option to buy a specific number of shares of stock at a pre-set price
TSR	Total Shareholder Return which is a measure of financial performance indicating the total amount an investor reaps from an investment
UK Life	AIG Life
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Compensation Highlights
In 2023, our executives participated in our direct compensation program, including the Corebridge Long Term Incentive Plan, as well as our own retirement, health and welfare plans. Accordingly, this section discusses highlights of the Corebridge (and, where applicable, AIG) compensation programs and practices as applied to our executives.
Compensation Plan Design
The components of our executives’ compensation in 2023 included direct compensation, indirect compensation and termination benefits as described in the following table. In addition, the Corebridge CEO received AIG PSUs pursuant to AIG’s Long-Term Incentive Program.
Component	Description	Purpose
Direct Compensation
Base Salary	Fixed cash compensation
To fairly compensate executives for the responsibilities of their positions, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking

STI Awards	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	To drive business objectives and strategies and reward performance delivered during the year
LTI Awards	Equity-based compensation in the form of RSUs and stock options	To reward long-term value creation, stock price appreciation, and align executive interests with those of our shareholders
Indirect Compensation
Retirement, Health and Welfare Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	To assist with long-term financial support and security, including retirement savings
Termination Benefits
Severance Benefits	Lump sum payment and other benefits for certain terminations of employment	To offer competitive total compensation packages and enable us to obtain a release of employment-related claims
Change-in-Control Benefits	Benefits in the event of termination related to a change in control
To help ensure ongoing retention of executives when considering potential transactions that may create uncertainty as to their future employment and enable us to obtain a release of employment-related claims

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Corporate Governance Practices
We maintain strong corporate governance practices related to our compensation programs as described below.
What We Do	What We Don’t Do
    Pay for performance
    Align performance objectives with company strategy
    Maintain meaningful Corebridge stock ownership guidelines
    Cap payout opportunities under incentive plans applicable to our named executive officers
    Maintain robust clawback policies
    Maintain double-trigger change-in-control benefits
    Conduct annual risk review of incentive plans

    No tax gross-ups other than for tax equalization and relocation benefits
    No excessive perquisites, benefits or pension payments
    No reloading or repricing of stock options
    No equity grants below 100% of fair market value
    No Cash Dividend Equivalents vest unless and until related LTI awards vest

2023 Target Total Direct Compensation
Our executives’ direct compensation is designed to give appropriate weighting to fixed and variable pay, short-term and long-term performance. The following charts show the breakdown between the various components of our named executive officers’ 2023 target total direct compensation. These charts do not reflect any compensation that was paid or granted to the named executive officers in the form of one-time special awards that are not part of annual compensation.
2023 CEO Annual Target Total Direct Compensation

*	PSUs are issued in AIG Stock.
2023 Average Annual Target Direct Compensation of Other Current Named Executives

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the philosophy, goals and principal components of our 2023 direct compensation program as applied to our named executive officers (or “NEOs”) and an overview of our retirement and welfare plans and compensation policies.
2023 Named Executive Officers
Named Executive Officer	Title as of December 31, 2023
Kevin Hogan	Chief Executive Officer
Elias Habayeb	Executive Vice President and Chief Financial Officer
Lisa Longino(1)	Executive Vice President and Chief Investment Officer
Terri Fiedler	Executive Vice President and President of Retirement Services
Jonathan Novak	Executive Vice President and President of Institutional Markets
Former Officer
Constance Hunter(2)	Former Executive Vice President and Head of Strategy
(1)	Ms. Longino commenced employment with Corebridge on February 13, 2023.
(2)	Ms. Hunter’s employment with Corebridge terminated on September 8, 2023.
Direct Compensation Program Design
Philosophy
Our compensation philosophy is based on a set of foundational principles that guide how we structure our compensation program and how we reach compensation decisions. It is intended to be long-term oriented and risk-balanced, enabling Corebridge to deploy the best talent for its various business needs.
Consistent with this philosophy, the Corebridge SPC (or where applicable, the AIG CMRC) evaluates and adjusts the programs for our executives, balancing Corebridge’s strategic priorities, talent needs, stakeholder feedback and market considerations to ensure the programs continue to meet their intended purpose.
The following table provides each foundational principle, the components of each principle and the application of each principle in practice.
Principle	Component	Application
Attract and retain the best talent	• Offer market-competitive compensation opportunities to attract and retain the best employees and leaders for business needs
  Compensation levels set considering market data for talent peers with relevant experience and skillsets in the insurance and financial services industries where the Company competes for talent
  Employ special, one-time awards to promote retention

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Principle	Component	Application
Pay for performance
• Create a pay-for-performance culture by offering STI and LTI compensation opportunities that reward employees for individual contributions and business performance
• Provide a market-competitive, performance-driven compensation structure through a four-part program that consists of base salary, STI, LTI and benefits

  Majority of compensation is variable and at-risk
  Incentives tied to company performance, business / function performance and individual contributions
  Objective performance measures and goals used, clearly disclosed herein
  Compensation provides significant upside and downside potential for superior performance and under performance

Align interests with shareholders
• Align the long-term economic interests of key employees with those of shareholders by ensuring that a meaningful component of their compensation is provided in equity
• Motivate all employees to deliver long-term, sustainable and profitable growth, while balancing risk to create long-term, sustainable value for shareholders
• Avoid incentives that encourage employees to take unnecessary or excessive risks that could threaten the value or reputation of the Company by rewarding both annual and long-term performance
• Maintain strong compensation best practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation

  Majority of compensation is equity-based
  Executives are subject to risk management policies, including clawback, anti-hedging and pledging policies
  Performance goals are set with rigorous standards commensurate with both the opportunity and company risk guidelines
  Annual risk assessments evaluate compensation plans to ensure they appropriately balance risk and reward
  Follow evolving compensation best practices through engagement with outside consultants and peer groups

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Framework
Our direct compensation program is designed to give appropriate weighting to fixed and variable pay, short- and long- term performance, and business unit / function and enterprise-wide contributions. We provide three elements of annual direct compensation: (i) base salary, (ii) an STI award and (iii) an LTI award as described in the table below. Our target total direct compensation and mix of components are set with reference to market data for comparable positions at business and talent competitors.
Direct Compensation Framework
Base Salary
Base salary is fixed compensation for services that is intended to fairly compensate executives for the responsibilities of their position, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking.

STI Awards
STI awards are variable annual cash incentive awards determined based on performance relative to corporate and individual goals. STI awards are designed to drive business objectives and strategies and reward performance delivered during the year. The fundamental structure of the STI program provides an opportunity to incentivize and reward both leading and lagging indicators of performance, with a focus on guiding the organization towards balancing profitability, growth and risk.

LTI Awards
LTI awards are equity-based compensation in the form of AIG PSUs (for CEO only) and CRBG RSUs and stock options. LTI awards are designed to reward long-term value creation, performance achievements and stock price appreciation.

Direct Compensation Program Decision-Making Process
Roles and Responsibilities
The following table describes various roles and responsibilities related to the AIG and Corebridge direct compensation program decision-making process.
Individual/Entity	Responsibilities
AIG CMRC	The AIG CMRC consists solely of independent AIG, Inc. directors and approved Mr. Hogan’s compensation for 2023.
Corebridge SPC
The Corebridge SPC consists of two AIG Directors and two independent directors and meets as necessary to review and approve various compensation-related items, including:
  • incentive program design, including metrics
  • total direct compensation for executives, including STI awards, LTI grant dollar values and base salary
  • compensation plans
  • performance goals for the Corebridge CEO

Section 16 Sub-Committee	The Section 16 Sub-Committee consists of two non-employee directors and has the authority to grant equity awards under the Corebridge Long Term Incentive Plan
Corebridge CEO	The Corebridge CEO presents recommendations for NEO compensation to the Corebridge SPC; no other NEO plays a decision-making role in determining the compensation of any other NEO
Corebridge Human Resources Department	The Corebridge Human Resources Department performs many of the organizational and administrative tasks underlying Corebridge’s compensation practices
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Use of Market Data
AIG uses data for its relevant peer groups to support the key principles of its compensation philosophy, including attracting and retaining the best talent and paying for performance. For Mr. Hogan, AIG used a compensation peer group for executive compensation in 2023 to inform his compensation level and design. This group is comprised of:
1. The Allstate Corporation	7. CIGNA Corporation	13. The Progressive Corporation
2. American Express Company	8. Citigroup Inc.	14. Prudential Financial, Inc.
3. Bank of America Corporation	9. JPMorgan Chase & Co.	15. The Travelers Companies Inc.
4. BlackRock, Inc.	10. Manulife Financial Corporation	16. U.S. Bancorp
5. Capital One Financial Corp.	11. Marsh & McLennan Company, Inc.	17. Wells Fargo & Company
6. Chubb Limited	12. MetLife Inc.
Moreover, for Mr. Hogan, AIG engaged Johnson Associates to prepare a report presenting market comparisons of the total compensation level.
The Decision-Making Process
In the first quarter of 2023, 2023 target total direct compensation and 2023 target LTI awards were approved for Mr. Hogan by the AIG CMRC and for all NEOs by the Corebridge SPC. They also approved the performance metrics and goals for 2023 STI awards. These metrics and goals were set based on the budgeting and strategic planning process.
In the first quarter of 2024, the AIG CMRC reviewed and approved compensation decisions for Mr. Hogan and the Corebridge SPC reviewed and approved compensation decisions for all NEOs. These reviews were performed against a backdrop of the business and individual performance evaluations for the prior year, in addition to compensation relative to peers with relevant experience and skillsets in the insurance and financial services industries where we compete for talent.
Total Direct Compensation Components
2023 Target Total Direct Compensation
2023 Target Total Direct Compensation for our NEOs was as follows:
NEO	Base Salary ($)	2023 Target STI Award ($)	2023 Target LTI Award ($)	Total ($)
Kevin Hogan	1,250,000	2,250,000	4,000,000	7,500,000
Elias Habayeb	800,000	1,200,000	1,700,000	3,700,000
Lisa Longino	800,000	1,240,000	1,360,000	3,400,000
Terri Fiedler	650,000	820,000	980,000	2,450,000
Jonathan Novak	600,000	750,000	900,000	2,250,000
Constance Hunter	700,000	800,000	1,000,000	2,500,000
Base Salary
The 2023 base salary for each of our NEOs is listed in the table above. Salaries are reviewed to determine whether they should be adjusted based on a broad range of factors including role scope, experience, skillset, performance, and salaries for comparable positions at competitors, as well as internal parity among similarly situated officers.
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STI Awards
2023 STI awards for our NEOs who did not terminate employment during 2023 (our “Active NEOs”) were based on a combination of a quantitative business performance score (the “Business Performance Score”) and an assessment of individual performance (the “Individual Performance Score”) as described below. The calculation was as follows, subject to an overall cap of 200% of the relevant Active NEO’s 2023 Target STI award:
2023 Target STI Award	X	Business Performance Score	X	Individual Performance Score	=	2023 Actual STI Award
2023 performance resulted in the following STI awards for the Active NEOs:
NEO	2023 Target STI Award ($)	Business Performance Score	Individual Performance Score	2023 Actual STI Award ($)
Kevin Hogan	2,250,000	139%	104%	3,250,000
Elias Habayeb	1,200,000	139%	100%	1,670,000
Lisa Longino	1,240,000	139%	100%	1,720,000
Terri Fiedler	820,000	139%	100%	1,140,000
Jonathan Novak	750,000	139%	100%	1,040,000
Ms. Hunter’s employment with Corebridge terminated on September 8, 2023, and she received a pro-rated STI award for 2023 in accordance with the ESP, as detailed under “Potential Payments upon Termination or Change in Control.”
Business Performance Score
The Business Performance Score was determined by measuring corporate performance with respect to certain key metrics approved by the AIG CMRC based on Corebridge’s strategy and focus at the time of the program’s design. Three metrics were chosen to incent performance across a range of activities and balance the different types of metrics. The 2023 metrics and their relative weightings were:
•	Normalized Adjusted Return on Average Equity (“Normalized ROAE”) – 40%
•	Normalized General Operating Expense (“Normalized GOE”) – 30%
•	Normalized Reported Adjusted After-tax Operating Income (AATOI) Per Share (“Normalized AATOI Per Share”) - 30%
Note: Normalized ROAE, Normalized GOE and Normalized AATOI Per Share are non-GAAP financial measures used by Corebridge. For more information on these measures, see Appendix A.
To determine the Business Performance Score, the AIG CMRC approved targets, thresholds and caps for each metric. Performance at target for a metric would result in a contribution to the Business Performance Score equal to that metric’s weighting. Accordingly, performance at target for all of the metrics would result in a Business Performance Score of 100%.
Performance at threshold for a metric would result in a contribution to the Business Performance Score equal to 50% of the metric’s weighting. Performance below threshold would result in no contribution to the Business Performance Score. Performance at the cap or higher for a metric would result in an increased contribution to the Business Performance Score of 150% of the metric’s weighting. Accordingly, the Business Performance Score could range from 0% to 150%.
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The 2023 Business Performance Score was 139%. The following table presents the target and actual results for each of the metrics, along with their threshold, cap, relative weightings and ultimate contribution to the Business Performance Score.
Performance Metric	Threshold (50%)	Target (100%)	Stretch (125%)	Maximum (150%)	Actual	Percent Achieved	Weighting	Percent Achieved (Weighted)
Normalized ROAE	8%	10%	11%	12%	12%	149%	40%	59.6%
Normalized GOE	$1.82	$1.77	$1.72	$1.67	$1.74	116%	30%	34.8%
Normalized AATOI Per Share	$2.75	$3.50	$4.00	$4.25	$4.41	150%	30%	45%
								139%
Individual Performance Score
The Individual Performance Score for Mr. Hogan (assessed by the AIG CMRC) and for each Active NEO other than the CEO (assessed by the Corebridge SPC) was based on individual performance with respect to each NEO’s objectives and could range from 0% to 150%. All Active NEOs’ objectives were structured to reward actions under four key pillars: Financial, Strategic, Operational and Organizational. The objectives reflect areas of importance for each Active NEO.
Financial (25%)	Strategic (25%)	Operational (25%)	Organizational (25%)
Assessed against relevant financial objectives based on the Active NEO’s role, such as:	Goals vary by Active NEO and cover areas such as:	Goals vary by Active NEO and cover areas such as:	Goals vary by Active NEO and cover areas such as:
• Revenue • Growth • Profitability • Budget Control • Cost Reduction • Risk Adjusted Profitability / Value of New Business	• Business Development and Growth • Customer Satisfaction and Quality	• Compliance • Risk • Productivity Measures • Operational Efficiencies • Demonstration of Accountability and Ownership for Risk-Taking	• Transformation • Tech Improvement • Diversity, Equity, Inclusion and Belonging • Talent Retention and Development
In making its determination, the AIG CMRC and Corebridge SPC took into account the factors it deemed relevant, including the following achievements of the Active NEOs.
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Kevin Hogan, Chief Executive Officer
Financial
• Delivered strong 2023 financial results:
  ○ Pre-Tax Income was $940 million; Adjusted Pre-Tax Operating Income* was $3.2 billion, an increase of $339 million year-over-year
  ○ Delivered ROAE of 10.7 percent; Achieved Adjusted ROAE* of 11.3 percent, an improvement of 90 basis points year-over-year
  ○ Achieved Operating Earnings* of $4.10 per share, exceeding consensus and target
• Oversaw proactive balance sheet management supportive of significant growth and capital management objectives
• Returned over $2.2 billion to shareholders, through $589 million in regular dividends, $1.1 billion in special dividends and $498 million in share repurchases
• Opportunistically paid off $1.25 billion of remaining outstanding $1.5 billion Delayed Draw Term Facility balance using proceeds from senior note issuances, reducing interest expense
• Maintained strong Corebridge parent company liquidity, ending the year with $1.6 billion

Strategic
• Successfully completed outsourcing strategies, representing approximately $86 million in expense savings
• Completed integration of third-party asset managers (BlackRock and Blackstone) into Corebridge’s Investments data environment
• Established relationships with key stakeholders, including investors, analysts, rating agencies and regulators

Operational
• Facilitated simplification of operating model via completed sale of Laya in October 2023 and entry into a definitive agreement to sell UK Life business
• Reorganized business operations, including Legal, Compliance and Regulatory and Enterprise Risk Management functions
• Oversaw substantial operational and physical separation from AIG and further implemented standalone infrastructure
• Executed or contracted for over 85 percent of targeted savings via Corebridge Forward
• Substantially progressed implementation of BlackRock’s Aladdin platform within Investments

Organizational
• Engaged employees through various internal events, including Corebridge’s second annual Diversity, Equity, Inclusion and Belonging Month
• Recruited diverse, industry leading talent to executive and senior leadership roles throughout Corebridge
• Initiated company-wide, multi-year governance and controls projects with respect to financial controls, risk management and compliance functions

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Elias Habayeb, Executive Vice President and Chief Financial Officer
Financial
•  Provided financial leadership towards the execution of business and capital plans resulting in the delivery of strong financial results for 2023
• Proactively managed the insurance company balance sheets to allow for highest levels of new business generation in recent years, distribution of $2 billion in dividends from the US insurance companies, mitigating market volatility implications while maintaining the Life Fleet RBC ratio above target
• Prudently managed Corebridge parent and insurance company liquidity enabling Corebridge to return $2.2 billion in capital to shareholders
• Led efforts for the sale of the international life operations which generated over $1 billion in additional shareholder value
• Reduced interest expense by opportunistically refinancing $1.25 billion of the Delayed Draw Term Facility

Strategic
• Actively supported execution of the Corebridge Forward initiative achieving 88% of the exit run rate target by the end of 2023
• Increased delivery of actionable financial information and analyses to support more effective decision making
• Expanded external stakeholder engagement and continued to educate investors on Corebridge; met with approximately 160 buyside firms and participated in 4 industry conferences
• Completed successful roll-out of long duration targeted improvements

Operational
• Successful implementation of Sarbanes Oxley controls under the first year subject to an independent attestation with no material weaknesses or significant deficiencies identified
• Successfully migrated all identified work to outsourcing partner
• Migration of finance/actuarial systems to the cloud and creation of new accounts payable function
• Actively supported the Aladdin implementation

Organizational
• Established a plan for finance to improve employee engagement
• Executive Sponsor of the Houston Rising Leaders employee resource group
• Upgraded talent in key positions
• Promoted gender and ethnic diversity among new hires

Lisa Longino, Executive Vice President and Chief Investment Officer
Financial
• Delivered strong Net Investment Income results, exceeding budget and prior year
• Enabled strong credit performance
• Expanded portfolio trading and hedging tools
• Successfully concluded numerous loan modifications, resulting in payoffs, credit enhancements and maturity extensions

Strategic
• Strong credit performance for portfolio, credit migration positive, CML/CMBS (commercial mortgage loan/commercial mortgage-based securities) flat to slightly down with all sectors outperforming market experience
• Successfully established a Manager of Manager organization overseeing Blackstone and BlackRock, and partnered with Blackstone on new asset classes and new products
• Further developed and expanded partnerships with both BlackRock and Blackstone

Operational	• Drove a focus on risk management by incorporating operational risk into the first line of defense • Established enhanced risk governance model, with monthly reporting and escalation process
Organizational
• Continued to execute on target operating model for Investments, coupled with a rebuild of CIO team
• Focused on building bench strength and developing future leaders by providing executive presence and presentation coaching for leaders on CIO team

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Lisa Longino, Executive Vice President and Chief Investment Officer
• Established a communications plan to further engage colleagues, including monthly and quarterly business reviews and townhalls
Terri Fiedler, Executive Vice President and President of Retirement Services
Financial
• Drove strong results across Retirement Services, delivering Adjusted Pre-Tax Operating Income* excluding Variable Investment Income, exceeding target and prior year
• Increased prior year total deposits and delivered strong Annuity sales, exceeding prior year
• Delivered periodic deposits above target, providing predictable and consistent in-flows
• Improved overall operating expenditure

Strategic
• Successfully restructured the distribution organization to align with growth objectives
• Executed on key initiatives to improve the plan sponsor experience including enhancements in branding, communication and the relationship management model
• Enhanced customer experience through delivery of transformation initiatives, including enhanced digital capabilities

Operational
• Contributed to Corebridge Forward with additional savings relative to target
• Implemented operational changes to support regulatory changes
• Continued focus on reinforcing a culture of compliance with enhanced controls and oversight

Organizational
• Led the Women in Distribution Network as Executive Sponsor, delivering multiple virtual and in-person development events
• Served as Executive Sponsor of the Houston Women & Allies ERG and a co-Executive Sponsor of the new National Women & Allies ERG
• Represented Corebridge as the Chair of the Insured Retirement Institute and a Board Trustee for the Foundation of Financial Planning

Jonathan Novak, Executive Vice President and President of Institutional Markets
Financial
• Delivered strong results in Adjusted Pre-Tax Operating Income* excluding Variable Investment Income, exceeding target by 15%
• Significantly surpassed target for new business volumes while achieving profit margins in excess of target
• Improved overall operating expenditure

Strategic
• Successful execution of reinsurance strategies across the enterprise supporting Individual Retirement, Life Insurance and Group Retirement reducing risk and increasing capital efficiency
• Implemented new product and service strategies across Institutional Markets, further enhancing our market position
• Successful initial implementation of our Bermuda strategy including conversion of the legal entity to Corebridge subsidiary

Operational
• Led Institutional Markets with discipline while optimizing capital deployment
• Worked closely with external partners to enhance the range of assets available to support the business and enhance competitive position

Organizational	• Demonstrated strong active leadership focused on advancing collaboration and connections throughout and across teams • Exhibited strong risk management practices and drove a risk and control culture
*	Measures marked with an asterisk are non-GAAP financial measures used by Corebridge. For more information on these measures, see Appendix A.
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LTI Awards
Annual 2023 LTI Awards
In February 2023, the Corebridge SPC granted annual LTI awards to our NEOs and for Mr. Hogan, the AIG CMRC granted the AIG PSU portion of his annual LTI award. When determining the amount of an annual LTI award for an executive, the Corebridge SPC (or AIG CMRC, for Mr. Hogan) considered whether to modify the executive’s Target LTI Award. The actual LTI award granted can reflect a modifier of up to 150% of the executive’s Target LTI Award, based on the assessment by the Corebridge SPC (or AIG CMRC, for Mr. Hogan) of a range of factors, including consideration of prior year performance and contributions, the complexity of expected contributions and the desire to enhance retention and/or provide incremental incentive for future success over the applicable performance period.
In February 2023, the Corebridge SPC (or AIG CMRC, for Mr. Hogan) approved the following LTI awards for the NEOs:
NEO	2023 Target LTI Award	Modifier	2023 Actual LTI Award
Kevin Hogan	$4,000,000	100%	$4,000,000
Elias Habayeb	$1,700,000	100%	$1,700,000
Terri Fiedler	$980,000	100%	$980,000
Jonathan Novak	$900,000	100%	$900,000
2023 LTI awards consisted of 50% AIG PSUs, 25% Corebridge RSUs and 25% Corebridge Options for Mr. Hogan and 75% Corebridge RSUs and 25% Corebridge Options for Mr. Habayeb, Ms. Fiedler, and Mr. Novak.
The amounts granted were determined as follows:
Type of Award	How Amount Granted Was Determined
AIG PSUs	50% of Mr. Hogan’s total award value was divided by the average closing price of AIG common stock over the five trading days preceding the grant date, rounded down to the nearest whole unit
Corebridge RSUs
75% of the total award value (25% for Mr. Hogan) was divided by the average closing price of Corebridge common stock over the five trading days preceding the grant date, rounded down to the nearest whole unit

Corebridge Options
25% of the total award value was divided by the value of a Corebridge Option on the grant date which was determined using a Black-Scholes pricing methodology based on assumptions which may differ from the assumptions used in determining the option’s grant date fair value based on FASB ASC Topic 718

2023 Annual Corebridge RSUs
One-third of the annual 2023 Corebridge RSUs will vest on each of the first, second and third anniversaries of the grant date (February 21, 2023), subject to continued service on each vesting date. The 2023 Corebridge RSUs accrue Cash Dividend Equivalents.
2023 Annual Corebridge Options
Annual 2023 Corebridge Options have a term of ten years and one-third of the options will vest on each of the first, second and third anniversaries of the grant date (February 21, 2023), subject to continued service on each vesting date. The exercise price for the options is $20.30, which was the closing price for Corebridge’s common stock on the grant date.
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Other 2023 LTI Awards
Ms. Longino and Ms. Hunter each received the following awards in connection with the commencement of their employment with Corebridge, which were granted in consideration for equity foregone from each executive’s previous employer:
NEO	Grant Date	Award Type	Amount
Lisa Longino	February 21, 2023	Equity Buy-Out	$1,223,215
Constance Hunter	June 20, 2023	Equity Buy-Out	$1,000,000
Ms. Longino’s grant consisted 100% of Corebridge RSUs which will vest 50% on February 21, 2024, 30% on February 21, 2025 and 20% on February 21, 2026, subject to continued service on each vesting date. The amount was later adjusted in May 2023 to conform to the final terms of the equity buy-out. The Corebridge RSUs accrue Cash Dividend Equivalents.
Ms. Hunter’s grant consisted of 75% Corebridge RSUs and 25% Corebridge Options. One-third of each of the Corebridge RSUs and Corebridge Options were scheduled to vest on each of February 21, 2024, February 21, 2025 and February 21, 2026, subject to continued service on each vesting date. Upon termination of Ms. Hunter’s employment on September 8, 2023, all of her outstanding unvested equity awards vested in full on her last day of employment, pursuant to the terms of such equity awards.
2023 Annual AIG PSUs
Mr. Hogan’s annual 2023 AIG PSUs can be earned based on AIG performance over a period of three years and accrue Cash Dividend Equivalents.
The performance metrics applicable to his award include:
•	Annual Improvement to Accident Year Combined Ratio, as Adjusted (“AYCR, ex-CAT”) calculated as a consecutive average annual improvement against each year in the performance period (weighted 25%)
•	Achievement of AIG parent company expense targets (weighted 25%)
•	Cumulative Diluted Normalized Adjusted After-Tax Income (“AATI”) attributable to AIG Common Shareholders Per Share annual improvement over the three-year performance period (weighted 30%)
•	TSR over the three-year performance period relative to a group of General Insurance peer companies (weighted 20%)
All of these metrics include clearly defined goals associated with the achievement of “threshold,” “target,” “stretch” and “maximum” and are aligned to AIG’s strategic objectives.
Note: AYCR, ex-CAT and Diluted Normalized AATI attributable to AIG Common Shareholders Per Share are non-GAAP financial measures used by AIG. For more information on these measures, see Appendix B.
2020 AIG PSU Payout
Mr. Hogan received AIG PSUs in 2020. The three-year performance period for these AIG PSUs ended on December 31, 2022 and the AIG PSUs were settled in 2023. This award was subject to three performance metrics, including a relative TSR modifier:
•	Relative Tangible Book Value Per Share Growth (weighted 80%)
•	AIG 200 Net GOE Savings (weighted 20%)
•	Relative TSR Modifier - a modifier is applied if AIG ranks in the top quartile (10%) and in the bottom quartile (-10%)
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In the first quarter of 2023, AIG’s CMRC assessed performance over the three-year performance period and certified the results as set forth below in the following table. In addition, the CMRC determined AIG’s Relative TSR over the performance period ranked in the top quartile of its peers, resulting in a +10 percent performance adjustment. The AIG PSU performance based on the core metrics yielded a score of 179%.
The threshold, target and maximum performance goals for each metric and their actual and earned performance are included in the following table.

Our Indirect Compensation Plans and Termination Benefits
All employees, including our executives, are offered a benefits program that includes retirement, health and welfare and termination benefits.
Indirect Compensation
Retirement Benefits
We offer a tax-qualified 401(k) plan to our employees. All participants in the plan receive employer matching contributions of up to 100% of the first 6% of the eligible compensation that they contribute to the plan, up to the qualified plan compensation limit ($330,000 in 2023). We also provide an employer contribution of 3% of eligible compensation to all employees eligible to participate in the 401(k) plan, subject to tax law limits.

Health and Welfare Benefits	Our executives generally participate in the same broad-based health, life insurance and disability benefit programs as our other employees.
Perquisites	We provide executives with a limited number of benefits and perquisites that are generally aligned with those available to other employees.
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Termination Benefits
Severance Benefits
Our executives are eligible for benefits under the ESP upon termination by the Company without “Cause” or resignation by the executive for “Good Reason.” To receive benefits under the ESP, the executives must execute a release of employment-related claims including restrictive covenants. Benefits include a lump sum payment equal to 1 or 1.5 (depending on job grade) times the sum of the executive’s salary and three-year average of actual STI payments.

Change-in-Control Benefits
In the event that an executive experiences a covered termination under the ESP within 24 months following a change in control, the lump sum payment under the plan will equal 1.5 or 2 (depending on job grade) times the sum of the executive’s salary and three-year average of actual STI payments.

Our Compensation Policies
Corebridge Clawback Policy (amended in 2023)
The Corebridge Clawback Policy was adopted by the Corebridge Board to encourage sound risk management and increase individual accountability and applies to all executive officers. The policy was amended to extend its coverage to all employees who receive equity awards and all employees at Grade Level 27 and above as well as other minor technical changes. The policy provides that the Board or a designated committee thereof (the “administrator”) has broad discretionary authority to determine the existence and date of a covered event and the amount of any forfeiture, recoupment and/or repayment of all or any portion of:
•
any outstanding and unpaid incentive compensation (i.e., any bonus, equity or equity-based award or other incentive compensation granted by Corebridge or any Corebridge affiliate), whether vested or unvested, that was awarded to the applicable executive and

•	any incentive compensation that was paid to and received by the applicable executive during the 12-month period preceding the date of the covered event.
For this purpose, a “covered event” includes:
•	a material financial restatement;
•	an award or receipt of covered compensation by an executive based on materially inaccurate financial statements or performance metrics that are materially inaccurately determined;
•
a failure by an executive to properly identify, assess or sufficiently raise concerns about risk, including a supervisory role, that results in a material adverse impact on Corebridge or any of its affiliates and

•	an action or omission by an executive that results in material financial or reputational harm to Corebridge or a Corebridge affiliate or constitutes a material violation of our risk policies.
Financial Restatement Clawback Policy (adopted in 2023)
In June 2023, the SEC approved the New York Stock Exchange's proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations.
On November 21, 2023, the Corebridge Board approved a new Financial Restatement Clawback Policy effective December 1, 2023, that is fully compliant with these new SEC and NYSE requirements, and resolved that it remained appropriate to maintain the existing Clawback Policy with minor amendments.
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Generally, the new Corebridge Financial Restatement Clawback Policy does not change the existing provisions regarding covered events in the Existing Clawback Policy. However, the new clawback policy provides that, if there is an accounting restatement, the Company is required to recoup any erroneously awarded compensation received by executive officers on or after October 2, 2023. The amount of the “erroneously awarded compensation” equals the amount of incentive-based compensation received by the executive that exceeds the amount that would have been received had it been determined based on the restated amounts. Only limited exceptions apply to the requirement that the Company recoup the erroneously awarded compensation.
A full copy of the Financial Restatement Clawback Policy is included in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023.
No clawback actions were required in 2023 based on a review of material risk events as part of the annual risk review process.
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy prohibits all employees and directors from engaging in hedging transactions with respect to any Corebridge securities, including by trading in any derivative security relating to Corebridge securities. In particular, other than pursuant to a compensation or benefit plan or dividend distribution, no employee or director may acquire, write or otherwise enter into an instrument that has a value determined by reference to Corebridge securities, whether or not the instrument is issued by Corebridge. Examples include put and call options, forward contracts, collars and equity swaps relating to Corebridge securities. The policy also prohibits pledging of Corebridge securities.
Executive Stock Ownership Guidelines
Our stock ownership guidelines provide that the value of the beneficial ownership of Corebridge common stock to be achieved under the guidelines is five times salary for our CEO and three times salary for our other executives. All executives are required to retain 50% of the net shares of Corebridge common stock received as a result of the exercise, vesting or payment of any stock option, restricted stock, RSU or other equity-based award granted by Corebridge until the applicable guideline is achieved.
Additional Information
Compensation Risk Review
Enterprise Risk Management (“ERM”) conducts a risk assessment of newly created or modified compensation plans as required by the risk framework for incentive compensation to ensure the plans appropriately balance risk and reward. In connection with the review, ERM assigns a risk rating of low, medium or high to each active incentive plan, taking into account:
•	whether the plan design or administration may encourage excessive or unnecessary risk-taking;
•	whether the plan has appropriate safeguards in place to discourage fraudulent behavior;
•	whether the plan incorporates appropriate risk mitigants to lower risk (including deferrals, clawback conditions, time-based vesting for equity awards and capped payouts) and
•	whether payments are based on pre-established performance goals, including risk-adjusted metrics and compliance goals.
Corebridge’s risk review was incorporated into AIG’s annual risk review that was presented to the AIG CMRC in September 2023. ERM conducted a review of our compensation plans (including our sales incentive plans) in 2023 and concluded that our plans do not encourage unnecessary or excessive
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risk-taking and have the appropriate safeguards in place to discourage fraudulent behavior. This review included feedback from the Business, HR, ERM, Legal and Compliance. The risk assessment process includes a review of plan documentation, financial targets, scorecards and supporting records.
Use of Non-GAAP Financial Metrics
Certain non-GAAP financial measures are used as performance measures in the incentive compensation programs as discussed herein. For more information on these measures, see Appendix A and Appendix B.
Tax and Accounting Considerations
In reaching decisions on executive compensation, the Corebridge SPC considers the tax and accounting consequences.
Consideration of Most Recent “Say on Pay” Vote
As a newly public company, Corebridge held its first “Say on Pay” vote in 2023. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2023 Say on Pay vote (99% of votes in favor). The Corebridge SPC considered this feedback in reviewing our 2024 executive compensation program.
Compensation Committee Interlocks and Insider Participation
The following directors serve as Corebridge SPC members: Mr. Zaffino, Mr. Lynch, Mr. Schaper, and Ms. Schioldager. Ms. Schioldager and Mr. Lynch also serve as Section 16 Sub-Committee members. During 2023, none of our executive officers served as: (a) a member of the compensation committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as a member of our Board. No member of the Corebridge SPC was, at any time during fiscal 2023 or at any other time, an officer or employee of Corebridge, or had any relationship with Corebridge requiring disclosure under Item 404 of Regulation S-K.
Compensation Committee Report
Corebridge is not currently required to maintain a compensation committee under certain NYSE transition rules. The Corebridge SPC has reviewed this Compensation Discussion and Analysis and discussed it with management. Based on that review and discussion, the Corebridge SPC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Peter Zaffino (Chairman) Christopher Lynch	Chris Schaper Amy Schioldager
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Compensation Tables
2023 Summary Compensation Table
The following table presents the total compensation of the NEOs for services performed in the years indicated. The total compensation reported in the following table includes items such as salary and STI awards as well as the grant date fair value of LTI awards. The LTI awards may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “direct compensation” as described in the Compensation Discussion and Analysis.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in pension value and nonqualified deferred compensation earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Kevin Hogan Chief Executive Officer	2023	1,250,000	—	2,927,993	999,997	3,250,000	131,915	72,192	8,632,097
	2022	1,250,000	—	5,141,177	—	2,400,000	0	90,420	8,881,597
	2021	1,250,000	—	3,262,558	999,999	2,407,500	0	85,188	8,005,245
Elias Habayeb Executive Vice President and Chief Financial Officer	2023	800,000	—	1,217,411	424,996	1,670,000	58,652	29,973	4,201,032
	2022	800,000	600,000	1,729,454	—	1,140,000	0	27,723	4,297,177
	2021	758,655	—	1,168,373	374,989	1,600,000	0	26,373	3,928,390
Lisa Longino Executive Vice President and Chief Investment Officer	2023	676,924	2,181,265	1,225,613	—	1,720,000	—	29,931	5,833,733
Terri Fiedler Executive Vice President and President of Retirement Services	2023	650,000	—	701,791	244,998	1,140,000	14,014	29,973	2,780,776
	2022	582,770	225,000	1,549,216	—	779,000	0	27,723	3,163,709
Jonathan Novak Executive Vice President and President of Institutional Markets	2023	600,000	—	644,505	224,995	1,040,000	29,703	30,098	2,569,301
Constance Hunter Former Executive Vice President and Head of Strategy	2023	498,077	—	583,129	249,997	533,333	—	2,656,031	4,520,567
(1)	Ms. Longino commenced employment with Corebridge on February 13, 2023. Ms. Hunter’s employment with Corebridge terminated on September 8, 2023.
(2)
For Mr. Habayeb and Ms. Fiedler, this column reflects leadership continuity awards which vested and were paid in June 2022 and May 2022, respectively. For Ms. Longino, this column reflects sign-on payments for compensation foregone from her prior employer paid in a lump-sum in March 2023.

(3)
The amounts in this column for 2023 represent the grant date fair value of Corebridge RSUs granted to each NEO and AIG PSUs granted to Mr. Hogan in 2023, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating these amounts can be found in Note 22 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the RSUs was based on the closing price of our common stock on the date of grant. Mr. Hogan’s AIG PSUs are valued at $1,973,162 based on target performance, which represents the probable outcome of the performance conditions on the grant date. The grant date fair value of the AIG PSUs at the maximum level of performance is $3,946,307. The AIG PSUs and Corebridge RSUs are described in more detail in “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards.”

(4)
The amounts in this column for 2023 represent the grant date fair value of Corebridge Options granted to each NEO (other than Ms. Longino) in 2023, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating these amounts can be found in Note 22 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant. The Corebridge Options are described in more detail in “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards.”

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(5)	For 2023, this column represents the STI awards for 2023 performance as determined in the first quarter of 2024. 100% of each award was vested and paid in February 2024.
(6)
The amounts in this column represent the total change of the actuarial present value of the accumulated benefit, including any payments made during the year, under AIG’s defined benefit pension plans, including the Qualified Retirement Plan and the Non-Qualified Retirement Plan, as applicable. Negative amounts for the aggregate change in pension value for 2022 include: ($539,302) for Mr. Hogan, ($150,505) for Mr. Habayeb and ($1,849) for Ms. Fiedler. Negative amounts for the aggregate change in pension value for 2021 include: ($140,647) for Mr. Hogan and ($36,291) for Mr. Habayeb. The pension plans are described in “2023 Pension Benefits.” Present values include benefits payable from the Retirement Plan and Non-Qualified Retirement Income Plan, if applicable. To determine the change in pension values, the retirement age assumption is the normal retirement age of 65, or current age if older. The discount rate assumption is 4.98% for the Qualified Retirement Plan. The discount rate assumption is 4.94% for the Non-Qualified Retirement Plan. The mortality assumptions are based on the Pri-2012 annuitant white collar mortality table projected using the AIG improvement scale. Ms. Longino and Ms. Hunter did not participate in the Qualified Retirement Plan and the Non-Qualified Retirement Plan.

(7)	This column includes the following incremental costs of 2023 perquisites and other benefits:
Item	Description
Tax Preparation Services	Mr. Hogan - $27,585 Reflects cost of tax preparation services related to a prior international assignment
Company-paid life insurance premiums	Ms. Longino - $231 Ms. Hunter - $210 All other NEOs - $273
401(k) Plan	Ms. Hunter - $30,325 All Other NEOs - $29,700 Reflects employer matching and non-elective contributions
Internet Stipend	Mr. Novak - $125 State-mandated internet stipend paid to all active employees in California and Illinois.
Separation-related payments	Ms. Hunter - $2,475,000 cash lump-sum severance payment, $40,000 medical and life insurance, $107,693 payout of unused paid time off
Financial Planning Services	Ms. Hunter - $2,803
Personal Use of Company Pool Cars	Mr. Hogan - $14,634 Reflects incremental costs of driver overtime compensation, fuel and maintenance attributable to personal use of company pool cars.
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2023 Grants of Plan-Based Awards
The following table details all equity and non-equity plan-based awards granted to each of the NEOs in 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Hogan
2023 STI		0	2,250,000	4,500,000	—	—	—	—	—	—	—
2023 AIG PSUs	2/21/2023	—	—	—	16,217	32,435	64,870	—	—	—	1,973,162
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	47,036	—	—	954,831
2023 CRBG Options	2/21/2023	—	—	—	—	—	—	—	162,074	20.30	999,997
Elias Habayeb
2023 STI		0	1,200,000	2,400,000	—	—	—	—	—	—	—
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	59,971	—	—	1,217,411
2023 CRBG Options	2/21/2023	—	—	—	—	—	—	—	68,881	20.30	424,996
Lisa Longino
2023 STI	2/21/2023	0	1,240,000	2,480,000	—	—	—	—	—	—	—
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	60,375	—	—	1,225,613
Terri Fiedler
2023 STI		0	820,000	1,640,000	—	—	—	—	—	—	—
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	34,571	—	—	701,791
2023 CRBG Options	2/21/2023	—	—	—	—	—	—	—	39,708	20.30	244,998
Jonathan Novak
2023 STI		0	750,000	1,500,000	—	—	—	—	—	—	—
2023 CRBG RSUs	2/21/2023	—	—	—	—	—	—	31,749	—	—	644,505
2023 CRBG Options	2/21/2023								36,466	20.30	224,995
Constance Hunter
2023 STI		0	800,000	1,600,000	—	—	—	—	—	—	—
2023 CRBG RSUs	6/20/2023	—	—	—	—	—	—	35,277	—	—	583,129
2023 CRBG Options	6/20/2023	—	—	—	—	—	—		63,451	16.53	249,997
(1)
Amounts shown reflect the range of possible STI awards for 2023 performance. Actual amounts earned are reflected in the 2023 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For more information on the 2023 STI awards, including the applicable performance metrics, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—STI Awards.”

(2)
Amounts shown reflect the potential range of 2023 AIG PSUs granted to Mr. Hogan that can be earned based on AIG performance over a period of three years and accrue Cash Dividend Equivalents. Actual amounts earned are based on achieving pre-established goals across three financial objectives over the 2023-2025 performance period. Results will be certified by the AIG CMRC in the first quarter of 2026. As a holder of AIG PSUs, Mr. Hogan is also entitled to dividend equivalent rights beginning with the first dividend record date following the AIG PSU grant date, which are subject to the same vesting and performance conditions as the related AIG PSUs and are paid in cash if and when such related earned shares of AIG common stock are delivered. For more information on the AIG PSUs granted to Mr. Hogan, including the applicable performance metrics, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—2023 Annual AIG PSUs.”

(3)
Amounts shown reflect the grant of 2023 Corebridge RSUs made to the NEOs. Holders of 2023 Corebridge RSUs are also entitled to dividend equivalent rights in the form of cash beginning with the first dividend record date following the applicable grant date, which cash amount is subject to the same vesting conditions as the related RSUs and is paid if and when such related shares are delivered. For more information on these awards, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—2023 Annual Corebridge RSUs” and “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—Other 2023 LTI Awards.”

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(4)
Amounts shown reflect the grant of 2023 Corebridge Options made to the NEOs (other than Ms. Longino). Stock options granted in 2023 have an exercise price equal to the closing price of the underlying shares of Corebridge common stock on the NYSE on the date of grant. For more information on these awards, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—2023 Annual Corebridge Options” and “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards—Other 2023 LTI Awards,” and Note 22 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023.

(5)
Amounts shown represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. The AIG PSUs were valued at target which represents the probable outcome of the performance conditions on the grant date. The assumptions made in calculating these amounts can be found in Note 22 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023.

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Outstanding Equity Awards as of December 31, 2023
The following table sets forth outstanding equity-based awards held by each NEO as of December 31, 2023.
	Option Awards(1)						Stock Awards
	Year Granted	Award Type	Number of Securities underlying Unexercised Options (Exercisable) (#)	Number of Securities underlying Unexercised Options (Unexercisable) (#)	Exercise Price ($)	Expiration Date	Award Type	Unvested (Not Subject to Performance Conditions)(2)		Equity Incentive Plan Awards (Unearned and Unvested)(4)
								Number (#)	Market Value ($)(3)	Number (#)	Market Value ($)(5)
Kevin Hogan	2023	2023 CRBG Options	—	162,074	20.30	2/21/2033	2023 AIG PSUs	—	—	48,652	3,296,173
	2021	2021 AIG Options	—	85,470	44.10	2/22/2031	2023 CRBG RSUs	47,036	1,018,800	—	—
	2020	2020 AIG Options	116,959	—	32.43	3/11/2030	2022 AIG PSUs	—	—	49,537	3,356,132
	2019	2019 AIG Options	122,850	—	44.28	3/18/2029	2022 CRBG RSUs	85,235	1,846,190	—	—
	2018	2018 AIG Options	125,418	—	55.94	3/13/2028	2021 AIG PSUs	85,124	5,767,151	—	—
							2021 CRBG RSUs	61,013	1,321,542	—	—
Elias Habayeb	2023	2023 CRBG Options	—	68,881	20.30	2/21/2033	2023 CRBG RSUs	59,971	1,298,972	—	—
	2021	2021 AIG Options	—	6,355	46.27	3/4/2031	2022 CRBG RSUs	48,300	1,046,178	—	—
	2021	2021 AIG Options	—	25,641	44.10	2/22/2031	2021 CRBG RSUs	67,747	1,467,400	—	—
	2020	2020 AIG Options	35,087	—	32.43	3/11/2030
	2019	2019 AIG Options	36,855	—	44.28	3/18/2029
	2018	2018 AIG Options	25,083	—	55.94	3/13/2028
Lisa Longino	—	—	—	—	—	—	2023 CRBG RSUs	57,661	1,248,937	—	—
Terri Fiedler	2023	2023 CRBG Options	—	39,708	20.30	2/21/2033	2023 CRBG RSUs	34,571	748,808	—	—
	2021	2021 AIG Options	—	15,384	44.10	2/22/2031	2022 CRBG RSUs	42,590	922,499	—	—
	2020	2020 AIG Options	21,052	—	32.43	3/11/2030	2021 CRBG RSUs	32,945	713,589	—	—
	2019	2019 AIG Options	10,265	—	46.96	5/8/2029
Jonathan Novak	2023	2023 CRBG Options	—	36,466	20.30	2/21/2033	2023 CRBG RSUs	31,749	687,683	—	—
	2021	2021 AIG Options	—	19,230	44.10	2/22/2031	2022 CRBG RSUs	25,570	553,846	—	—
	2020	2020 AIG Options	23,391	—	32.43	3/11/2030	2021 CRBG RSUs	47,285	1,024,193	—	—
	2019	2019 AIG Options	24,570	—	44.28	3/18/2029
	2018	2018 AIG Options	14,632	—	55.94	3/13/2028
Constance Hunter	2023	2023 CRBG Options	63,451	—	16.53	9/8/2026
	2022	2022 AIG Options	15,197	—	61.61	9/8/2026
(1)
AIG Options. All of the stock options granted prior to 2023 were granted and linked to the performance of AIG common stock. The AIG Options have an exercise price equal to the closing price of the underlying shares of AIG common stock on the NYSE on the date of grant and have a 10-year term from the date of grant. All of the AIG Options granted in 2021 had a three-year vesting period, subject to continued service, and vested in full in January 2024. All of the AIG Options granted in 2020 had a three-year vesting period, subject to continued service, and vested in full in January 2023.

Corebridge Options. All of the stock options granted in 2023 were granted by Corebridge and linked to the performance of Corebridge common stock. The 2023 Corebridge Options have an exercise price equal to the closing price of the underlying shares of Corebridge common stock on the NYSE on the date of grant and have a 10-year term from the date of grant. The 2023 Corebridge Options will vest on each of February 21, 2024, February 21, 2025 and February 21, 2026, subject to continued service on each vesting date.

(2)
Corebridge Restricted Stock Units. The 2023 Corebridge RSUs held by each of the NEOs (other than Ms. Longino) will vest in three equal installments on the first, second and third anniversaries of the grant date (February 21, 2023), subject to continued service on each vesting date. The 2023 Corebridge RSUs held by Ms. Longino vest 50% on February 21, 2024, 30% on February 21, 2025 and 20% on February 21, 2026, subject to continued service on each vesting date. Amount reflects an adjustment to the number of RSUs granted on February 21, 2023 to conform to the final terms of the executive's equity buy-out. All 2022 Corebridge RSUs vest in three equal installments on the first, second and third anniversaries of the grant date (March 30, 2022 for Ms. Fiedler’s retention LTI award and February 22, 2022 in all other cases). All 2021 Corebridge RSUs had a three-year vesting period, subject to continued service, and vested in full on January 1, 2024. All 2020 Corebridge RSUs had a three-year vesting period, subject to continued service, and vested in full on January 1, 2023.

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(3)	Values for Corebridge RSUs are based on the closing sale price of Corebridge common stock on the NYSE on December 29, 2023 of $21.66.
(4)
AIG Performance Share Units. The 2023 AIG PSUs can be earned based on AIG performance over a three-year period, based on the following performance metrics: annual improvement to AYCR, ex-CAT (weighted 25%), achievement of AIG parent company expense targets (weighted 25%), cumulative diluted normalized AATI (weighted 30%), and TSR relative to a group of General Insurance peer companies (weighted 20%). For the 2023 AIG PSUs, as of December 31, 2023, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, the number of shares and the payout value are reported assuming payout at stretch award levels. The 2022 AIG PSUs can be earned based on AIG performance over a three-year period, based on the following performance metrics: annual improvement to AYCR, ex-CAT (weighted 50%), cumulative diluted normalized AATI (weighted 40%), and TSR relative to a group of General Insurance peer companies (weighted 10%). For the 2022 AIG PSUs, as of December 31, 2023, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, the number of shares and the payout value are reported assuming payout at stretch award levels. Whether the 2023 or 2022 AIG PSUs will be earned at the level shown or a different level, or at all, depends on AIG performance against metrics over the three-year performance period, as determined by the AIG CMRC. Once earned, the 2023 and 2022 AIG PSUs will vest on January 1, 2026 and January 1, 2025, respectively, subject to Mr. Hogan’s continued service on the vesting date.

For the 2021 AIG PSUs, the amount represents the number of 2021 AIG PSUs that were earned based on actual achievement against pre-established performance goals over a three-year performance period: 67% is tied to tangible book value per share (annual and three-year growth relative to peers) and 33% is tied to separation of life and retirement (achievement by the end of 2023), plus a TSR modifier of +/- 25%. The AIG CMRC certified the level of achievement on February 20, 2024, and 200% of the PSUs were earned and vested on January 1, 2024, subject to Mr. Hogan’s continued service on the vesting date.

(5)
For more information on the AIG PSUs granted to Mr. Hogan, please see “Compensation Discussion and Analysis—Total Direct Compensation Components—LTI Awards.” Values for AIG PSUs are based on the closing sale price of AIG common stock on the NYSE on December 29, 2023 of $67.75 per share.

2023 Option Exercises and Vesting of Stock-based Awards
The following table sets forth the amounts realized by each NEO as a result of stock option exercises and the vesting of stock-based awards in 2023. None of our NEOs exercised options in 2023.
	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin Hogan	231,716	9,672,231
Elias Habayeb	102,315	2,063,039
Lisa Longino	—	—
Terri Fiedler	68,192	1,327,596
Jonathan Novak	83,433	1,681,619
Former Executive Officer
Constance Hunter	75,547	3,058,892
(1)
Represents 2020 Corebridge RSUs (and related dividend equivalent rights) that vested in January 2023 and the first tranche of the 2022 Corebridge RSUs that vested in February 2023, based on the value of the underlying shares of Corebridge common stock on the vesting date. In the case of Mr. Hogan, this column also represents the 2020 AIG PSUs that vested in January 2023, based on the value of the underlying shares of AIG common stock on the vesting date. For Ms. Fiedler, this column also includes the first tranche of her 2022 retention RSUs that vested in March 2023. For Ms. Hunter, amounts represent the first tranche of her 2022 sign-on AIG RSUs that vested on February 14, 2023, and the rest of her outstanding equity awards including the last three installments of her sign-on RSUs, 2022 AIG RSUs, 2022 AIG PSUs and 2023 Corebridge RSUs which vested immediately upon her termination of employment on September 8, 2023, pursuant to the terms of these equity awards, based on the value of the underlying shares of AIG and Corebridge common stock on the vesting date.

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2023 Pension Benefits
The following table details the accumulated benefits under the pension plans in which certain of our NEOs participate. These accumulated benefits are presented as if they were payable upon the NEO’s normal retirement at age 65 or current age if older. However, it is important to note that the Non-Qualified Retirement Plan benefits shown for the NEOs may be at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely. Ms. Longino and Ms. Hunter have not participated in the Retirement Plans. No payments were made under the plans in 2023.
Name	Plan Name	Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Kevin Hogan	Qualified Retirement Plan	25.917	734,245
	Non-Qualified Retirement Plan	25.917	893,505
Elias Habayeb	Qualified Retirement Plan	7.917	174,129
	Non-Qualified Retirement Plan	6.917	238,529
Lisa Longino	Qualified Retirement Plan	0	0
	Non-Qualified Retirement Plan	0	0
Terri Fiedler	Qualified Retirement Plan	2.583	55,761
	Non-Qualified Retirement Plan	2.583	88,623
Jonathan Novak	Qualified Retirement Plan	2.667	60,789
	Non-Qualified Retirement Plan	2.667	105,759
Constance Hunter	Qualified Retirement Plan	0	0
	Non-Qualified Retirement Plan	0	0
(1)	The NEOs had the following years of service as of December 31, 2023: Mr. Hogan – 34.50; Mr. Habayeb – 17.33; Ms. Fiedler – 11.63; Mr. Novak – 11.71.

Mr. Hogan. Mr. Hogan has 8.583 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans and received credit for service retroactive to six months of employment. Mr. Hogan was employed by AIG from September 1984 to November 2008 and accrued pension benefits under the Retirement Plans during this employment. Mr. Hogan did not receive a distribution from the Retirement Plans at the time of his initial resignation. Upon his rehire in October 2013, benefit accruals commenced immediately under the Retirement Plans calculated under the cash balance formula, and prior service, pursuant to the terms of the plans, was recognized for vesting and eligibility purposes. The Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these plans as of December 31, 2015.

Mr. Habayeb. Mr. Habayeb has 9.413 fewer years of credited service under the Qualified Retirement Plan than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait on year after commencing employment with AIG before becoming participants in these Retirement Plans and received credit for service retroactive to six months of employment. Mr. Habayeb was employed by AIG from September 2005 to May 2009. Upon his rehire in June 2010, benefit accruals commenced immediately under the Retirement Plans and prior service, pursuant to the terms of the plans, was recognized for vesting and eligibility purposes, His actual service under the Non-Qualified Retirement Plan reflects the one-year freeze period in the Non-Qualified Plan pursuant to rules established by US Treasury Special Pay Master (1/1/2012-12/14/2012).

Ms. Fiedler. Ms. Fiedler has 9.04 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time she was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans.

Mr. Novak. Mr. Novak has 9.05 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans.

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(2)
For Ms. Longino and Ms. Hunter, the amount shown in this column is zero because they do not participate in the Retirement Plans. All present values of accumulated benefits are based on service and earnings as of December 31, 2023 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the Retirement Plans are calculated based on payment of a life annuity beginning at age 65, or current age if older, consistent with the assumptions described in Note 23 to the consolidated financial statements included in AIG’s 2023 Annual Report on Form 10-K. The actuarial present value of the benefit payable to Mr. Hogan would be $61,143 higher than the amounts in the table above if Mr. Hogan’s benefit commenced as of December 31, 2023 as a result of his employment termination for any reason other than disability or death. The discount rate assumption is 4.98% for the Qualified Retirement Plan. The discount rate assumption is 4.94% for the Non-Qualified Retirement Plan. The mortality assumptions are based on the Pri-2012 annuitant white collar mortality table projected using the AIG improvement scale.

Pension Plans
Corebridge does not maintain any active or frozen pension plans. However certain of our NEOs have balances in the Qualified Retirement Plan and the Non-Qualified Retirement Plan (collectively, the “Retirement Plans”).
The Qualified Retirement Plan is a tax-qualified defined benefit plan and the Non-Qualified Retirement Plan provides for retirement benefits in excess of those permitted under the Qualified Retirement Plan. Effective January 1, 2016, benefit accruals under the Retirement Plans were frozen. At that time, the Retirement Plans were closed to new participants and existing participants ceased to accrue additional benefits after December 31, 2015.
In the case of the Qualified Retirement Plan, all participants (including the participating NEOs) are vested in their benefits and, in the case of the Non-Qualified Retirement Plan, participants vest once they attain either (1) age 60 with five or more years of service or (2) age 55 with ten or more years of service.
Corebridge employees (including the participating NEOs) were deemed to terminate employment for purposes of the Qualified Retirement Plan on September 19, 2022, the date of the closing of the IPO. For purposes of the Non-Qualified Retirement Plan, however, Corebridge employees (including the participating NEOs) continue to be treated as active employees so long as they continue to be employed by Corebridge.
Form and Timing of Payments
Under the Qualified Retirement Plan, all participants have the option to elect to commence their benefit at the time of termination of their employment, either in the form of a monthly taxable annuity or lump sum payment. Alternatively, they may defer commencement until age 65.
Benefits accrued prior to March 31, 2012 under the Non-Qualified Retirement Plan are paid out as an annuity and benefits accrued after that date are paid as a lump sum. Vested participants must commence benefits when they terminate employment.
Benefit Formulas
The Retirement Plans originally provided for a final average pay formula. The Retirement Plans’ final average pay formula ranges from 0.925% to 1.425% times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years through December 31, 2015 and 1.25% to 1.75% times average final pay for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.
The benefit formula under the Retirement Plans was converted from the final average pay formula to a cash balance formula, effective April 1, 2012. The cash balance formula was comprised of pay credits, calculated based on 6% of a Plan participant’s annual pensionable compensation, and annual interest credits. Pensionable compensation under the cash balance formula included base salary, commissions, overtime and annual STI awards, with the Qualified Retirement Plan subject to IRC compensation limits and the
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Non-Qualified Retirement Plan subject to an annual compensation limit of $1,050,000 in 2015. Pay credits ceased under the Retirement Plans on December 31, 2015, but annual interest credits continue 4.02% in 2023, based upon the 30-year long-term Treasury rate. This rate is adjusted annually on January 1.
The NEOs other than Ms. Fiedler and Mr. Novak have a final average pay formula benefit and a cash balance benefit. Ms. Fiedler and Mr. Novak have a cash balance benefit.
Early Retirement Benefits
Each of the Retirement Plans provides for reduced early retirement benefits. In the case of early retirement, participants in the Retirement Plans under the final average pay formula will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by 3, 4 or 5% (depending on age and years of credited service at retirement) for each year that retirement precedes age 65. In the case of early retirement under the cash balance formula, participants in the Retirement Plans will receive the value of their cash balance account as of the date of early retirement.
In connection with the Corebridge IPO, Mr. Hogan became a terminated vested participant in the Qualified Plan and ceased receiving service credit for purposes of early retirement at that time. Mr. Hogan is eligible for early retirement benefits on his final average pay benefit accrual under the Retirement Plans reflecting the five percent reduction.
Death and Disability Benefits
Each of the Retirement Plans also provide for death and disability benefits. The death benefit payable to a participant’s designated beneficiary under the Retirement Plans will generally equal the participant’s lump sum benefit or cash balance account. Under the Retirement Plans, participants who become disabled and receive payments under AIG’s long-term disability plan on and after the freeze date continue to receive service credit in determining age and length of service for early retirement subsidies and vesting purposes for a maximum of three additional years, and participants whose benefit is determined under the cash balance formula continue to receive interest credits to their cash balance account up to the date they commence their benefit.
Mr. Novak’s benefit under the cash balance formula would have been $180 higher than the amount reflected in the table above if his benefit commenced as of December 31, 2023 as a result of his death.
In connection with the Corebridge IPO, the participating NEOs became terminated vested participants in the Qualified Plan and ceased receiving service credit for purposes of death and disability benefits at that time.
Nonqualified Deferred Compensation
None of the NEOs participate in a nonqualified deferred compensation plan.
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Potential Payments Upon Termination or Change in Control
Severance Benefits
Effective January 1, 2023, Corebridge established the Corebridge Executive Severance Plan. The ESP provides for severance benefits in the case of termination other than due to death, disability, resignation or Cause (as defined below) and also in the case of voluntary termination for Good Reason (as defined below).
The ESP provides for severance payments and benefits upon qualifying terminations as follows, subject to the participant’s execution of a release of claims and agreement to abide by certain restrictive covenants:
•
For qualifying terminations not in connection with a Corebridge CIC (as defined below), severance in an amount equal to the product of a multiplier times the sum of base salary and the average amount of STI paid for the preceding three completed calendar years. On December 31, 2023, for Mr. Hogan and Ms. Hunter, the multiplier was 1.5 and, for all other NEOs, the multiplier was 1.

•
For qualifying terminations within two years following a Corebridge CIC, severance in an amount equal to the product of a multiplier times the sum of base salary and the greater of (a) the average amount of STI awards paid to the executive for the preceding three completed calendar years and (b) the executive’s target STI award for the most recently completed calendar year preceding the termination year. On December 31, 2023, for Mr. Hogan and Ms. Hunter, the multiplier was 2 and, for all other NEOs, the multiplier was 1.5.

•
For qualifying terminations on and after April 1 of the termination year not in connection with a Corebridge CIC, a pro-rata annual STI award for the year of termination based on the participant’s target STI award, adjusted for actual company (and/or, if applicable, business unit or function) performance, paid at the same time as such STI awards are regularly paid to similarly situated active employees.

•
For qualifying terminations on and after January 1 within two years following a Corebridge CIC, a pro-rata annual STI award for the year of termination based on the greater of (a) a participant’s target STI award and (b) a participant’s target STI award adjusted for actual company performance, paid at the same time as such STI awards are regularly paid to similarly situated active employees.

Participants are also entitled to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act, a $40,000 payment that may be applied towards continued health coverage and life insurance and one year of additional age and service solely for the purpose of determining eligibility to enroll in retiree medical coverage.
Restrictive Covenants
Pursuant to the release of claims that each participant must execute to receive benefits under the ESP, each participant is generally prohibited from:
•	engaging in, being employed by, rendering services to or acquiring financial interests in certain competitive businesses for a period of six months after termination;
•	interfering with our business relationships with customers, suppliers or consultants for a period of six months after termination;
•	soliciting or hiring our employees for a period of one year after termination;
•	making false or disparaging comments about us; and
•	disclosing our confidential information at any time following termination.
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Definitions
Term	Generally Means:
Cause
  • The participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (1) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (2) on a felony charge or (3) on an equivalent charge to those in clauses (1) and (2) in jurisdictions which do not use those designations;
  • the participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);
  • the participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its subsidiaries or affiliates is a member; or
  • the participant’s material violation of the Company’s codes of conduct or any other Company policy as in effect from time to time.

Corebridge CIC
  • Individuals who, on the effective date of the Corebridge Executive Severance Plan, constituted the Board (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;
  • any person is or becomes a beneficial owner of 50% or more of Corebridge’s voting securities, other than AIG;
  • consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Corebridge that results in any person becoming the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;
  • a sale of all or substantially all of Corebridge’s assets; or
  • Corebridge’s stockholders approve a plan of complete liquidation or dissolution.
Neither the IPO nor any subsequent public offering of Corebridge voting securities by AIG or Argon that does not otherwise qualify as a Corebridge CIC as described above will be a Corebridge CIC.

Good Reason
A reduction of more than 20% in the participant’s annual target direct compensation. In the event of an Corebridge CIC, the definition of Good Reason also means: (1) a greater than 20% decrease in total direct compensation, (2) a material diminution in the participant’s authority, duties or responsibilities or (3) relocation of greater than 50 miles.

Severance Arrangement with Constance Hunter
Ms. Hunter’s employment with Corebridge as Executive Vice President and Head of Strategy terminated on September 8, 2023. Pursuant to her Release Agreement and Restrictive Covenant Agreement (the “Release Agreement”), Ms. Hunter received no additional benefits other than those to which she was already entitled under the ESP, as described above, in addition to accelerated vesting of her equity awards pursuant to the terms of such awards. In the Release Agreement, she agreed to the restrictive covenants described above and a release of claims. The amount of severance payments and benefits for Ms. Hunter, is included in the “All Other Compensation” column of the Summary Compensation Table. Upon Ms. Hunter’s termination date, her outstanding PSUs and RSUs immediately vested and the shares corresponding to the earned PSUs and RSUs, as applicable, will be delivered to her on the dates that the applicable award would otherwise have been delivered if she had continued to remain employed. In addition, Ms. Hunter’s outstanding options vested upon termination and will remain exercisable for three years after her date of termination.
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Treatment of LTI Awards Upon Termination
Corebridge RSUs
LTI participants hired prior to April 1, 2022: all Corebridge RSUs will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.
LTI participants hired on or after April 1, 2022: in the case of Involuntary Termination without Cause, no Corebridge CIC, outstanding unvested Corebridge RSUs will be forfeited (excluding any award granted pursuant to a buy-out).
Reason for Termination	When are underlying shares delivered?
Involuntary Termination without Cause – no Corebridge CIC	The date the applicable award would otherwise have been delivered if employment had continued
Retirement	The date the applicable award would otherwise have been delivered if employment had continued
Disability	The date the applicable award would otherwise have been delivered if employment had continued
Death	Immediate delivery of shares
Involuntary Termination without Cause or resignation for Good Reason within 24 months of a Corebridge CIC	Immediate delivery of shares
For purposes of the Corebridge RSUs, the following definitions apply:
Term	Generally Means:
Cause	Generally defined the same as for the ESP above
Corebridge CIC	Generally defined the same as for the ESP above
Good Reason
“Good Reason” generally means (i) a greater than 20% decrease in total direct compensation, (ii) a material diminution in the participant’s authority, duties or responsibilities or (iii) relocation of greater than 50 miles

Retirement	A voluntary termination: (i) on or after age 60 with 5 years of service or (ii) on or after age 55 with 10 years of service.
76

AIG PSUs
All AIG PSUs will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.
Reason for Termination	What will the participant receive?
Involuntary Termination without Cause – no AIG CIC	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Retirement	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Disability	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Death
Prior to Adjudication of Performance
Immediate delivery of shares corresponding to the target amount of PSUs initially granted
Following Adjudication of Performance
Immediate delivery of shares corresponding to the earned amount of PSUs

Involuntary Termination without Cause or resignation for Good Reason within 24 months of an AIG CIC
During Performance Period
Immediate delivery of shares corresponding to the target amount of PSUs initially granted, unless the AIG CMRC determines to use performance through the date of the AIG CIC
Following Performance Period
Immediate delivery of shares corresponding to the earned amount of PSUs

For purposes of the AIG PSUs:
•	AIG CIC and Cause are generally defined the same as for the ESP above
•	Good Reason and Retirement are generally defined the same as for the Corebridge RSUs above
Corebridge Options and AIG Options
LTI participants hired prior to April 1, 2022: all Corebridge Options and AIG Options will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.
LTI participants hired on or after April 1, 2022: in the case of Involuntary Termination without Cause, no Corebridge CIC, outstanding unvested Corebridge Options will be forfeited (excluding any award granted pursuant to a buy-out).
Reason for Termination	For how long can the vested Corebridge Options and AIG Options be exercised?
Involuntary Termination without Cause – no AIG CIC or Corebridge CIC	For three years from date of termination (or until expiration date if earlier)
Retirement	For the remainder of the term of the options
Disability	For three years from date of disability (or until expiration date if earlier)
Death	For three years from date of death (or until expiration date if earlier)
Involuntary Termination without Cause or resignation for Good Reason within 24 months of an AIG CIC or Corebridge CIC	For the remainder of the term of the options
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For purposes of the Corebridge Options and AIG Options:
•	CIC and Cause are generally defined the same as Cause and Corebridge CIC for the ESP above (with reference to AIG rather than Corebridge, as applicable)
•	Good Reason and Retirement are generally defined the same as for the Corebridge RSUs above
All LTI Awards
In the case of Retirement, involuntary termination without Cause or resignation for Good Reason within 24 months of an AIG or Corebridge CIC (as applicable), participants must execute a release containing restrictive covenants as a condition to vesting of stock options and delivery of shares pursuant to RSUs or PSUs.
Termination Payments Table
The following table sets forth the compensation and benefits that would have been provided to our NEOs if they had been terminated on December 31, 2023 under the circumstances indicated, except with respect to Ms. Hunter who received the benefits set forth below upon her termination on September 8, 2023. The amounts shown below are not necessarily indicative of what we will pay under similar circumstances because a wide variety of factors can affect payment amounts, which can be determined with certainty only when an actual change in control or termination event occurs. In the event of an involuntary termination for Cause or a voluntary termination other than by retirement, no benefits would have been provided. In all cases included in the table, the NEOs would have been entitled to the benefits described in the 2023 Pension Benefits Table above.
Name	2023 STI Award ($)(1)	Severance ($)	Medical and Life Insurance ($)(2)	Unvested Options ($)(3)	Unvested Stock Awards ($)(4)	Total ($)
Kevin Hogan
Involuntary Termination w/o “Cause”	3,127,500	5,437,500	40,000	2,241,786	15,515,270	26,362,056
By Executive with “Good Reason”	3,127,500	5,437,500	40,000	—	8,605,000
Qualifying CIC(5)	3,127,500	7,250,000	40,000	2,241,786	15,515,270	28,174,556
Death	2,250,000	—	—	2,241,786	12,463,149	16,954,935
Disability	3,127,500	—	—	2,241,786	15,515,270	20,884,556
Retirement	3,127,500	—	—	2,241,786	15,515,270	20,884,556
Elias Habayeb
Involuntary Termination w/o “Cause”	1,668,000	2,146,667	40,000	836,593	4,403,555	9,094,815
By Executive with “Good Reason”	1,668,000	2,146,667	40,000	—	—	3,854,667
Qualifying CIC(5)	1,668,000	3,220,000	40,000	836,593	4,403,555	10,168,148
Death	1,200,000	—	—	836,593	4,403,555	6,440,148
Disability	1,668,000	—	—	836,593	4,403,555	6,908,148
Retirement	—	—	—	—	—	—
Lisa Longino
Involuntary Termination w/o “Cause”	1,723,600	2,040,000	40,000	—	1,407,553	5,211,153
By Executive with “Good Reason”	1,723,600	2,040,000	40,000	—	—	3,803,600
Qualifying CIC(5)	1,723,600	3,060,000	40,000	—	1,407,553	6,231,153
Death	1,240,000	—	—	—	1,407,553	2,647,553
Disability	1,723,600	—	—	—	1,407,553	3,131,153
Retirement	—	—	—	—	—	—
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Name	2023 STI Award ($)(1)	Severance ($)	Medical and Life Insurance ($)(2)	Unvested Options ($)(3)	Unvested Stock Awards ($)(4)	Total ($)
Terri Fiedler
Involuntary Termination w/o “Cause”	1,139,800	1,319,667	40,000	417,834	2,749,254	5,666,555
By Executive with “Good Reason”	1,139,800	1,319,667	40,000	—	—	2,499,467
Qualifying CIC(5)	1,139,800	2,205,000	40,000	417,834	2,749,254	6,551,888
Death	820,000	—	—	417,834	2,749,254	3,987,088
Disability	1,139,800	—	—	417,834	2,749,254	4,306,888
Retirement	1,139,800	—	—	417,834	2,749,254	4,306,888
Jonathan Novak
Involuntary Termination w/o “Cause”	1,042,500	1,408,333	40,000	504,383	2,623,183	5,618,399
By Executive with “Good Reason”	1,042,500	1,408,333	40,000	—	—	2,490,833
Qualifying CIC(5)	1,042,500	2,112,500	40,000	504,383	2,623,183	6,322,566
Death	750,000	—	—	504,383	2,623,183	3,877,566
Disability	1,042,500	—	—	504,383	2,623,183	4,170,066
Retirement	—	—	—	—	—	—
Constance Hunter
Involuntary Termination w/o “Cause”	533,333	2,475,000	40,000	325,504	2,323,793	5,697,630
(1)
In the case of death, an NEO’s STI award is based on the NEO’s target amount and paid as soon as administratively possible after the date of death (but in no event later than March 15th of the following year).

(2)
This column reflects a lump sum payment of $40,000 that can be used to pay for continued healthcare and life insurance coverage following a qualifying termination. The amounts do not include medical and life insurance benefits upon permanent disability or death to the extent that they are generally available to all salaried employees.

(3)
The amounts in this column represent the total market value of unvested AIG Options and Corebridge Options as of December 31, 2023 for which vesting would be accelerated, based on the difference between the exercise price of the AIG options and the closing sale price of shares of AIG common stock on the NYSE of $67.75 and the difference between the exercise price of the Corebridge Options and the closing sale price of shares of Corebridge common stock on the NYSE of $21.66 on December 29, 2023.

(4)
The amounts in this column include: (i) the total market value (based on the AIG closing sale price on the NYSE of $67.75 on December 29, 2023) of shares of AIG common stock underlying unvested AIG PSU awards as of December 31, 2023 and (ii) the total market value (based on the Corebridge closing sale price on the NYSE of $21.66 on December 29, 2023) of shares of Corebridge common stock underlying unvested Corebridge RSU awards as of December 31, 2023. For the 2021 AIG PSU awards, actual earned AIG PSUs are reflected except in the case of death in which target PSUs are reflected. For 2022 and 2023 AIG PSUs, target PSUs are reflected. Amounts also reflect all Cash Dividend Equivalents associated with AIG PSU and Corebridge RSU awards.

(5)
“Qualifying CIC” assumes that an event has occurred that constitutes both an AIG CIC and Corebridge CIC and that the NEO is entitled to change in control benefits under the ESP and the terms of the NEO’s equity awards. The amount of AIG PSUs vesting is shown (i) at the actual amounts earned for the 2021 AIG PSUs and (ii) at target for the 2022 and 2023 AIG PSUs.

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CEO Pay Ratio
The 2023 annual total compensation of the median employee identified by Corebridge (as described below) was $116,754, and Mr. Hogan’s annualized 2023 total compensation for his role as Corebridge’s Chief Executive Officer during 2023 was $8,632,097. Accordingly, Corebridge’s estimated 2023 pay ratio was 1 to 74.
As permitted by SEC rules, to identify the median employee, Corebridge used its active employee population (including both full-time and part-time employees) as of December 31, 2023 and used 2022 annual total compensation for that population comprising (1) annual base salary, (2) overtime payments, (3) target STI and LTI awards, in each case using 2023 targets for employees hired during 2022 who were not eligible for 2022 awards and (4) sales incentives. For employees hired in 2023 (who therefore did not have 2022 compensation), Corebridge used 2023 annual total compensation comprising (1) annual base salary, (2) overtime payments, (3) 2023 target STI and LTI awards and (4) an estimate of annual sales incentives based on a calculation of median 2022 sales incentives.
As required by SEC rules, after identifying our median employee (who is located in the U.S.), we calculated 2023 annual total compensation for both our median employee and Mr. Hogan using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.
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Pay Versus Performance
The following table provides information regarding “Compensation Actually Paid” (“CAP”) to our NEOs as determined and defined under SEC rules and does not reflect compensation actually earned, realized or received by them. The Corebridge SPC did not consider this information in making its pay decisions for 2023.
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO[1] ($)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs[1] ($)	Value of Initial Fixed $100 Investment based on:[2]
					CRBG TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)[3]	Normalized ROAE[4]
2023	8,632,097	12,115,440	3,981,082	4,248,724	123.50	119.23	1,036	12.0%
2022	8,881,597	14,151,089	4,261,914	4,107,460	99.03	109.12	8,479	11.1%
(1)
This table presents pay versus performance information for 2022 for Kevin Hogan (“CEO”) and Elias Habayeb, Terri Fiedler, Sabra Purtill, Todd Solash, Robert Scheinerman and Geoffrey Cornell (the “Other NEOs”) and 2023 for Kevin Hogan (“CEO”) and Elias Habayeb, Lisa Longino, Terri Fiedler, Jonathan Novak and Constance Hunter (the “Other NEOs”). CAP for 2022 was calculated based on the change in value from AIG equity pre-IPO on 12/31/2021 for Corebridge awards through 12/31/2022. AIG equity remained valued using AIG share prices on both dates. CAP for 2023 reflects the following adjustments to the applicable amounts in the Summary Compensation Table (“SCT”):

	CEO ($)	Average of Other NEOs ($)
2023 Total Reported in SCT	8,632,097	3,981,082
Less value of stock and option awards reported in SCT	(3,927,989)	(1,103,487)
Less change in Pension Value in 2023	(131,915)	(20,474)
Plus year-end value of awards granted in 2023 that were unvested and outstanding as of 12/31/2023(a)	4,196,282	1,028,448
Plus change in fair value of prior year awards that were unvested and outstanding as of 12/31/2023(b)	3,591,241	270,731
Plus change in fair value of prior year awards that vested in 2023(c)	(244,276)	(77,591)
Plus value of awards granted in 2023 that vested in 2023	—	170,015
Compensation Actually Paid for 2023	12,115,440	4,248,724
(a)
December 31, 2023 fair value of Corebridge RSUs and Corebridge Options was calculated based on the closing Corebridge stock price on that date. December 31, 2023 fair value of AIG PSUs was calculated based on the closing AIG stock price on that date.

(b)
December 31, 2023 fair value of Corebridge RSUs was calculated based on the closing stock price on that date. December 31, 2023 fair value of AIG PSUs and AIG Options was calculated based on the closing AIG stock price on that date.

(c)	Change in fair value for awards that vested in 2023 was calculated based on the closing price on the vesting date.
(2)
The Peer Group TSR uses the S&P 500 Insurance Index, which we also use in the stock performance graph included in our Annual Report on Form 10-K. The comparison assumes $100 was invested for the period starting September 15, 2022, the IPO date, through the end of the listed year for purposes of calculating the cumulative TSR of the Company and the S&P 500 Insurance Index over the measurement period. Historical stock performance is not necessarily indicative of future stock performance.

(3)	Net Income is derived from our audited consolidated financial statements.
(4)
We determined Normalized ROAE to be the most important financial performance measure used to link Company performance to CAP in 2023. We may determine a different financial performance measure to be the most important financial performance measure in future years. Normalized ROAE is a non-GAAP financial measure. For more information on this measure, see Appendix A.

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Description of Pay Versus Performance Data
In accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, the charts below show the relationship between CAP to our NEOs and the Company’s financial performance as measured by TSR, net income, and Normalized ROAE, as well as a comparison of TSR and Peer Group TSR. We believe that CAP to our NEOs is strongly aligned with all these metrics, except for net income. While net income reflects a company’s financial performance over a specific period, it may not fully capture the long-term nature of the liabilities and obligations of a life and retirement insurance company such as ours, as we often have to make long-term investments to match long-term liabilities, which can result in fluctuations in net income due to changes in items such as interest rates, investment returns and actuarial assumptions.
Relationship Between Compensation Actually Paid and TSR

CEO and Average Other NEO Compensation Actually Paid Versus TSR
16
14
12
10
8
6
4
2
0
Compensation Actually Paid ($ Millions)
$140
$120
$100
$80
$60
$40
$20
$0
TSR (9/15/2022 Indexed to $100)
100.00
100.00
109.12
99.03
123.50
119.23
14.2
4.1
12.1
4.2
9/15/2022
2022
2023
Fiscal Year
Kevin Hogan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Corebridge Financial, Inc. TSR
S&P 500 Insurance Index TSR

(1)	TSR on the graph begins on Corebridge’s IPO date whereas CAP begins as of the prior fiscal year end.
82

Relationship Between Compensation Actually Paid and Net Income

CEO and Average Other NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
16
14
12
10
8
6
4
2
0
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
8,479
1,036
14.2
4.1
12.1
4.2
2021
2022
2023
Fiscal Year
Kevin Hogan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Corebridge Financial, Inc. Net Income

Relationship Between Compensation Actually Paid and Normalized ROAE

CEO and Average Other NEO Compensation Actually Paid
Versus Normalized ROaE
Compensation Actually Paid ($ Millions)
16
14
12
10
8
6
4
2
0
14%
12%
10%
8%
6%
4%
2%
0%
Normalized ROaE
11.1%
12.0%
14.2
4.1
12.1
4.2
2021
2022
2023
Fiscal Year
Kevin Hogan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Normalized ROaE

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Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to be the most important in linking CAP to our NEOs for 2023 to Company performance. The measures in these tables are not ranked.
Certain of these measures are non-GAAP financial measures. For more information on non-GAAP measures, see Appendix A and Appendix B.
CEO	Other NEOs
• Normalized ROAE • Net GOE • Normalized AATOI Per Share • Relative Tangible Book Value Per Share Growth • Separation of Life and Retirement • Relative Total Shareholder Return (TSR)	• Normalized ROAE • Net GOE • Normalized AATOI Per Share
84

Equity Compensation Plan Information
The following table provides information as of December 31, 2023, regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our common stock. For additional information about our equity compensation plans, see Note 22 to the consolidated financial statements contained in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2023.
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	8,326,114(2)	$20.22(3)	26,653,030
Equity compensation plans not approved by security holders	—	—	—
Total	8,326,114	$20.22	26,653,030
(1)	Represents the Corebridge Omnibus Incentive Plan.
(2)	Includes 7,597,532 RSUs, 657,226 stock options, and 71,356 Director share units, each outstanding under the 2022 Corebridge Omnibus Incentive Plan as of December 31, 2023.
(3)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

85

Proposal 3: Ratification of Appointment of Independent
Registered Public Accounting Firm
What am I voting on?
We are asking shareholders to vote on a proposal to ratify the appointment of PwC as our independent registered public accounting firm (“Independent Auditor”) for 2024.
The Audit Committee is responsible for the appointment, compensation, retention and oversight of our Independent Auditor and annually reviews its qualifications, performance and independence. The Audit Committee has appointed PwC as our Independent Auditor for 2024.
We are requesting shareholder ratification of PwC’s appointment as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit Committee may reconsider whether or not to retain PwC. Also, regardless of whether the appointment is ratified, the Audit Committee in its discretion may change the appointment of PwC at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.
PwC has served as our Independent Auditor since 2020 and reports directly to the Audit Committee. In selecting PwC as our Independent Auditor for 2024, the Audit Committee considered a number of factors, including:
•	the professional qualifications of PwC, the lead audit partner and other key engagement partners;
•	PwC’s depth of understanding of our businesses, accounting policies and practices and internal control over financial reporting;
•	PwC’s independence program and its processes for maintaining its independence;
•
the appropriateness of PwC’s fees for audit and non-audit services (on both an absolute basis and as compared to fees charged to peer companies of comparable size and complexity by PwC and its peer firms); and

•	the impact of a change in the Independent Auditor.
Representatives of PwC are expected to be present during the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
How does the Board recommend that I vote?
The Board recommends that you vote FOR the ratification of PwC as our independent registered public accounting firm for 2024.
How will the proxyholders vote?
Unless otherwise instructed, the proxyholders will vote FOR the ratification of PwC as our independent registered public accounting firm for 2024.
What is the vote required for ratification of the appointment?
The ratification must receive the affirmative vote of a majority of the votes cast to be approved. Only votes cast “for” or “against” the ratification will be considered.
86

Audit Committee Report
The roles of management, the Independent Auditor and the Audit Committee are as follows:
Management is responsible for the preparation, presentation and integrity of our financial statements, for our accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.
The Independent Auditor is responsible for performing an independent audit of our financial statements in accordance with the standards of PCAOB, expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the U.S. and expressing an opinion on the effectiveness of internal control over financial reporting. The Independent Auditor has free access to the Audit Committee to discuss any matters it deems appropriate.
The Audit Committee is responsible for assisting the Board in its oversight of:
•	the integrity of our financial statements and accounting and financial reporting processes (including our internal control over financial reporting);
•	our compliance with legal and regulatory requirements;
•	the Independent Auditor’s qualifications, independence and performance; and
•	the performance of our internal audit function.
In the performance of its oversight function, the Audit Committee considered and discussed our 2023 audited financial statements with management and PwC, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee also discussed with PwC the matters required to be discussed by applicable PCAOB and SEC requirements. Finally, the Audit Committee received the written disclosures and the letter from PwC as required by PCAOB’s rules regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC its independence.
Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board the inclusion of the audited financial statements for the year ended December 31, 2023 in Corebridge’s 2023 Annual Report on Form 10-K.
Audit Committee
Alan Colberg (Chair)
Christopher Lynch
Amy Schioldager
Pre-Approval Policy
Under the Corebridge Financial, Inc. Audit Committee Pre-Approval Policy, the Audit Committee must pre-approve the audit and non-audit services performed by the Independent Auditor to ensure that the provision of those services does not impair the auditor’s independence. Accordingly, before the Company engages the Independent Auditor to render a service, the engagement must be either: (1) specifically approved by the Audit Committee, or (2) entered into pursuant to a general pre-approval for specified services granted by the Audit Committee under the policy. The Audit Committee will periodically review the policy for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards, including SEC and PCAOB regulations.
87

Prior to granting any pre-approval, the Audit Committee will review and discuss with the Independent Auditor any documentation supplied by the Independent Auditor as to the nature and scope of the proposed services and any potential impact on the auditor’s independence. In particular, the Audit Committee will carefully scrutinize the retention of the Independent Auditor in connection with any tax-related transaction initially recommended by the Independent Auditor.
Fees Paid to PricewaterhouseCoopers LLP
The table below shows the fees paid by Corebridge to PwC in 2023 and 2022.
	Year Ended December 31,
($ in millions)	2023	2022
Audit Fees(1)	$29.1	$29.9
Audit-Related Fees(2)	9.7	11.5
Tax Fees(3)	0.3	0.0
All Other Fees(4)	0.1	0.1
Total	$39.2	$41.5
(1)	Audit Fees – Fees and related expenses billed for annual financial statement audit and quarterly review services that are customary for the Independent Auditor to render an opinion.
(2)
Audit-Related Fees – Fees and related expenses billed for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and for other services that are traditionally performed by the Independent Auditor. Services performed include services related to the implementation of the long-duration targeted improvements accounting standard, certain standalone audits and other non-core services.

(3)	Tax Fees - Fees and related expenses billed for permitted tax services, including tax compliance, tax advice and tax planning and preparation.
(4)	All Other Fees - Fees and related expenses billed for other permitted non-audit services including regulatory compliance services.
The services provided by PwC and the fees paid by Corebridge were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by PwC during the most recently completed fiscal year in its annual independence evaluation.
PwC also provides audit services to certain unconsolidated private equity and real estate funds managed and advised by our subsidiaries. Fees related to those audits were $4.1 million and $4.2 million in 2023 and 2022, respectively, and are not reflected in the table above.
88

Voting Instructions and Information
Why am I Receiving these Materials?
You are receiving these materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any postponed or reconvened meeting.
When and Where Is the Annual Meeting?
The Annual Meeting will be held virtually via the internet on June 21, 2024 at 9:00 a.m., Eastern Time. Shareholders may access the Annual Meeting at www.virtualshareholdermeeting.com/CRBG2024.
Who Can Vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you were a shareholder of record on April 23, 2024. You are entitled to direct the voting of your shares if you were a beneficial owner of shares held in street name on the record date. Each share of Corebridge common stock held by you on the record date is entitled to one vote.
What is the Difference Between a Shareholder of Record and a Beneficial Owner of Shares Held in Street Name?
If your shares of Corebridge common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered a shareholder of record or a “registered shareholder” of those shares.
If your shares are held in an account at a bank, brokerage firm or other intermediary, you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the intermediary holding your shares and, as a beneficial owner, you have the right to direct the intermediary as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.
Who Were the Registered Shareholders on the Record Date?
As of April 23, 2024, Corebridge had three shareholders of record:
Shareholder	Address
American International Group, Inc.	1271 Avenue of the Americas, 41st Floor New York, New York 10020
Argon Holdco LLC	c/o Blackstone Inc. 345 Park Ave. New York, New York 10154
Cede & Co. L.L.C.	570 Washington Boulevard Jersey City, New Jersey 07310
This list will also be available for inspection by appointment during ordinary business hours at the offices of Corebridge at 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019 during the ten days prior to the Annual Meeting. To make an appointment or receive the list by email, please email corebridgeBOD@corebridgefinancial.com. Any updates or changes related to the process for inspecting the stockholder list will be posted on the Investors section of our website at www.corebridgefinancial.com.
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What Do I Need to Participate in the Annual Meeting?
Shareholders can participate in the Annual Meeting by logging into the meeting website at www.virtualshareholdermeeting.com/CRBG2024. To log in, you will need the 16-digit control number provided on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting (the “control number”). We recommend that you log in at least 15 minutes in advance of the Annual Meeting.
Can I Ask Questions at the Virtual Annual Meeting?
Shareholders will be able to submit written questions during the meeting in the “Ask A Question” field of the website by selecting a question topic, typing the question in the designated text box and clicking “Submit.”
Consistent with the rules of conduct for our Annual Meeting, and to allow us to answer questions from as many shareholders as possible, each shareholder may submit a maximum of one question. We ask that questions be succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped and answered together to avoid repetition.
What if I Have Trouble Accessing, or Technical Difficulties During, the Annual Meeting?
We will have technicians ready to assist with any technical difficulties in accessing or participating in the Annual Meeting. The technical support number will be posted on the Annual Meeting log in page.
How Do I Vote?
Shareholders may cast their vote in one of four ways:
•	By Internet. Go to www.proxyvote.com. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 20, 2024. You will need your control number to access the website.
•
By Telephone. Call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the U.S. or Canada. International calling charges apply outside the U.S. and Canada. You will need your control number to vote. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 20, 2024.

•
By Mail. Mark your voting instruction form or proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 20, 2024.

•	During the Annual Meeting.
How Can I Revoke My Proxy or Change My Vote?
You have the power to revoke your proxy or change your vote by:
For a Proxy Submitted by Internet or Telephone
•	Subsequently submitting a new proxy through the internet or by telephone that is received by 11:59 p.m., Eastern Time, on June 20, 2024;
•	Executing and mailing a later-dated proxy card that is received prior to 11:59 p.m., Eastern Time, on June 20, 2024; or
•	Voting during the Annual Meeting.
For a Proxy Submitted by Mail
•	Subsequently executing and mailing another proxy card bearing a later date that is received prior to 11:59 p.m., Eastern Time, on June 20, 2024; or
•	Voting during the Annual Meeting.
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How Will My Shares Be Voted?
Each share of AIG common stock is entitled to one vote. Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or the internet, the proxy holders will have, and intend to exercise, discretion to vote your shares in accordance with their best judgment on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting.
If your shares are registered in your name and you sign and return a proxy card or vote by telephone or the internet but do not give voting instructions on a particular proposal, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares in street name and do not give voting instructions on a proposal, your broker is only permitted under the rules of the NYSE to vote your shares in its discretion on Proposal 3 (ratification of the appointment of the independent auditor) and is required to withhold a vote on each of the other proposals, resulting in a so-called “broker non-vote.”
How are Abstentions and Broker Non-Votes Treated?
Only votes cast “for” or “against” a proposal will be considered; abstentions and broker non-votes will not be treated as a vote “for” or “against” a proposal and therefore will have no effect on the vote.
How Many Votes are Required to Transact Business at the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of Corebridge common stock entitled to vote will constitute a quorum. On the record date, 612,215,008 shares were outstanding. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum.
How Do I Obtain More Information About Corebridge?
A copy of Corebridge’s 2023 Annual Report, which includes Corebridge’s 2023 Annual Report on Form 10-K filed with the SEC, has been delivered or made available to shareholders. You also may obtain, free of charge, a copy of the 2023 Corebridge Annual Report and Corebridge’s 2023 Annual Report on Form 10-K by writing to Corebridge Financial, Inc., 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019, Attention: Investor Relations. These documents also are available in the Investors section of our website at www.corebridgefinancial.com.
Who Pays for the Expenses of this Proxy Solicitation?
Corebridge will bear the cost of the solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of the Company without additional compensation. Corebridge has retained Morrow Sodali LLC to assist in the solicitation of proxies for a fee of approximately $8,500, plus reasonable out-of-pocket expenses and disbursements of that firm. Corebridge will reimburse brokers and others holding Corebridge common stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.
Who Counts the Votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes. A representative of Broadridge will act as the independent Inspector of Election and supervise the voting, decide the validity of proxies and certify the results.
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Other Matters
Other Matters to Be Presented During the 2024 Annual Meeting of Shareholders
The Board knows of no other matters to be presented during the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxyholders to vote the proxy in accordance with their judgment on such matters.
Shareholder Proposals for the 2025 Annual Meeting
All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Corporate Secretary of Corebridge by mail or email as set forth below under “—Communications with the Board ” and must be received by December 30, 2024.
The By-laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of our outstanding shares of Corebridge common stock continuously for at least three years to nominate and include in Corebridge’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Notice of director nominees submitted pursuant to this proxy access by-law must be delivered to the Corporate Secretary of Corebridge by mail or email as set forth below under “—Communications with the Board” and must be received no earlier than November 30, 2024 and no later than December 30, 2024. The notice of director nominees must include all of the information required by the By-laws.
Under the By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made during the 2025 Annual Meeting of Shareholders and not submitted for inclusion in next year’s Proxy Statement (either pursuant to Exchange Act Rule 14a-8 or the proxy access provisions of the By-laws) must be delivered to the Corporate Secretary of Corebridge by mail or email as set forth below under “—Communications with the Board” no earlier than February 21, 2025 and no later than March 23, 2025. The notice must include all of the information required by the By-laws. For shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card, the notice must also include information required by Rule 14a-19 under the Exchange Act. The presiding person of the meeting may refuse to acknowledge or introduce any proposal or nomination of director if it was not timely submitted or does not comply with the By-laws.
Communications with the Board
Shareholders and other interested parties may communicate with the Board as a whole, a group of Board members or any individual Board member, by writing to Corporate Secretary, c/o Corebridge Financial, Inc., 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019 or by emailing corebridgeBOD@corebridgefinancial.com.
The Corporate Secretary opens all communications and forwards them to the appropriate recipient. However, at the discretion of the Corporate Secretary, items unrelated to the directors’ duties and responsibilities as members of the Board may not be forwarded, including the following materials:
•	Unsolicited marketing or advertising material, mass mailings, junk mail and “spam”
•	Unsolicited newsletters, newspapers, magazines, books and publications
•	Other materials deemed to be trivial, irrelevant, inappropriate and/or harassing
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Corporate Governance Materials Available on Our Website
The following documents are available, free of charge, in the Investors—Leadership and Governance—Governance Documents section of our website at www.corebridgefinancial.com:
•	Corebridge Financial, Inc. Amended and Restated Certificate of Incorporation
•	Corebridge Financial, Inc. Second Amended and Restated By-laws
•	Corebridge Financial, Inc. Audit Committee Charter
•	Corebridge Financial, Inc. Corporate Governance Guidelines
•	Corebridge Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics
•	Corebridge Code of Conduct
You may also request print copies of any of these documents by writing to our Investor Relations department at the address set forth under “Voting Instructions and Information—How Do I Obtain More Information about Corebridge?”
Codes of Conduct
Any amendment to the Corebridge Code of Conduct and Corebridge Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to Corebridge’s directors, officers or senior financial officers will be posted on our website within the time period required by the SEC and the NYSE. Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings.
Electronic Delivery of Proxy Materials
To reduce paper mailed to your home and help lower printing and postage costs, we are offering shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, shareholders may follow the instructions when voting online at www.proxyvote.com. If you own shares indirectly through a broker, bank or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.
What if I Share the Same Address as Another Corebridge Shareholder?
If you share an address with one or more other Corebridge shareholders, you may have received only a single copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials (“Notice”) for your entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs. If you are a registered shareholder and you prefer to receive a separate Annual Report, Proxy Statement or Notice this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, contact Broadridge Financial Solutions, Inc., either by calling toll free at +1 (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are a beneficial owner of shares held in street name, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, certain officers and persons who beneficially own more than 10% of a company’s common stock (collectively, “Reporting Persons”), to file initial reports of ownership and reports of changes in ownership with the SEC. Our Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
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Based solely on a review of the copies of such forms in our possession and on written representations from Reporting Persons, we believe that all of our Reporting Persons complied with Section 16(a) filing requirements during 2023, except for the following, each of which was filed late due to administrative error: Form 4 for Mia W. Tarpey, filed with the SEC on March 6, 2024 in respect of a transaction dated January 17, 2024; and a Form 4 for Sabra R. Purtill, filed with the SEC on March 6, 2024 in respect of a transaction dated January 17, 2024.
Incorporation by Reference
No reports, documents or websites that are cited or referred to in this Proxy Statement shall be deemed to form part of, or to be incorporated by reference into, this Proxy Statement.
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by Corebridge under the Securities Act or the Exchange Act, the letter to stockholders at the beginning of this Proxy Statement and the sections entitled “Audit Committee Report” and “Compensation Committee Report” (to the extent permitted by SEC rules) shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.
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Cautionary Statement Regarding
Forward-Looking Information
This Proxy Statement may include statements, which, to the extent they are not statements of historical or present fact, constitute “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this Proxy Statement and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; and growth strategies or expectations.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this Proxy Statement. In addition, even if our results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this Proxy Statement, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 15, 2024 (the “Annual Report”) could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•	changes in interest rates and changes to credit spreads;
•
the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, uncertainty regarding a potential U.S. federal government shutdown, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;

•	the unpredictability of the amount and timing of insurance liability claims;
•	unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•	uncertainty and unpredictability related to our reinsurance agreements with Fortitude Re and its performance of its obligations under these agreements;
•	our limited ability to access funds from our subsidiaries;
•	our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•	our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•	the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
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•	a downgrade in our Insurer Financial Strength ratings or credit ratings;
•	exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•	our ability to adequately assess risks and estimate losses related to the pricing of our products;
•	the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•
the impact of risks associated with our arrangement with Blackstone IM, BlackRock or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;

•	our inability to maintain the availability of critical technology systems and the confidentiality of our data, including challenges associated with a variety of privacy and information security laws;
•	the ineffectiveness of our risk management policies and procedures;
•	significant legal, governmental or regulatory proceedings;
•
the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;

•	catastrophes, including those associated with climate change and pandemics;
•	business or asset acquisitions and dispositions that may expose us to certain risks;
•	our ability to protect our intellectual property;
•	our ability to compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•	impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•	the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•
recognition of an impairment of our goodwill or the establishment of an additional valuation allowance against our deferred income tax assets as a result of our business lines underperforming or their estimated fair values declining;

•	differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•	our inability to attract and retain key employees and highly skilled people needed to support our business;
•
our failure to replicate or replace functions, systems and infrastructure provided by AIG (including through shared service contracts) or our loss of benefits from AIG’s global contracts, and AIG’s failure to perform the services provided for in the Transition Services Agreement;

•	the significant influence that AIG has over us and conflicts of interests arising due to such relationship;
•	the indemnification obligations we have to AIG;
96

•
potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our IPO and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes;

•
risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire U.S. federal income tax group of which AIG is the common parent for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;

•	the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders; and
•	challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming.
Other risks, uncertainties and factors, including those discussed in “Risk Factors” in the Annual Report could cause our actual results to differ materially from those projected in any forward-looking statements we make. You should read carefully the factors described in “Risk Factors” in the Annual Report to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.
You should read this Proxy Statement completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this Proxy Statement are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this Proxy Statement, and we do not undertake any obligation to update or revise any forward-looking statements to reflect the occurrence of events, unanticipated or otherwise, other than as may be required by law.
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Appendix A
Corebridge Non-GAAP Financial Measures
In our reports, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are “non-GAAP financial measures” under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly-named measures reported by other companies.
Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.
APTOI excludes the impact of the following items:
Fortitude-Related Adjustments
The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.
The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.
Investment-Related Adjustments
APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities or are recognized as embedded derivatives at fair value are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).
Market Risk Benefit Adjustments:
Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.
Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.
A-1

Other adjustments
Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:
•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•	separation costs;
•	non-operating litigation reserves and settlements;
•	loss (gain) on extinguishment of debt, if any;
•	losses from the impairment of goodwill, if any; and
•	income and loss from divested or run-off business, if any.
Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:
•
reclassifications of disproportionate tax effects from Accumulated other comprehensive income (“AOCI”), changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and

•	deferred income tax valuation allowance releases and charges.
Operating Earnings per Share is derived by dividing AATOI by weighted average diluted shares.
Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through other comprehensive income (“OCI”). It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.
Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.
Normalized Adjusted Return on Average Equity (“Normalized ROAE”) is derived by dividing AATOI by average Adjusted Book Value. AATOI and average Adjusted Book Value are normalized for annual actuarial assumptions update, litigation matters, and (better)/ worse than expected return on business transactions. The measures are also adjusted for the impact of macroeconomic and market factors such as variances to expected return on alternative investments, expected fair value changes on fixed maturity securities, foreign exchange gains (losses), embedded derivative gains (losses), and changes in fair value for market risk benefits.
A-2

Normalized Reported AATOI per Share (“Normalized AATOI Per Share”) The measure will be and is normalized for annual actuarial assumptions update, litigation matters, and (better)/ worse than expected return on business transactions. The measure is also adjusted for the impact of macroeconomic and market factors such as variances to expected return on alternative investments, expected fair value changes on fixed maturity securities, foreign exchange gains (losses), embedded derivative gains (losses), and changes in fair value for market risk benefits.
Normalized General Operating Expense (“Normalized GOE”) represents GOE on an adjusted pre-tax operating income basis less certain one-time non-recurring items.
A-3

Appendix B
AIG Non-GAAP Financial Measures
Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. The non-GAAP financial measures presented may not be comparable to similarly named measures reported by other companies.
AIG uses the following operating performance measures because AIG believes they enhance the understanding of the underlying profitability of continuing operations and trends of its business segments. AIG believes they also allow for more meaningful comparisons with its insurance competitors.
Adjusted Pre-tax Income (APTI) is derived by excluding the items set forth below from income from continuing operations before income tax. This definition is consistent across AIG’s segments. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to AIG’s current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and measures that AIG believes to be common to the industry. APTI is a GAAP measure for AIG’s segments. Excluded items include the following:
•	changes in fair value of securities used to hedge guaranteed living benefits;
•	net change in market risk benefits (MRBs);
•	changes in benefit reserves related to net realized gains and losses;
•	changes in the fair value of equity securities;
•
net investment income on Fortitude Reinsurance Company Ltd. (Fortitude Re) funds withheld assets held by AIG in support of Fortitude Re’s reinsurance obligations to AIG post deconsolidation of Fortitude Re (Fortitude Re funds withheld assets);

•	following deconsolidation of Fortitude Re, net realized gains and losses on Fortitude Re funds withheld assets;
•	loss (gain) on extinguishment of debt;
•
all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Earned income on such economic hedges is reclassified from net realized gains and losses to specific APTI line items based on the economic risk being hedged (e.g. net investment income and interest credited to policyholder account balances);

•	income or loss from discontinued operations;
•	net loss reserve discount benefit (charge);
•	pension expense related to lump sum payments to former employees;
•	net gain or loss on divestitures and other;
•	non-operating litigation reserves and settlements;
•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify AIG’s organization;
•
the portion of favorable or unfavorable prior year reserve development for which AIG has ceded the risk under retroactive reinsurance agreements and related changes in amortization of the deferred gain;

•	integration and transaction costs associated with acquiring or divesting businesses;
B-1

•	losses from the impairment of goodwill;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles; and
•	income from elimination of the international reporting lag.
Adjusted After-tax Income Attributable to AIG Common Shareholders (AATI) is derived by excluding the tax effected APTI adjustments described above, dividends on preferred stock, noncontrolling interest on net realized gains (losses), other non-operating expenses and the following tax items from net income attributable to AIG:
•	deferred income tax valuation allowance releases and charges;
•	changes in uncertain tax positions and other tax items related to legacy matters having no relevance to AIG’s current businesses or operating performance; and
•	net tax charge related to the enactment of the Tax Cuts and Jobs Act.
Years Ended December 31,	2023				2022
(in millions, except per common share data)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests(5)	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests(5)	After Tax
Pre-tax income/net income, including noncontrolling interests	$3,858	$(20)	$—	$3,878	$14,299	$3,025	$—	$11,273
Noncontrolling interests			(235)	(235)			(1,046)	(1,046)
Pre-tax income/net income attributable to AIG	$3,858	$(20)	$(235)	$3,643	$14,299	$3,025	$(1,046)	$10,227
Dividends on preferred stock				29				29
Net income attributable to AIG common shareholders				$3,614				$10,198
Changes in uncertain tax positions and other tax adjustments		230	—	(230)		22	—	(22)
Deferred income tax valuation allowance (releases) charges(1)		357	—	(357)		25	—	(25)
Changes in fair value of securities used to hedge guaranteed living benefits	16	3	—	13	(30)	(6)	—	(24)
Change in the fair value of market risk benefits, net(2)	2	—	—	2	(958)	(202)	—	(756)
Changes in benefit reserves related to net realized gains (losses)	(6)	(1)	—	(5)	(14)	(3)	—	(11)
Changes in the fair value of equity securities	(94)	(20)	—	(74)	53	11	—	42
(Gain) loss on extinguishment of debt	(37)	(8)	—	(29)	303	64	—	239
Net investment income on Fortitude Re funds withheld assets	(1,544)	(324)	—	(1,220)	(943)	(198)	—	(745)
Net realized losses on Fortitude Re funds withheld assets	295	62	—	233	486	102	—	384
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	2,007	422	—	1,585	(7,481)	(1,571)	—	(5,910)
Net realized (gains) losses(3)	2,496	534	—	1,962	173	38	—	135
B-2

Years Ended December 31,	2023				2022
(in millions, except per common share data)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests(5)	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests(5)	After Tax
Loss from discontinued operations				—				1
Net loss (gain) on divestitures and other	(643)	247	—	(890)	82	17	—	65
Non-operating litigation reserves and settlements	1	—	—	1	(41)	(9)	—	(32)
Favorable prior year development and related amortization changes ceded under retroactive reinsurance agreements	(62)	(13)	—	(49)	(160)	(34)	—	(126)
Net loss reserve discount (benefit) charge	195	41	—	154	(703)	(148)	—	(555)
Pension expense related to a one-time lump sum payment to former employees	84	18	—	66	60	13	—	47
Integration and transaction costs associated with acquiring or divesting businesses	252	53	—	199	194	41	—	153
Restructuring and other costs	553	116	—	437	570	120	—	450
Non-recurring costs related to regulatory or accounting changes	40	8	—	32	37	8	—	29
Net impact from elimination of international reporting lag(4)	(12)	(3)	—	(9)	(127)	(27)	—	(100)
Noncontrolling interests(5)			(514)	(514)			599	599
Adjusted pre-tax income/Adjusted after-tax income attributable to AIG common shareholders	$7,401	$1,702	$(749)	$4,921	$5,800	$1,288	$(447)	$4,036
Weighted average diluted shares outstanding				725.2				787.9
Income per common share attributable to AIG common shareholders (diluted)				$4.98				$12.94
Adjusted after-tax income per common share attributable to AIG common shareholders (diluted)				$6.79				$5.12
(1)
The year ended December 31, 2023 includes a valuation allowance release related to a portion of certain tax attribute carryforwards of AIG’s U.S. federal consolidated income tax group, as well as valuation allowance changes in certain foreign jurisdictions.

(2)	Includes realized gains and losses on certain derivative instruments used for non-qualifying (economic) hedging.
(3)
Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication and net realized gains and losses on Fortitude Re funds withheld assets.

(4)
Effective in the quarter ended December 31, 2022, the foreign property and casualty subsidiaries report on a calendar year ending December 31. AIG determined that the effect of not retroactively applying this change was immaterial to AIG’s Consolidated Financial Statements for the current and prior periods. Therefore, AIG reported the cumulative effect of the change in accounting principle within the Consolidated Statements of Income (Loss) for the year ended December 31, 2022 and did not retrospectively apply the effects of this change to prior periods.

(5)	Includes the portion of equity interest of non-operating income of Corebridge and consolidated investment entities that AIG does not own.
B-3

Diluted Normalized Adjusted After-tax Income (AATI) Attributable to AIG Common Shareholders Per Share further adjusts diluted AATI attributable to AIG common shareholders per share for the effects of certain volatile or market-related items. AIG believes this measure is useful to investors for performance management because it presents the trends in diluted AATI attributable to AIG common shareholders per share without the impact of certain items that can experience volatility in AIG’s short-term results. Diluted normalized AATI attributable to AIG common shareholders per share is derived by excluding the following from AATI attributable to AIG common shareholders per share: the difference between actual and expected (1) catastrophe losses, net of reinsurance, (2) alternative investment returns, (3) fair value changes on fixed maturity securities, and (4) return on business transactions; Life and Retirement update of actuarial assumptions; prior year loss reserve development, net of reinsurance and premium adjustments; and COVID-19 mortality. General Insurance EPS is further adjusted for certain business factors related to neutralizing Corebridge’s impact on AIG’s earnings per share.
Ratios: AIG, along with most property and casualty insurance companies, uses the loss ratio, the expense ratio and the combined ratio as measures of underwriting performance. These ratios are relative measurements that describe, for every $100 of net premiums earned, the amount of losses and loss adjustment expenses (which for General Insurance excludes net loss reserve discount), and the amount of other underwriting expenses that would be incurred. A combined ratio of less than 100 indicates underwriting income and a combined ratio of over 100 indicates an underwriting loss. AIG’s ratios are calculated using the relevant segment information calculated under GAAP, and thus may not be comparable to similar ratios calculated for regulatory reporting purposes. The underwriting environment varies across countries and products, as does the degree of litigation activity, all of which affect such ratios. In addition, investment returns, local taxes, cost of capital, regulation, product type and competition can have an effect on pricing and consequently on profitability as reflected in underwriting income and associated ratios.
Accident Year Loss and Accident Year Combined Ratios, as Adjusted (Accident Year Loss Ratio, ex-CATs and Accident Year Combined Ratio, ex-CATs) exclude catastrophe losses (CATs) and related reinstatement premiums, prior year development (PYD), net of premium adjustments, and the impact of reserve discounting. Natural catastrophe losses are generally weather or seismic events, in each case, having a net impact on AIG in excess of $10 million and man-made catastrophe losses, such as terrorism and civil disorders that exceed the $10 million threshold. AIG believes that as adjusted ratios are meaningful measures of its underwriting results on an ongoing basis as they exclude catastrophes and the impact of reserve discounting which are outside of management’s control. AIG also excludes prior year development to provide transparency related to current accident year results. Underwriting ratios are computed as follows:
•	Loss Ratio = Loss and loss adjustment expenses incurred ÷ Net premiums earned (NPE)
•	Acquisition Ratio = Total acquisition expenses ÷ NPE
•	General Operating Expense Ratio = General operating expenses ÷ NPE
•	Expense Ratio = Acquisition ratio + General operating expense ratio
•	Combined Ratio = Loss ratio + Expense ratio
•	CATs and Reinstatement Premiums Ratio = [Loss and loss adjustment expenses incurred – (CATs)] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes] – Loss ratio
•
Accident Year Loss Ratio, as Adjusted (AYLR, ex-CATs) = [Loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes +/(-) Prior year premiums + Adjustment for ceded premium under reinsurance contracts related to prior accident years]

•	Accident Year Combined Ratio, as Adjusted (AYCR, ex-CATs) = AYLR ex-CATs + Expense ratio
B-4

•
Prior Year Development net of reinsurance and prior year premiums Ratio = [Loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes +/(-) Prior year premiums] – Loss ratio – CATs and reinstatement premiums ratio

	Years Ended December 31,
Underwriting Ratios General Insurance	2023	2022	2021	2020
Loss ratio	58.9	60.8	64.2	71.0
Catastrophe losses and reinstatement premiums	(4.3)	(5.0)	(5.4)	(10.3)
Prior year development, net of reinsurance and prior year premiums	1.4	1.8	0.6	0.1
Accident year loss ratio, as Adjusted	56.0	57.6	59.4	60.8
Acquisition ratio	19.5	19.3	19.6	20.4
General operating expense ratio	12.2	11.8	12.0	12.9
Expense ratio	31.7	31.1	31.6	33.3
Combined ratio	90.6	91.9	95.8	104.3
AYCR, ex-CATs	87.7	88.7	91.0	94.1
	Years Ended December 31,
Underwriting Ratios Commercial Insurance	2023	2022
Loss ratio	60.3	63.5
Catastrophe losses and reinstatement premiums	(5.0)	(6.1)
Prior year development, net of reinsurance and prior year premiums	1.2	1.0
Accident year loss ratio, as Adjusted	56.5	58.4
Acquisition ratio	15.9	15.8
General operating expense ratio	10.9	10.3
Expense ratio	26.8	26.1
Combined ratio	87.1	89.6
Accident Year Combined Ratio, ex-CATs	83.3	84.5
B-5

corebridge financial

COREBRIDGE FINANCIAL, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

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V50335-P08288

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COREBRIDGE FINANCIAL, INC.

The Board of Directors recommends that you vote FOR each of the following director nominees:

Nominees:	**For**	**Against**	**Abstain**
1a. Chris Banthin	☐	☐	☐
1b. Adam Burk	☐	☐	☐
1c. Alan Colberg	☐	☐	☐
1d. Rose Marie Glazer	☐	☐	☐
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1j. Chris Schaper	☐	☐	☐
1k. Amy Schioldager	☐	☐	☐
1l. Mia Tarpey	☐	☐	☐
1m. Peter Zaffino	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Approve, on an advisory basis, the 2023 named executive officer compensation.	☐	☐	☐
3. Ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2024.	☐	☐	☐

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V50336-P08288

COREBRIDGE FINANCIAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 21, 2024 9:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Kevin Hogan, Chris Nixon and Julie Cotton Hearne, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COREBRIDGE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on June 21, 2024, virtually at www.virtualshareholdermeeting.com/CRBG2024, and any adjournment or postponement thereof.

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